UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)
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☒	Preliminary proxy statement
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☐	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under § 240.14a-12
AUTODESK, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Preliminary Proxy Statement – Subject to Completion

[Date]
Dear Autodesk Stockholder:
You are cordially invited to attend Autodesk’s 2024 Annual Meeting of Stockholders to be held on Tuesday, June 18, 2024, beginning at 3:00 p.m., Pacific Time. This year’s Annual Meeting will be held in a virtual format, through a live audio webcast. We will provide the webcast of the Annual Meeting at www.virtualshareholdermeeting.com/ADSK2024. Autodesk stockholders will have the opportunity to listen to the meeting live, submit questions, and vote online. A webcast with the entire Annual Meeting will be available on the Autodesk Investor Relations website after the meeting. For further information on how to participate in the meeting, please see the section titled “Information About the 2024 Annual Meeting of Stockholders” in this Proxy Statement.
The Notice of 2024 Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted during the Annual Meeting.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. We urge you to promptly vote and submit your proxy (1) via the Internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience. Your vote is very important.

We hope you will be able to attend this year’s Annual Meeting. As in prior years, this year’s Annual Meeting will include an opportunity for stockholders to ask questions. You may submit a question in advance of the meeting at proxyvote.com after logging in with the control number found next to the label for postal mail recipients or within the body of the email sending you the Proxy Statement. Live questions may be submitted online beginning shortly before the start of the Annual Meeting through www.virtualshareholdermeeting.com/ADSK2024.
On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Autodesk.

Very truly yours,

Andrew Anagnost
President and Chief Executive Officer

Notice of 2024 Annual Meeting of Stockholders

Date	Tuesday, June 18, 2024
Time	3:00 p.m., Pacific Time
Virtual Meeting	This year’s meeting is a virtual stockholders meeting at www.virtualshareholdermeeting.com/ADSK2024.
Record Date	April 24, 2024. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.
Proxy Voting
Your vote is very important. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance. You can vote your shares now via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form. If you attend the Annual Meeting, you may vote online during the Annual Meeting even if you previously voted.

Address of Corporate Headquarters	One Market Street, Suite #400 San Francisco, CA 94105
Meeting Details	See the section titled “Information About the 2024 Annual Meeting of Stockholders” in this Proxy Statement.

ITEMS OF BUSINESS		BOARD RECOMMENDATION
(1)	To elect the eleven directors listed in the accompanying Proxy Statement to serve for the coming year and until their successors are duly elected and qualified.	FOR each director nominee
(2)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025.	FOR
(3)	To hold a non-binding vote to approve compensation for our named executive officers.	FOR
(4)	To amend and restate our Amended and Restated Certificate of Incorporation to permit stockholders to call special meetings as specified in our Amended and Restated Bylaws, which would allow stockholders holding 25% or more of the voting power of our capital stock to call special meetings, and to eliminate inoperative provisions.	FOR
(5)	To consider and vote upon a stockholder proposal, if properly presented at the Annual Meeting, to enable stockholders holding 15% or more of our common stock to call special meetings.	AGAINST

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on June 18, 2024. Our 2024 Proxy Statement and Annual Report to Stockholders are available at: https://materials.proxyvote.com/052769

By Order of the Board of Directors,

Ruth Ann Keene
Executive Vice President, Corporate Affairs, Chief Legal Officer and Corporate Secretary

[Date]

Security Ownership of Certain Beneficial Owners and Management	65

Certain Relationships and Related Party Transactions	22

Delinquent Section 16(a) Reports	66

Report of the Audit Committee of the Board of Directors	67

Proposals	68
Proposal One: Election of Directors	68
Proposal Two: Ratification of the Appointment of Independent Registered Public Accounting Firm	69
Principal Accounting Fees and Services	69
Pre-Approval of Audit and Non-Audit Services	69
Rotation	70
Proposal Three: Non-Binding Vote to Approve Compensation for Named Executive Officers	71
Stockholder Engagement on Executive Compensation	71
Compensation Guiding Principles	71
Leading Compensation Governance Practices	73
Proposal Four: Amend and Restate Our Certificate of Incorporation to Permit Stockholders to Call Special Meetings and to Eliminate Inoperative Provisions	73
Proposal Five: Stockholder Proposal to Allow Stockholders to Call Special Meetings	75
Information About the 2024 Annual Meeting of Stockholders	79

Other Matters	86

Appendix A - Reconciliation of GAAP to Non-GAAP Financial Measures	A-1
Appendix B - Proposed Amended and Restated Certificate of Incorporation	B-1
Appendix C - Proposed Amended and Restated Bylaws Section 2.3	C-1

Special Note About Forward-Looking Statements

This proxy statement includes statements regarding future plans, expectations, beliefs, intentions and prospects that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this proxy statement. The words “will,” “expects,” “could,” “would,” “may,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to,” “continues” and similar expressions, as well as statements regarding our focus for the future, are generally intended to identify forward-looking statements. Each of the forward-looking statements we make in this proxy statement involves risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” of our Forms 10-K and 10-Q. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this proxy statement, except as required by law.

No Incorporation By Reference

This proxy statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

Fiscal Year

Our fiscal year ends on January 31. References to “fiscal year 2024,” for example, refer to the fiscal year ended January 31, 2024.

Fiscal Year 2024 Strategic Priorities and Performance Highlights

Autodesk empowers innovators to achieve the new possible, delivering technology that enables our customers to achieve better outcomes for their products, businesses, and the world. In fiscal year 2024, we delivered record revenue and operating income while maintaining healthy free cash flow through the first year of our transition from up-front to annual billings for multi-year contracts. The most significant free cash flow headwinds from this transition are now behind us which means our free cash flow reached its trough during fiscal 2024 and will mechanically rebuild over the next few years.

We achieved strong financial and competitive performance in fiscal 2024 despite macroeconomic, policy, and geopolitical headwinds. Several factors contributed to our performance, including strong renewal rates, resilient new business growth, and expansion from a large renewal cohort of enterprise business agreements which included up-front revenue.

Our resilience comes from our subscription business model and our product and customer diversification, which balances growth across different regions and industries. Disciplined and focused execution and strategic deployment of capital through the economic cycle will drive even greater operational velocity and efficiency within Autodesk, which will free up further resources to invest in our industry clouds and capabilities, including AI, and sustain margin improvement.

By introducing a new transaction model to engage more directly with our customers and solution providers, we are approaching the final phase of modernizing our go-to-market motion, which has involved updating our infrastructure, retiring old systems and business models, and nurturing more direct relationships with our customers and ecosystem. We are also undertaking a multi-year process to evolve our products into lifecycle solutions within and between our industry clouds, powered by shared platform services, and with Autodesk’s Data Model at its core. Together, these will enable Autodesk, our customers, and partners, to build more valuable, data-driven, and connected products and services.

Empowering innovators with design-and-make technology to achieve the new possible enables them to build and manufacture efficiently and sustainably. We continue to execute well in challenging times and look forward to the years ahead with excitement and optimism.

Fiscal Year 2024 Financial Highlights

•Total revenue was $5.50 billion, an increase of 10 percent as reported, and 13 percent on a constant currency basis. Recurring revenue represents 98 percent of total.
•GAAP operating income was $1.13 billion, compared to $989 million last year. GAAP operating margin was 21 percent, up 1 percentage point.
•Total non-GAAP income from operations was $1.96 billion, compared to $1.79 billion last year. Non-GAAP operating margin was 36 percent, flat compared to the prior period.(1)
•Cash flow from operating activities decreased to $1.31 billion, compared to $2.07 billion in fiscal 2023. Free cash flow decreased to $1.28 billion, compared to $2.03 billion in fiscal 2023(1). Our free cash flow experienced a trough during fiscal year 2024 due to our transition from up-front to annual billings for multi-year contracts.
•GAAP diluted net income per share was $4.19, compared to $3.78 last year.
•Non-GAAP diluted net income per share was $7.60, compared to $6.63 last year.(1)
•1-Y Total Shareholder Return is 18% from fiscal year 2023. 5-Y Total Shareholder Return is 72% from fiscal year 2019.
 _________________
(1) A reconciliation of GAAP to non-GAAP results is provided in Appendix A.

2024 Proxy Statement | 1

Corporate Governance Highlights

Our Board of Directors and Governance

We believe that by staying true to our values, investing in our broader community, and focusing relentlessly on the outcomes we seek, we will fulfill our vision of a better world, designed and made for all. One of the key components to achieving our goal is the adoption of strong governance practices, informed by conversations with and participation from our stockholders.

Having a highly qualified and independent Board that is well suited to continue providing effective oversight of our rapidly evolving business is crucial to our long-term success. Our Board believes that having a diverse mix of directors with complementary qualifications, expertise, and attributes is essential to meeting its oversight responsibility. Our director nominees provide our Board with a balance of relevant critical skills and an effective mix of experience, knowledge, and diverse viewpoints. Of our 11 Board nominees, 10 are independent. Having an independent Board is a key component of our governance strategy.

Our Board is committed to ensuring that stockholder feedback informs our strong governance practices. In fiscal year 2024, members of our management team and, in certain instances, independent members of our Board continued our regular outreach and contacted stockholders representing approximately 50% of our outstanding shares and provided stockholder feedback to the Board.

Our Director Nominees
The following table provides summary information about each of our director nominees. Each director is elected annually by a majority of votes cast. Each of our directors, other than Dr. Anagnost, our Chief Executive Officer, is an “independent director” within the meaning of applicable Nasdaq Global Select Market (“NASDAQ”) listing standards.

Name	Age	Director Since	Principal Occupation	Independent	Committees
					AC	CHRC	CGNC
Andrew Anagnost	59	2017	President and Chief Executive Officer, Autodesk, Inc.
Stacy J. Smith	61	2011	Executive Chairman, Kioxia Corporation	✓ CB			✓
Karen Blasing	67	2018	Former Chief Financial Officer, Guidewire Software, Inc.	✓	✓ À
Reid French	52	2017	Former Chief Executive Officer, Applied Systems, Inc.	✓		✓
Dr. Ayanna Howard	52	2019	Dean of the College of Engineering at The Ohio State University; CTO, Co-founder, Zyrobotics	✓	✓
Blake Irving	64	2019	Former Chief Executive Officer, GoDaddy Inc.	✓			✓
Mary T. McDowell	59	2010	Former Chief Executive Officer, Mitel Networks Corporation	✓		C
Stephen Milligan	60	2018	Former Chief Executive Officer, Western Digital Corporation	✓	✓ À
Lorrie M. Norrington	64	2011	Adviser and Operating Partner, Lead Edge Capital Management, LLC	✓			C
Betsy Rafael	62	2013	Former Chief Transformation Officer, GoDaddy Inc.	✓	C À
Rami Rahim	53	2022	Chief Executive Officer, Juniper Networks, Inc.	✓		✓
CB Non-Executive Chair of Board     C Committee Chair ✓ Member À Financial Expert, as defined in the rules of the SEC
AC     Audit Committee
CHRC     Compensation and Human Resources Committee
CGNC     Corporate Governance and Nominating Committee
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Our Director Nominees’ Diversity and Skills Metrics

* Our Board includes one female director who identifies as African American, one director who identifies as Middle-Eastern and one female director who identifies as LGBTQ+.
**  Director tenure is measured by completed years of service from the initial month of service through March 31, 2024.

2024 Proxy Statement | 3

Corporate Governance Guidelines

We believe the highest standards of corporate governance and business conduct are essential to running our business efficiently, serving our stockholders well, and maintaining our integrity in the marketplace. Over the years, we have devoted substantial attention to the subject of corporate governance and have developed Corporate Governance Guidelines, which set forth the principles that guide our Board in overseeing corporate governance, maintaining its independence, evaluating its own performance and the performance of our executive officers, and setting corporate strategy. The Board reviews our governance practices, corporate governance developments, and stockholder feedback on a regular basis to ensure continued effectiveness.

Executive Compensation Highlights

Compensation Guiding Principles

The Compensation Committee believes that Autodesk’s executive compensation program should be designed to attract, motivate, and retain talented executives and should provide a rigorous framework that is tied to stockholder returns, company performance, long-term strategic corporate goals, and individual performance. The general compensation objectives are to:
•Recruit and retain the highest caliber of executives through competitive rewards;
•Motivate executive officers to achieve business and financial goals;
•Balance rewards for short- and long-term performance; and
•Align rewards with stockholder value creation.

Within this framework, the total compensation for each executive officer varies based on multiple dimensions:

•Whether Autodesk achieves its short-term and long-term financial and non-financial objectives;
•Autodesk’s TSR relative to companies in the North American Technology Software Index;
•The specific role and responsibilities of the officer;
•Each individual officer’s skills, competency, contributions, and performance;
•Internal pay alignment considerations; and
•Retention considerations.

4 | AUTODESK, INC.

Leading Compensation Governance Practices

Autodesk’s executive compensation objectives are supported by policies and strong governance practices that align executives’ interests with the interests of our stockholders. Some of the program’s most notable features are highlighted in the table below and summarized in the section titled “Compensation Discussion and Analysis.”

	What We Do		What We Do Not Do
✓	Engage in robust stockholder outreach	x	Allow hedging, pledging, or trading in Autodesk derivative securities
✓	Tie a significant percentage of NEO total pay to achievement of critical financial objectives and stockholder value creation	x	Reprice stock options
✓	Employ maximum payouts on performance-based cash and equity incentive compensation	x	Offer executive benefits that differ from those offered to our other salaried employees or excessive perquisites
✓	Require significant stock ownership holdings	x	Use fixed-term employment agreements
✓	Include a clawback policy in incentive programs
✓	Provide double-trigger change in control arrangements with no excise tax gross-up
✓	Ensure effective risk management
✓	Rely on an independent compensation committee and engage an independent compensation consultant

2024 Proxy Statement | 5

Environment, Social, and Governance Programs

Impact at Autodesk

Autodesk is committed to advancing a more sustainable, more resilient, and inclusive world. We don’t believe in waiting for progress, we believe in making it. We take action as a business to support our employees, customers, and communities in our collective opportunity to design and make a better world for all.

We focus our efforts to advance positive outcomes across three primary areas: energy and materials, health and resilience, and work and prosperity. These impact opportunity areas are derived from the UN Sustainable Development Goals (“SDGs”) and have been identified through a multi-pronged process to align the top needs of our stakeholders, the issues that our business faces, and the areas we are best placed to accelerate positive impact at scale.

These opportunities primarily manifest as outcomes through how our customers leverage our technology to design and make net-zero carbon buildings, resilient infrastructure, more sustainable products, and a thriving workforce. We support and amplify these opportunities through powering our business with 100% renewable energy, neutralizing greenhouse gas emissions associated with our operations, developing an inclusive culture and supporting students and educators with tools and training to equip the next generation of innovators. We advance these opportunities with industry innovators through collaboration with our customers and partners, deploying philanthropic capital to changemakers, and providing software donations and training to our wider ecosystem. Autodesk has committed to target 1% of annual operating profit for the long-term support of our impact programs, which includes our philanthropic work and our climate commitments.
Board Engagement and Oversight

Our Board is committed to building trust with our employees, customers, and communities through strong corporate governance, effective oversight, and strategic engagement. We leverage our governance structure to help ensure that our sustainability and diversity efforts are coordinated across all areas of our business. Our Board has oversight responsibility for ESG, with assistance from our Corporate Governance and Nominating Committee and our Compensation and Human Resources Committee in specific areas defined in their committee charters.

Our Board receives updates from management on our environmental, social, and governance initiatives and values feedback from our stockholders on these efforts. In fiscal year 2024, members of our management team, and in certain instances independent members of our Board, engaged with stockholders owning approximately 50% of our outstanding shares, and met with many of our top investors to discuss topics including strategy, our executive and employee compensation programs, workforce diversity, board composition, and a broad range of ESG issues, including Autodesk’s efforts to reduce greenhouse gas emissions associated with the industries we serve. Our directors also engage with our employees in various ways throughout the year, developing direct relationships below the executive management level. For example, members of our Board attend Autodesk’s annual leadership meetings, participate in fireside chats with employees, and visit our technology centers and other facilities.

Our Impact Team, led by our Chief Sustainability Officer, has direct responsibility for setting and implementing our corporate sustainability strategy, with oversight from our CEO and Board. This role also chairs the ESG Steering Committee, an internal management body responsible for oversight and coordination of ESG issues across the business. The Impact Team reports on sustainability matters and major initiatives, including progress against sustainability goals and targets, to our CEO and Board.

Talent and Human Capital Management

Diversity, Inclusion and Belonging

Autodesk is committed to building and maintaining a diverse workforce and a culture of belonging that welcomes people from all backgrounds, perspectives, and beliefs. We have developed and embedded a holistic global Diversity and Belonging (“D&B”) strategy into all that we do. Our D&B strategy includes a variety of activities, such as inclusive leadership training for all people managers and senior employees, and hiring manager and interview classes that include training on mitigating bias and inclusive practices.

6 | AUTODESK, INC.

To help us build a more diverse workforce, we have continued to invest in our diversity partnerships with educational institutions such as Hispanic-Serving Institutions and Historically Black Colleges and Universities, and professional organizations around the globe supporting underrepresented groups in technology. We provide a variety of scholarships, internship programs, sponsorship agreements, mentoring and development partnerships, and program support to organizations focused on women and underrepresented groups.

We provide ongoing development opportunities, such as the Autodesk Mentorship Program, which provides one-on-one mentorship relationships. We also offer leadership development and sponsorship programs for underrepresented talent. Autodesk has nine employee resource groups (“ERGs”), which are volunteer-led groups that bring employees together based on common interests, backgrounds or diversity characteristics, to foster a sense of belonging and connection.

Our commitment to diversity extends across all levels of our company, including our senior leadership. The addition of our new Chief People Officer and Chief Legal Officer in 2022 further expanded the diversity of our senior leadership. Today, sixty percent of both our Section 16 officers and larger executive leadership team identify as female. We emphasized the importance of diversity, including diversity of gender, ethnicity, background, skills and experience, throughout the recruiting process. We also applied more flexibility around certain parameters, such as geography and work experience, to widen the pool of potential candidates.

We recognize the importance of increasing diversity in our employee population, including representation of women and underrepresented people of color in technical and sales roles, and in leadership. Expanding data transparency is a key element of our diversity strategy. In 2021, we began publishing our EEO-1 Report externally. We also provide transparent information around our workforce composition on our website, including the composition of recent hires. Internally, we share more detailed information on our workforce related to diversity and pay ratios among different groups. We are also increasing the ability for employees to voluntarily share demographic information about themselves through self identification (Self ID). We launched Self ID in Canada this past year and intend to expand it to select regions outside the US and Canada in fiscal year 2025. Our D&B strategy and leadership recruiting process support our efforts to increase workforce diversity and maintain transparency around our progress.

Additional information on our D&B program, initiatives, and metrics can be found on our website at https://www.autodesk.com/company/diversity-and-inclusion. Information contained on or accessible through our website is not part of or incorporated by reference into this report.

Professional Development and Employee Impact

We believe career development plays an important role in keeping our employees engaged and in providing additional opportunities for them to grow and build their careers. Autodesk offers extensive professional and technical development opportunities for our employees. These include self-service online modules and personalized learning paths, professional and management development programs, and a tuition reimbursement program.

We also encourage our employees to advance our vision for a better world and support their professional development by participating in our pro bono consulting program, using paid time to volunteer, and have their charitable giving matched by the Autodesk Foundation.

Total Rewards

To attract, retain, and support our employees, we offer competitive compensation and benefits programs, several of which include an element of choice to meet the needs of our diverse and global population. In addition to competitive base pay and opportunities to receive short-term incentives, all our employees are eligible to participate in our long-term plans. We also have comprehensive health and wellness benefits, a generous time off program, an employee stock purchase plan, sabbaticals, retirement plans, financial support programs, financial tools and education, and an employee assistance program.

2024 Proxy Statement | 7

Education

Autodesk is committed to helping students gain the in-demand skills and certifications needed to demonstrate they are prepared for current and emerging roles in the industries we serve. In April 2023, Autodesk announced its $5 million gift to California State University, Northridge (“CSUN”) which will go towards building the new Autodesk Technology Engagement Center facility on the CSUN campus. This gift is intended to support research labs and other endeavors essential to the university's College of Engineering and Computer Science while serving as the new home of the Global HSI Equity Innovation Hub, which aims to increase underserved communities’ participation in the STEAM (science, technology, engineering, the arts, and mathematics) fields over time.

We also offer free educational licenses of Autodesk’s complete portfolio of professional software to verified students, educators, and accredited educational institutions worldwide. Additionally, we offer self-paced, modular learning and curriculum for K-12, post-secondary students, and educators. We intend to make Autodesk software the preferred choice for those poised to become the next generation of design, engineering, and construction professionals.

Environmental Sustainability

Climate Change

In addressing the global challenges posed by climate change, we make it possible for our customers to innovate and respond to associated changes in regulation, building code, physical climate parameters, and other climate-related developments. This effort can directly and indirectly create more demand for existing and new Autodesk products and services in the short and long-term. Furthermore, our leadership is committed to taking climate action and that commitment goes hand in hand with our values and reputation in the marketplace. Our fiscal year 2024 Enterprise Risk Management process considered how climate impacts could affect and potentially amplify the overall significance of each identified risk and opportunity. As global regulatory bodies increasingly call for companies to report on climate risks, we are taking action to appropriately meet these disclosure requirements.

Climate Change Management Actions

To drive continued progress and meet growing demand, we continue to expand the solutions, education, and support we offer, helping customers secure a competitive advantage for a low-carbon future by designing high-performance buildings, resilient cities and infrastructure, and more efficient transportation and products. To continue to grow this market, we invest in our tools to meet customer demand as well as provide software and support to early-stage entrepreneurs, nonprofit organizations, and start-up companies who are designing clean technologies that help to realize this future. We are expanding these offerings based upon demand and opportunity in response to challenges posed by climate change.

Internally, we are investing in best practices to mitigate our greenhouse gas emissions (“GHGs”) and climate change risk through investments in renewable energy, energy efficiency, and disaster management and recovery strategies. We regularly assess the evolving issues around climate and inequality and respond accordingly. In fiscal year 2022, we deployed a new sustainability financing framework to accelerate new and existing efforts in these areas, including issuing a $1 billion sustainability bond to support eligible projects and initiatives.

Emissions Performance & Other Key Performance Indicators

In fiscal year 2023, we made progress on our science-based GHG reduction target, to reduce Scope 1 and Scope 2 GHGs 50%, and reduce Scope 3 GHGs per dollar of gross profit 55%, by fiscal year 2031, compared to fiscal year 2020. Additionally, in fiscal year 2023, we were responsible for 115,000 metric tons of carbon dioxide equivalent emissions across our operational, market-based, boundary. This represents a 50% reduction compared to our fiscal year 2020 baseline. In addition, our residual 115,000 metric tons of CO2e emissions were neutralized through the procurement of high-quality carbon offsets.

8 | AUTODESK, INC.

Impact Reports

More information about our sustainability financing and commitment can be found in our annual Impact Reports, which we have published on our website since 2008. Our fiscal year 2024 Impact Report will be published in the second quarter of fiscal year 2025, and will be available at https://www.autodesk.com/sustainability/impact-report. Information contained on or accessible through our website is not part of or incorporated by reference into this report.

Philanthropy

The Autodesk Foundation (the “Foundation”), a privately funded 501(c)(3) charity organization established and solely funded by us, leads our philanthropic efforts. The purpose of the Foundation is twofold: to support employees to create a better world at work, at home, and in the community by matching employees’ volunteer time and/or donations to nonprofit organizations; and to support organizations using design to drive positive social and environmental impact. In the latter case, we use philanthropic capital, software donations, and training to accomplish this goal, selecting the most impactful and innovative organizations around the world, thus leading to a better future for our planet. On our behalf, the Foundation also administers a discounted software donation program to nonprofit organizations, social and environmental entrepreneurs, and others who are developing design solutions that will shape a more sustainable future. During fiscal 2020, Autodesk committed to target 1% of annual operating profit for the long-term support of our impact programs, which includes our philanthropic work and our climate commitments.

2024 Proxy Statement | 9

Governance and our Board of Directors

Autodesk is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our executive officers oversee a strong system of internal controls and compliance with corporate policies and applicable laws and regulations. Our employees operate in a climate of responsibility, candor, and integrity.
Key Highlights of our Board Corporate Governance Practices:

✓	10 out of 11 Director Nominees are Independent	✓	Annual Election of Directors and Majority Voting
✓	Separate Chair and CEO	✓	All our Committee Chairs are women
✓	Limit on Outside Directorships	✓	Proxy Access Right on Market Terms
✓	Annual Board and Committee Self-Evaluations, periodically using a third-party facilitator	✓	55% of Director Nominees are Diverse (including Gender, Sexual Orientation, and Ethnicity)
✓	Director orientation and continuing education and strategy programs for directors	✓	Stockholder Engagement with Holders of Approximately 50% of Our Outstanding Shares in Fiscal Year 2024
✓	Regular Executive Sessions of Independent Directors at quarterly Board and Committee meetings	✓	Stock Ownership Policy for Directors and Executive Officers

Our Board of Directors

Our business is managed under the direction of our Board, which is currently composed of eleven members. Each of our director nominees was elected by stockholders at the 2023 Annual Meeting of Stockholders. Each director is elected annually by a majority of votes cast. Of our 11 nominees, 10 are “independent” within the meaning of the applicable Nasdaq listing standards. There are no family relationships among any of our directors or executive officers.

We believe that our director nominees are highly qualified and well suited to continue providing effective oversight of our rapidly evolving business, and that they provide our Board with an effective mix of diverse viewpoints. The following table highlights the number of our director nominees who share certain categories of relevant critical skills, experiences and knowledge that uniquely qualify them to serve on our Board. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.

10 | AUTODESK, INC.

Skills, Experience and Knowledge of Director Nominees

See “Director Nominees” below for more detail regarding each nominee’s qualifications and relevant experience.

Independence of the Board

Our Board believes independence is a critical component of our governance strategy, and that it’s continued independence enables it to be objective in carrying out its oversight responsibilities. Our Corporate Governance Guidelines provide that a substantial majority of our directors will be independent and that each Committee will be made up of solely independent directors. Autodesk’s independent directors meet regularly in executive session, without management present, as part of the quarterly Board meetings, with the intent to facilitate open discussion. Stacy Smith, our Chair, presides at these executive sessions.

2024 Proxy Statement | 11

Key Highlights of our Board Independence Practices:

✓
10 out of 11 Director Nominees are Independent - We are committed to maintaining a substantial majority of directors who are independent of the Company and management. Except for our CEO, Andrew Anagnost, all director nominees are independent.

✓
We are committed to board refreshment. We aim to strike a balance between retaining directors with deep knowledge of Autodesk and adding directors with a fresh perspective. We regularly assess the balance of skills on our Board to ensure we have a diverse mix of perspectives to support our strategy. The average tenure for our director nominees is 7.8 years.

✓	At each quarterly Board meeting, time is set aside for the independent directors to meet in executive session without management present. Additional executive sessions are held as needed.
✓	Separate CEO and Chair. Our Chair has a clearly defined set of responsibilities, significant authority, and provides independent Board leadership.

Director Nominees
The below biographies provide the name, age and certain biographical information as of March 31, 2024, about each nominee, and the nominees’ unique qualifications to serve on the Board.

Andrew Anagnost
President and Chief Executive Officer
Age: 59 | Director since 2017

Dr. Anagnost joined Autodesk in September 1997 and has served as President and Chief Executive Officer since June 2017. Dr. Anagnost served as Co-CEO from February 2017 to June 2017, Chief Marketing Officer from December 2016 to June 2017, and Senior Vice President, Business Strategy & Marketing, from March 2012 to June 2017. From December 2009 to March 2012, Dr. Anagnost was our Vice President, Product Suites and Web Services. Prior to this position, Dr. Anagnost served as Vice President of CAD/CAE products for our manufacturing division from March 2007 to December 2009. Previously, Dr. Anagnost held other senior management positions at Autodesk. Prior to joining Autodesk, Dr. Anagnost held various engineering, sales, marketing, and product management positions at Lockheed Aeronautical Systems Company and EXA Corporation. He also served as an NRC post-doctoral fellow at NASA Ames Research Center. Dr. Anagnost holds a Bachelor of Science degree in Mechanical Engineering from California State University, Northridge, and holds both an MS in Engineering Science and a PhD in Aeronautical Engineering and Computer Science from Stanford University. Dr. Anagnost joined the board of directors of HubSpot, Inc. in September 2023.

Qualifications and Contributions

Dr. Anagnost brings to the Board extensive experience in the technology industry, and has spent two decades in management roles within Autodesk. As our President and Chief Executive Officer, Dr. Anagnost possesses a deep knowledge and understanding of Autodesk’s business, operations, and employees; the opportunities and risks we face; and management’s strategy and plans for accomplishing Autodesk’s goals.

Pursuant to Dr. Anagnost’s employment agreement, Autodesk has agreed to nominate Dr. Anagnost to serve as a member of the Board for as long as he is employed by Autodesk as CEO.

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Stacy J. Smith
Non-Executive Chair of the Board of Directors
Age: 61 | Director since 2011 | Independent
Autodesk Committees: Corporate Governance and Nominating

Mr. Smith currently serves as the non-executive Chair of the Board of Directors, and as the executive chairman of Kioxia Corporation (formerly Toshiba Memory Corporation), a leading flash memory company. Mr. Smith previously served as Group President of Sales, Manufacturing and Operations at Intel Corporation from February 2017 to January 2018. He served as the Executive Vice President, Manufacturing, Operations and Sales of Intel Corporation from October 2016 to February 2017. From November 2012 to October 2016, he served as Executive Vice President, Chief Financial Officer. Previously, Mr. Smith served as Senior Vice President, Chief Financial Officer from January 2010 to November 2012; Vice President, Chief Financial Officer from 2007 to 2010; and Vice President, Assistant Chief Financial Officer from 2006 to 2007. From 2004 to 2006, Mr. Smith served as Vice President, Finance and Enterprise Services and Chief Information Officer. Mr. Smith joined Intel in 1988. Mr. Smith has served on the board of directors of Kioxia Corporation since October 2018 and on the board of Wolfspeed, Inc. since January 2023. In March 2024, he joined the board of directors of Intel Corporation. Mr. Smith also serves on The California Chapter of The Nature Conservancy Board of Trustees and the University of Texas McCombs School of Business Advisory Board. Mr. Smith previously served on the boards of directors of Metromile, Inc., from July 2018 to February 2021, Virgin America from February 2014 until it was acquired by Alaska Air Group in December 2016, and Gevo, Inc. from June 2010 to June 2014.

Qualifications and Contributions

Mr. Smith is independent and his more than two decades of experience in the technology industry provide him with a strong understanding of Autodesk’s industry, business, and international operational challenges. His management positions with Intel, including his finance and executive roles, and his time spent overseas, provide him with critical insight into the operational requirements of a global company and the management and consensus-building skills required to lead our Board as non-executive Chair and to serve on our Corporate Governance and Nominating Committee.

Karen Blasing
Age: 67 | Director since 2018 | Independent
Autodesk Committees: Audit

Ms. Blasing has over 25 years of executive operational and financial leadership experience in the technology industry. Ms. Blasing served as the Chief Financial Officer of Guidewire Software, Inc., an insurance software company, from 2009 to March 2015. Prior to Guidewire, Ms. Blasing served as the Chief Financial Officer for Force 10 Networks and Senior Vice President of Finance for salesforce.com, Inc. Ms. Blasing also served as Chief Financial Officer for Nuance Communications, Inc. and Counterpane Internet Security, Inc., and held senior finance roles for Informix (now IBM Informix) and Oracle Corporation. Ms. Blasing has also served on the boards of directors of Zscaler, Inc. since January 2017 and GitLab, Inc., since August 2019. Ms. Blasing previously served on the board of directors of Ellie Mae, Inc., from June 2015 to May 2019.

Qualifications and Contributions

Ms. Blasing is independent and has more than 25 years of executive operational and financial experience in the technology industry. Ms. Blasing’s experience at Guidewire Software, Force 10 Networks, salesforce.com, and Nuance Communications provides her with a strong understanding of Autodesk’s business and international operational challenges. Her experience as a chief financial officer provides her with the financial acumen necessary to serve on our Audit Committee.

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Reid French
Age: 52 | Director since 2017 | Independent
Autodesk Committees: Compensation and Human Resources

Mr. French has over 20 years of executive leadership experience in the software industry. Mr. French served as Chief Executive Officer of Applied Systems, Inc., a leading cloud software provider to the insurance industry, from September 2011 to June 2019, and as a member of its Board of Directors from September 2011 to January 2020. Previously, Mr. French was Chief Operating Officer at Intergraph Corporation, a global geospatial and computer-aided design software company, from April 2005 until October 2010, when Intergraph was acquired by Hexagon AB. From October 2003 to April 2005, Mr. French was Executive Vice President of Strategic Planning and Corporate Development at Intergraph. Mr. French holds a bachelor’s degree in economics from Davidson College, where he serves on the College’s board of trustees. He also holds an M.B.A. from the Harvard Business School. He sits on the board of directors of Verint Systems Inc., JSSI, Inc. and NetDocuments Software, Inc.

Qualifications and Contributions

Mr. French is independent and his executive operational and strategic leadership experience in the technology industry provide him with a deep understanding of Autodesk’s technology and business. Mr. French’s years of service as an executive officer and his service on the board of directors of Applied Systems provide him with the executive compensation knowledge necessary to serve on our Compensation and Human Resources Committee.

Dr. Ayanna Howard
Age: 52 | Director since 2019 | Independent
Autodesk Committees: Audit

Dr. Howard is an entrepreneur and expert in robotics, human-computer interaction, and artificial intelligence. Since March 2021, Dr. Howard has served as Dean of the College of Engineering at The Ohio State University. She is also a tenured professor in the college’s Department of Electrical and Computer Engineering with a joint appointment in Computer Science and Engineering. In addition, Dr. Howard is the Founder and Chief Technology Officer of Zyrobotics, a startup that designs AI-powered STEM tools for early childhood education. Dr. Howard previously served as the Linda J. and Mark C. Smith Professor, School of Electrical & Computer Engineering, at Georgia Institute of Technology from August 2015 to February 2021, and Chair of the School of Interactive Computing at Georgia Tech from January 2018 to February 2021. Prior to Georgia Tech, Dr. Howard served as Senior Robotics Researcher and Deputy Manager in the Office of the Chief Scientist with NASA’s Jet Propulsion Laboratory. Dr. Howard serves on the board of Motorola Solutions, Inc. and serves on the advisory boards for numerous robotics and AI-based organizations. Dr. Howard holds a degree from Brown University, an M.S. and Ph.D. in Electrical Engineering from the University of Southern California, as well as an M.B.A. from the Drucker Graduate School of Management.

Qualifications and Contributions

Dr. Howard is independent and her executive, operational, academic, and strategic leadership experience in the technology industry provide her with a deep understanding of Autodesk’s technology and business. Her experience as an entrepreneur and founder and her business degree provide her with the financial acumen necessary to serve on our Audit Committee.

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Blake Irving
Age: 64 | Director since 2019 | Independent
Autodesk Committees: Corporate Governance and Nominating

Mr. Irving has over 25 years of executive leadership experience in the technology industry. Mr. Irving served as the Chief Executive Officer of GoDaddy Inc., an Internet domain registrar and web hosting company, from January 2013 to January 2018, and served on the board of directors of GoDaddy from May 2014 to June 2018. From 2010 to 2012, Mr. Irving served as Chief Product Officer of Yahoo! Inc. From 2009 to 2010, Mr. Irving was a Professor in the M.B.A. program at Pepperdine University. From 1992 to 2007, Mr. Irving served in various senior and management roles at Microsoft Corporation, including most recently as Corporate Vice President of Windows Live Platform Group. Mr. Irving has served on the boards of directors of DocuSign, Inc., since August 2018, ZipRecruiter, Inc., since November 2018, and Flowhub, LLC, since January 2020.

Qualifications and Contributions

Mr. Irving is independent and has more than 25 years of executive operational and strategic leadership experience in the technology industry. Mr. Irving’s experience at GoDaddy, Yahoo!, and Microsoft provides him with a strong understanding of Autodesk’s industry, business, and international operational challenges, and with the executive compensation knowledge necessary to serve on our Corporate Governance and Nominating Committee.

Mary T. McDowell
Age: 59 | Director since 2010 | Independent
Autodesk Committees: Compensation and Human Resources (Chair)

Ms. McDowell served as the President and Chief Executive Officer of Mitel Networks Corporation, a telecommunications company, from October 2019 to November 2021 and transitioned to serve as Board Chair until November 2022. Previously, Ms. McDowell served as the Chief Executive Officer and member of the board of directors at Polycom, Inc., from September 2016 to July 2018, when the company was acquired by Plantronics, Inc. Prior to Polycom, Ms. McDowell was an Executive Partner at Siris Capital, LLC. She served as Executive Vice President in charge of Nokia’s Mobile Phone unit from July 2010 to July 2012 and as Executive Vice President and Chief Development Officer of Nokia Corporation from January 2008 to July 2010. Previously, Ms. McDowell served as Executive Vice President and General Manager of Enterprise Solutions of Nokia from January 2004 to December 2007. Prior to joining Nokia in 2004, Ms. McDowell spent 17 years in various executive, managerial, and other positions at Compaq Computer Corporation and Hewlett-Packard Company, including serving as Senior Vice President, Industry-Standard Servers of Hewlett-Packard. Ms. McDowell has served as lead director of Informa plc since November 2021, having served as a director of Informa plc since June 2018. Ms. McDowell previously served as Board Chair of Mitel Networks Corporation from November 2021 to November 2022, and as a director of UBM plc from August 2014 to June 2018, and as a director of Bazaarvoice, Inc., from December 2014 to October 2016, and as compensation committee chair of Bazaarvoice, Inc., from 2015 – 2016. Ms. McDowell also serves as Chair of the University of Illinois College of Engineering's Board of Visitors.

Qualifications and Contributions

Ms. McDowell is independent and brings to our Board extensive management experience in the technology industry. Her two and a half decades of experience working for global technology companies focused on innovation and collaboration provide her with a firm understanding of Autodesk’s core mission, business, and technology. Her years of service as an executive officer at Polycom, Nokia, and other technology companies, including Hewlett-Packard, provide her with the executive compensation knowledge necessary to serve as Chair of our Compensation and Human Resources Committee.

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Stephen Milligan
Age: 60 | Director since 2018 | Independent
Autodesk Committees: Audit

Mr. Milligan served as Chief Executive Officer of Western Digital Corporation, a data storage company, from January 2013 to March 2020, and as its president from March 2012 to October 2015. Previously, Mr. Milligan served as the Chief Financial Officer of Hitachi Global Storage Technologies (“HGST”) from 2007 to 2009, and as HGST’s Chief Executive Officer from 2009 to 2012, when Western Digital acquired HGST. From January 2004 to September 2007, Mr. Milligan served as Western Digital’s Chief Financial Officer after serving in other senior finance roles at Western Digital from September 2002 to January 2004. From April 1997 to September 2002, he held various financial and accounting roles of increasing responsibility at Dell Inc. and was employed at Price Waterhouse for 12 years prior to joining Dell. Mr. Milligan holds a Bachelor of Science degree in Accounting from The Ohio State University. Mr. Milligan has served on the board of directors of Ross Stores, Inc., since January 2015, and served on the board of directors of Western Digital Corporation from January 2013 to May 2020.

Qualifications and Contributions

Mr. Milligan is independent and has over 30 years of executive operational and financial leadership experience in the technology industry. Mr. Milligan’s experience at Western Digital and HGST, including his finance and executive roles, provides him with a strong understanding of Autodesk’s industry, business, and international operational challenges. His experience as a CFO and CEO provides him with the financial acumen necessary to serve on our Audit Committee.

Lorrie M. Norrington
Age: 64 | Director since 2011 | Independent
Autodesk Committees: Corporate Governance and Nominating (Chair)

Ms. Norrington has over 40 years of operating experience in technology, software, and internet businesses. She currently serves as an adviser and in an Operating Partner capacity for Lead Edge Capital, a growth equity firm that partners with world-class entrepreneurs and exceptional technology businesses. Ms. Norrington was President of eBay Marketplaces from July 2008 to September 2010 and held a number of senior management roles at eBay from July 2006 to June 2008. Prior to joining eBay, Ms. Norrington was President and CEO of Shopping.com, Inc., from June 2005 to July 2006. Prior to joining Shopping.com, Ms. Norrington served, from August 2001 to January 2005, initially as Executive Vice President of Small Business and later in the office of the CEO, at Intuit Inc. Before Intuit, Ms. Norrington served in a variety of executive positions at General Electric Corporation over a 20-year period, working in a broad range of industries and businesses. Ms. Norrington has served on the boards of directors of Asana, Inc., since September 2019, Colgate-Palmolive since September 2015, and HubSpot since September 2013. Previously, she served on the boards of directors of Eventbrite, Inc., from April 2015 to August 2020, BigCommerce from March 2015 to January 2020, DIRECTV from February 2011 until it was acquired by AT&T in July 2015, Lucasfilm from June 2011 until it was acquired by Disney in December 2012, McAfee, Inc., from December 2009 until it was acquired by Intel in February 2011, and Shopping.com from November 2004 until it was acquired by eBay in August 2005.

Qualifications and Contributions

Ms. Norrington is independent, has extensive experience in online commerce SaaS, and valuable management experience in the technology and manufacturing industries. Her four decades of building businesses and adapting to and capitalizing on rapid technological advancement provide Ms. Norrington with a unique perspective. Her executive and board experiences have provided her with the corporate governance skills required to serve on our Board and as Chair of our Corporate Governance and Nominating Committee.

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Betsy Rafael
Age: 62 | Director since 2013 | Independent
Autodesk Committees: Audit (Chair)

Ms. Rafael has over 30 years of executive financial experience in the technology industry. Ms. Rafael most recently served as Chief Transformation Officer at GoDaddy Inc., an Internet domain registrar and web hosting company, from May 2018 to November 2019. She served as Principal Accounting Officer of Apple Inc. from January 2008 to October 2012, and as its Vice President and Corporate Controller from August 2007 until October 2012. From April 2002 to September 2006, Ms. Rafael served as Vice President, Corporate Controller and Principal Accounting Officer of Cisco Systems, Inc., and held the position of Vice President, Corporate Finance at Cisco from September 2006 to August 2007. From December 2000 to April 2002, Ms. Rafael was the Executive Vice President, Chief Financial Officer, and Chief Administrative Officer of Aspect Communications, Inc., a provider of customer relationship portals. From April 2000 to November 2000, Ms. Rafael was Senior Vice President and CFO of Escalate, Inc., an enterprise e-commerce application service provider. From 1994 to 2000, Ms. Rafael held a number of senior positions at Silicon Graphics International Corp. (“SGI”), culminating her career at SGI as Senior Vice President and Chief Financial Officer. Prior to SGI, Ms. Rafael held senior management positions in finance with Sun Microsystems, Inc., and Apple Computers. Ms. Rafael began her career with Arthur Young & Company. Ms. Rafael has served on the board of directors of Informatica LLC, since July 2021, Proofpoint, Inc., from February 2021 through October 2021, and Kinaxis, Inc., since February 2020. She previously served on the boards of directors of Echelon Corporation from November 2005 to June 2018, GoDaddy Inc. from May 2014 to May 2018, Shutterfly, Inc., from June 2016 to September 2019, and PalmSource, Inc., from April 2004 to November 2005.

Qualifications and Contributions

Ms. Rafael is independent and has more than 30 years of executive financial experience in the technology industry. Her experience at GoDaddy, Apple, and Cisco, including her finance and executive roles, provides her with a strong understanding of Autodesk’s industry, business, and international operational challenges. Her experience as a principal accounting officer provides her with the financial acumen necessary to serve as the Chair of our Audit Committee.

Rami Rahim
Age: 53 | Director since 2022 | Independent
Autodesk Committees: Compensation and Human Resources

Rami Rahim has over 25 years’ experience in the technology industry. He serves as Chief Executive Officer of Juniper Networks and is a member of Juniper’s Board of Directors. Mr. Rahim joined Juniper in January 1997 and was appointed as Chief Executive Officer in November 2014. Prior to being appointed to CEO, Mr. Rahim served as Executive Vice President and General Manager of the Juniper Development and Innovation (JDI) organization, overseeing the company's entire product and technology portfolio. Other leadership positions held at Juniper include Executive Vice President and General Manager of Platform Systems Division for routing and switching, Senior Vice President of the Edge and Aggregation Business Unit (EABU) and Vice President and General Manager of EABU.

Mr. Rahim earned a Bachelor of Science degree in electrical engineering from the University of Toronto and a Master of Science degree in electrical engineering from Stanford University. Mr. Rahim is a member of IEEE.

Qualifications and Contributions

Mr. Rahim is independent and has more than 25 years’ experience in the technology industry, and more than 10 years’ experience in leadership positions. His Chief Executive Officer experience at Juniper provides him with cybersecurity experience and a strong understanding of Autodesk’s industry, business, and global and domestic operational challenges. His experience as a CEO provides him with the experience necessary to serve on our Compensation and Human Resources Committee.

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Board Leadership Structure

During fiscal year 2024, and since June 2018, Stacy Smith has served as our non-executive Chair of the Board. In his role, Mr. Smith brings his deep understanding of the business to focus on the right strategic opportunities and highlight key risks for the Board’s review. Mr. Smith sets the agenda for each meeting of the Board, in consultation with our CEO, presides at executive sessions, and facilitates communication between the Board, management, and stockholders.

The Board regularly evaluates its leadership structure to ensure that it supports effective independent oversight of Autodesk. Our Corporate Governance Guidelines direct the Board to fill the Chair of the Board and Chief Executive Officer positions after considering a number of factors, including the current size of our business, composition of the Board, current candidates for such positions, and our succession planning goals. Currently, we separate the positions of CEO and non-executive Chair of the Board. In the event the Chair is not an independent director, our Corporate Governance Guidelines provide that the Board must elect a Lead Independent Director. Separating the positions of CEO and Chair of the Board allows our President and CEO to focus on our day-to-day business, while allowing the Chair to lead the Board in its fundamental role of providing independent advice to, and oversight of, management. The Board believes that having an independent director serve as Chair is the appropriate leadership structure for Autodesk at this time and demonstrates our commitment to good corporate governance.

In addition, as described below, our Board has three standing committees consisting entirely of independent directors. The Board delegates substantial responsibility to these committees, which report their activities and actions back to the full Board. We believe having independent committees with independent chairs is an important aspect of the leadership structure of our Board.

Stockholder Engagement

Our Board is committed to ensuring that stockholder insights and feedback inform our strong governance practices. We maintain an open dialogue and actively engage with our stockholders to ensure we thoughtfully consider a diversity of perspectives on issues including strategy, financial and business performance, our executive and employee compensation programs, sustainability, workforce diversity, board composition and governance, and a broad range of ESG issues.

The office of our Corporate Secretary coordinates annual stockholder engagement with our Investor Relations team and provides a summary of all relevant feedback to our Board. During fiscal year 2024, members of our management team and, in certain instances, independent members of our Board continued our regular outreach and contacted stockholders representing approximately 50% of Autodesk shares, and provided stockholder feedback to the Board. In addition, throughout the year our Investor Relations team engages with our stockholders, frequently, along with Andrew Anagnost, our CEO, Debbie Clifford, our CFO, and in certain instances, Stacy Smith, our Chair.

Fiscal Year 2024 Board Meetings

Each quarter, our Board holds Committee and Board meetings. At each quarterly Board meeting, time is set aside for the independent directors to meet without management present. Additional executive sessions are held as needed. In addition to the quarterly meetings, typically there are other regularly scheduled committee meetings each year.

During fiscal year 2024, the Board held a total of eight meetings (including regularly scheduled and special meetings), and its three standing committees (an Audit Committee, a Compensation and Human Resources Committee, and a Corporate Governance and Nominating Committee) held a collective total of 16 meetings. Each director attended 100% of the total number of meetings of the Board and committees of which he or she was a member during the period he or she served during fiscal year 2024.

Directors are encouraged, but not required, to attend the Annual Meeting of Stockholders. All of our then sitting directors attended the 2023 Annual Meeting of Stockholders.

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The following table sets forth the number of meetings held by our Board and the committees during fiscal year 2024:

	Board	Audit	Compensation and Human Resources	Corporate Governance and Nominating
Number of meetings held in fiscal year 2024	8	8	5	3

Board Committees

To support effective corporate governance, our Board delegates certain responsibilities to its committees, who report on their activities to the Board. These committees have the authority to engage legal counsel or other advisors or consultants as they deem appropriate to carry out their responsibilities.

The table below provides summary information about each director nominee’s committee membership followed by a summary of each committee’s responsibilities. Each committee has a charter describing its specific responsibilities which can be found on our website at https://investors.autodesk.com/corporate-governance/highlights.

Name	Independent	Committees
		Audit Committee	Compensation and Human Resources Committee	Corporate Governance and Nominating Committee
Andrew Anagnost
Stacy J. Smith	✓ CB			✓
Karen Blasing	✓	✓ À
Reid French	✓		✓
Dr. Ayanna Howard	✓	✓
Blake Irving	✓			✓
Mary T. McDowell	✓		C
Stephen Milligan	✓	✓ À
Lorrie M. Norrington	✓			C
Betsy Rafael	✓	C À
Rami Rahim	✓		✓

CB Non-Executive Chair of Board
C Committee Chair
✓ Member
À Financial Expert, as defined in the rules of the SEC

Audit Committee

The Audit Committee oversees Autodesk’s financial statements, compliance with our corporate, accounting, and reporting processes, our system of internal accounting and financial controls, and our management of related risks.

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The Audit Committee’s responsibilities also include:
•selection, compensation, engagement, retention, termination, and services of our independent registered public accounting firm, including conducting a review of its independence;
•reviewing with management and our independent registered public accounting firm the adequacy of our system of internal financial and disclosure controls;
•reviewing our critical accounting policies and the application of accounting principles;
•reviewing our treasury policies and tax positions;
•overseeing the performance of our internal audit function;
•establishing and overseeing compliance with the procedures for handling complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters; and
•overseeing our management of cybersecurity risks relating to financial, accounting, and internal controls matters.

See the Report of the Audit Committee of the Board of Directors on page 65 for more information regarding the functions of the Audit Committee.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee oversees our corporate governance principles and policies, as well as the process to identify and nominate qualified individuals for Board membership, and Board and committee evaluations.
The Corporate Governance and Nominating Committee’s responsibilities include:
•developing general criteria regarding the qualifications and selection of members of the Board;
•determining skills, characteristics, and experiences desired for candidates and overseeing director succession planning;
•recommending candidates for election to the Board;
•developing overall governance guidelines;
•periodically reviewing matters related to our policies and practices concerning environmental, social and governance (“ESG”) initiatives, political contributions and lobbying activities;
•overseeing the performance and evaluation of the Board and individual directors; and
•reviewing and making recommendations regarding director composition and the mandates of Board committees.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee oversees the compensation and benefits for our executive officers, recommends our CEO’s compensation to the independent members of the Board for approval, and grants stock options, RSUs, and PSUs to executive officers and non-executive employees under our stock plans.

As non-employee directors, the members of the Compensation and Human Resources Committee are not eligible to participate in Autodesk’s discretionary employee stock programs. For Fiscal Year 2024, RSUs were granted in June 2023 to all our non-employee directors, automatically, pursuant to the Director Compensation Policy and under the 2023 Equity Incentive Plan.

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The Compensation and Human Resource Committee’s responsibilities also include:
•reviewing and approving the corporate goals and objectives relevant to our CEO and executive officer compensation;
•evaluating CEO and executive officer performance;
•reviewing executive and leadership development policies and practices;
•reviewing and administering Autodesk’s clawback policy;
•reviewing succession plans for our CEO and other senior management;
•periodically reviewing matters related to human capital management;
•overseeing matters relating to stockholder approval of executive compensation, including advisory say-on-pay votes; and
•overseeing the management of risks associated with our compensation policies and programs.

See the section titled “Compensation Discussion and Analysis” for a description of our processes and procedures for determining executive compensation. The Compensation and Human Resources Committee may form and delegate authority to subcommittees when appropriate.

The Compensation Committee Report is included in this Proxy Statement on page 43.

Independence of the Board and our Governance Practices

Our Board believes independence is a critical component of our governance strategy, and that it’s continued independence enables it to be objective in carrying out its oversight responsibilities. Our Corporate Governance Guidelines provide that a substantial majority of our directors will be independent and that each Committee will be made up of solely independent directors. Autodesk’s independent directors meet regularly in executive session, without management present, as part of the quarterly Board meetings, with the intent to facilitate open discussion. Stacy Smith, our Chair, presides at these executive sessions.

Each year, and before a new director is appointed, the Board must affirmatively determine a director has no relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. Annually, each director also completes a detailed questionnaire that provides information about relationships that might affect the determination of independence. Autodesk management provides the Corporate Governance and Nominating Committee and the Board with the relevant information from the questionnaires along with known facts and circumstances of any relationship bearing on the independence of a director or nominee. The Corporate Governance and Nominating Committee then completes an assessment of each director considering all known relevant facts and circumstances concerning any relationship bearing on the independence of a director or nominee. This process includes evaluating whether any identified relationship otherwise adversely affects a director’s independence and affirmatively determining that the director has no material relationship with Autodesk, another director, or as a partner, stockholder, or officer of an organization that has a relationship with Autodesk. As part of its annual review process, our Corporate Governance and Nominating Committee also considers a director’s tenure.

As required by the Nasdaq listing standards, a majority of the members of our Board qualify as “independent.” The Board has determined that, with the exception of Dr. Anagnost, our President and CEO, all of its members are “independent directors” as that term is defined by applicable Nasdaq listing standards. That definition includes a series of objective tests, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by applicable Nasdaq listing standards, the Board has made a subjective determination as to each independent director that no relationships exist that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on the review and recommendation by the Corporate Governance and Nominating Committee, the Board analyzed the independence of each director. The Board determined that Mses. Blasing, Howard, McDowell, Norrington, and Rafael, and Messrs. French, Irving, Milligan, Rahim and Smith meet the standards of independence under our Corporate Governance Guidelines and the Nasdaq listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment.

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Certain Relationships and Related Party Transactions

Compensation Committee Interlocks

The current members of the Compensation and Human Resources Committee are Mary T. McDowell, Reid French and Rami Rahim. No director who served as a member of the Compensation and Human Resources Committee during fiscal year 2024 is or was formerly an officer or employee of Autodesk or any of its subsidiaries. No interlocking relationship existed between any director who served as a member of the Compensation and Human Resources Committee during fiscal year 2024 and the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Related Party Transactions

Our Audit Committee has established a written policy and procedures for review and approval of related-party transactions. Autodesk’s Related Party Transactions Policy states that all transactions between Autodesk and its wholly owned subsidiaries and any of its directors, executive officers, nominees for director or owners of 5% or more of our stock, or their immediate family members, where the amount involved exceeds $120,000, require the approval of both our Chief Financial Officer and the Audit Committee. If a related-party transaction subject to review involves directly or indirectly a member of the Audit Committee or the Chief Financial Officer (or one of their immediate family members), such Audit Committee member or Chief Financial Officer will recuse him or herself from the review. The Chief Financial Officer and the Audit Committee shall approve or ratify only those transactions that are deemed to be not inconsistent with the best interests of the Company as a whole. Non-routine transactions with vendors and suppliers of Autodesk and its wholly-owned subsidiaries require the prior written approval of the Chief Accounting Officer.

During fiscal year 2024, there were ordinary course transactions between Autodesk and certain related entities, for example for the purchase of software licenses by companies of which a director is an executive officer or where an executive officer was previously employed. None of these transactions constituted a related-party transaction that required approval by the Audit Committee.

Director Orientation and Continuing Education

Our orientation programs are designed to familiarize new directors with our businesses, strategies, and policies and assist new directors in developing knowledge about Autodesk and the industry to optimize their service on the Board.

Regular continuing education programs enhance directors’ skills and knowledge to perform their responsibilities. These programs may include internally developed programs or programs presented by third parties.

In November 2023, all of our directors attended Autodesk University, which is our learning event of the year geared towards design professionals, in order to hear new ideas and inspiring stories from our executives, leaders, and customers.

Director Stock Ownership Policy

To align the interests of our directors and stockholders, our directors are required to own Autodesk shares equal in value to at least five times the base annual cash retainer payable to a director. Each of our directors complied with our stock ownership policy in fiscal year 2024.
Outside Board Memberships

We have a highly experienced and engaged Board of Directors. We value the diverse perspectives that our directors’ outside board memberships bring to our boardroom. Directors who serve on other public company boards
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offer advice and insights regarding the dynamics and operation of a board of directors, the relationship of a board with senior management, and oversight of a changing mix of strategic, operational, and compliance-related matters.

In order to ensure sufficient time and attention to meet the responsibilities of Board membership, our Corporate Governance Guidelines state that directors shall serve on no more than four boards of directors of publicly traded companies, including our Board, without consent of the Corporate Governance and Nominating Committee. Additionally, if a director is also an active executive officer of a publicly traded company, the director may not serve on more than two publicly traded company boards of directors, including our Board, without the consent of the Corporate Governance and Nominating Committee. Per our Corporate Governance Guidelines, directors advise the Chair of the Board or the Lead Independent Director, as applicable, and the Chair of the Corporate Governance and Nominating Committee before accepting an invitation to serve on an additional for-profit corporate board. The Corporate Governance and Nominating Committee reviews the composition of the Board, including matters such as other board commitments, on an annual basis in the context of recommending a slate of directors for stockholder approval. Following its review, the Corporate Governance and Nominating Committee affirmed that each director nominee has sufficient capacity to continue effectively serving on our Board and is compliant with the limitations on other board commitments as established in our Corporate Governance Guidelines.

Director Selection, Qualifications, and Evaluations

Our stockholders elect our Board of Directors annually. In making its annual director nominations determination, the Board’s objective is to recommend a group of directors that can best ensure the continuing success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience and perspectives.

The Corporate Governance and Nominating Committee recommends to the Board candidates for election and membership criteria for Board nominations. As part of this process, the Corporate Governance and Nominating Committee works with the Board to determine the skills, characteristics, and experiences desired for potential candidates, taking into account the current composition and size of the Board and recent Board, committee, and individual director evaluations, among other considerations. The Corporate Governance and Nominating Committee retains any search firm involved in identifying potential candidates and approves their fees.

In its evaluation of director candidates, including the members of the Board eligible for re-election, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience, and skills on the Board. The Corporate Governance and Nominating Committee considers many factors, including integrity, judgment, diversity (including gender, sexual orientation, age, and ethnicity), expertise, business experience, length of service, independence, and other commitments, as well as any relationships between directors and Autodesk’s customers and suppliers.

This Proxy Statement includes a table summarizing the key qualifications, skills, and attributes currently most relevant to the decision to nominate candidates to serve on the Board. As the Board strives to maintain a diverse set of skills and attributes, it also expects that each member will be able to understand and contribute meaningfully to the oversight of the range of material business, risk, and regulatory issues the Company faces. Management’s responsibility includes educating and communicating to the Board in a way that enables effective oversight of this broad set of issues. When searching for new directors, the Board endeavors to actively seek out highly qualified women and individuals from underrepresented communities to include in the pool from which nominees are chosen. We aim to create a Board with diverse experiences and backgrounds to provide our complex, global company with thoughtful and engaged oversight. The Corporate Governance and Nominating Committee assesses the effectiveness of its diversity efforts through periodic evaluations of the Board’s composition.

While we have not established specific minimum qualifications for director candidates, the Board believes that nominees must reflect a Board that comprises directors who are predominantly independent, have high integrity, possess broad knowledge and experience at the policy-making level in business or technology, including an understanding of the software industry and Autodesk's business in particular, be able to increase overall Board effectiveness, and have varied and divergent experiences, viewpoints, and backgrounds.

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When the Corporate Governance and Nominating Committee recruits new director candidates, that process typically involves either a search firm or a member of the Corporate Governance and Nominating Committee contacting a prospect to assess interest and availability. A candidate will then meet with members of the Board and Mr. Anagnost, and then meet with members of management as appropriate. At the same time, the Corporate Governance and Nominating Committee and the search firm will contact references for the candidate. A background check is completed before a final candidate recommendation is made to the Board.

Stockholders have previously elected all Board nominees.
Stockholder Recommendations and Nominations of Director Candidates

It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates from stockholders. Stockholder recommendations for candidates to the Board must be directed in writing to Autodesk, Inc., One Market Street, Ste. 400, San Francisco, California 94105, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Autodesk within the last three years, and evidence that the nominating person owns Autodesk stock.

In addition, our Bylaws provide for proxy access nominations of director candidates by eligible stockholders. Stockholders who wish to nominate directors for inclusion in our proxy materials or directly at an annual meeting of stockholders in accordance with the procedures in our Bylaws should follow the instructions under “Questions and Answers About the 2024 Annual Meeting of Stockholders and Procedural Matters.” Appropriately nominated proxy access candidates or candidates who comply with both our Bylaws and the U.S. Securities and Exchange Commission (“SEC”) Rule 14a-19 will be included in the proxy statement and ballot.

Corporate Governance Guidelines

We believe the highest standards of corporate governance and business conduct are essential to running our business efficiently, serving our stockholders well, and maintaining our integrity in the marketplace. Over the years, we have devoted substantial attention to the subject of corporate governance and have developed Corporate Governance Guidelines, which set forth the principles that guide our Board in overseeing corporate governance, maintaining its independence, evaluating its own performance and the performance of our executive officers, and setting corporate strategy. The Board reviews our governance practices, corporate governance developments, and stockholder feedback on a regular basis to ensure continued effectiveness. The Board first adopted the Corporate Governance Guidelines in December 1995 and has refined them periodically since. The Corporate Governance Guidelines are available on our website at https://investors.autodesk.com/corporate-governance/highlights.

Code of Business Conduct and Code of Ethics

In addition, we have had a longstanding Code of Business Conduct for our directors and employees as well as a Code of Ethics for Senior Executive and Financial Officers, including our principal executive officer, principal financial officer, principal accounting officer, all senior vice presidents, and all individuals reporting to our principal financial officer, to ensure that our business is conducted in a consistently legal and ethical manner. These codes are reviewed periodically and updated as appropriate. Our current Code of Business Conduct and Code of Ethics for Senior Executive and Financial Officers are available on our website at https://investors.autodesk.com/corporate-governance/highlights. We will post in the Investor Relations section of our website any amendment to our Code of Business Conduct or Code of Ethics for Senior Executive and Financial Officers, as well as any waivers of these Codes that are required to be disclosed by the rules of the SEC or the Nasdaq.

Risk Oversight

Our Board, as a whole and through its committees, is responsible for the oversight of risk management. Senior management is responsible for the day-to-day management of the material risks Autodesk faces. In its oversight role, our Board must satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the full Board in setting our business strategy at
24 | AUTODESK, INC.

least annually is a key part of its oversight of risk management, its consideration of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk. The full Board receives regular updates from our senior management and outside advisers regarding certain risks Autodesk faces, including litigation, cybersecurity, data privacy, corporate governance, and various operating risks.

In addition, while our Board is responsible for monitoring and assessing strategic risk exposure, our committees are charged with specific areas of risk oversight, as summarized below:

•Audit Committee. Our Audit Committee is responsible for overseeing the management of risks associated with Autodesk’s financial reporting, accounting, and auditing matters, as well as cybersecurity risks relating to financial, accounting, and internal controls matters.

•Compensation and Human Resources Committee. Our Compensation and Human Resources Committee oversees our executive officer succession planning and risks associated with our compensation policies and programs.

•Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and director succession planning. Board committees report their findings to the full Board.

Senior management attend all meetings of the Board and its standing committees and are available to address any questions or concerns raised by the Board regarding risk management and any other matters. The Board holds annual strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for Autodesk.

Executive Succession Planning and Leadership Development

The Board believes one component of our long-term success is planning for CEO succession and overseeing the development and succession of other members of our executive leadership team. The Board and our Compensation Committee work together with our CEO and our Chief People Officer to develop a succession plan. In developing the plan, they consider Autodesk’s current and future business strategies, organizational needs, competitive challenges, individual leadership and management potential and development and emergency situations.

Board Evaluations

The Board is committed to a robust and constructive evaluation process as an essential part of good corporate governance and Board effectiveness. The Corporate Governance and Nominating Committee annually evaluates the performance of the Board. In fiscal year 2024, this evaluation process included using the services of a third-party facilitator to seek feedback from each director, and using the services of third-party corporate governance experts to assist with the evaluation questionnaires. The results were reported to and discussed with the Board. The report includes an assessment of the Board’s compliance with certain principles found in the Corporate Governance Guidelines and identifies areas in which the Board could enhance its performance.

The annual evaluation process is designed to elicit feedback on the processes, structure, composition, and effectiveness of the Board and its committees. Furthermore, it assesses individual director performance and contribution levels. The evaluation results have led to strategic changes to increase Board effectiveness, including providing clarity on key areas for the Board’s focus over the coming year, input on Board composition and recruiting, and information on how to best operationalize Board and committee meetings.

In addition, each committee annually evaluates its performance and reports the results to the Board. In fiscal year 2024 the evaluation of each committee included an assessment of the committee’s compliance with the principles in its charter, and identified areas in which the committee could enhance its performance.

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Contacting the Board

Communications from stockholders to the Board, or specific members of the Board, should be addressed to the Chair of the Board using one of the below methods. All such communications will be initially received and processed by the office of our Corporate Secretary.

+	Autodesk, Inc., c/o Chief Legal Officer, One Market Street, Ste. 400, San Francisco, California 94105, Attention: Non-Executive Chair	:	board-administrator@autodesk.com

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Executive Compensation

Compensation Discussion and Analysis

Throughout this proxy statement, the individuals included in the Summary Compensation Table beginning on page 45 are referred to as our “named executive officers” or “NEOs.” For fiscal year 2024, our NEOs were:
•Andrew Anagnost, Chief Executive Officer and President;
•Deborah L. Clifford, Executive Vice President and Chief Financial Officer;
•Steven M. Blum, Executive Vice President and Chief Operating Officer;
•Ruth Ann Keene, Executive Vice President, Corporate Affairs, Chief Legal Officer and Corporate Secretary;
•Rebecca Pearce, Executive Vice President and Chief People Officer.
The information in this discussion provides perspective and narrative analysis relating to, and should be read along with, the executive compensation tables beginning on page 45.

Our Compensation Discussion and Analysis provides an overview of our business performance in fiscal year 2024, highlights the key components and structure of our executive compensation program, discusses the principles underlying our compensation policies and practices, and addresses other matters we believe explain and demonstrate our performance-based compensation philosophy.

Executive Summary

Fiscal Year 2024 Strategic Priorities and Performance Highlights

Autodesk empowers innovators to achieve the new possible, delivering technology that enables our customers to achieve better outcomes for their products, businesses, and the world. In fiscal year 2024, we delivered record revenue and operating income while maintaining healthy free cash flow through the first year of our transition from up-front to annual billings for multi-year contracts. The most significant free cash flow headwinds from this transition are now behind us which means our free cash flow reached its trough during fiscal 2024 and will mechanically rebuild over the next few years.

We achieved strong financial and competitive performance in fiscal 2024 despite macroeconomic, policy and geopolitical related headwinds. Several factors contributed to our performance, including strong renewal rates, resilient new business growth, and expansion from a large renewal cohort of enterprise business agreements which included up-front revenue.

Our resilience comes from our subscription business model and our product and customer diversification, which balances growth across different regions and industries. Disciplined and focused execution and strategic deployment of capital through the economic cycle will drive even greater operational velocity and efficiency within Autodesk, which will free up further resources to invest in our industry clouds and capabilities, including AI, and to sustain margin improvement.

By introducing a new transaction model to engage more directly with our customers and solution providers, we are approaching the final phase of modernizing our go-to-market motion, which has involved updating our infrastructure, retiring old systems and business models, and nurturing more direct relationships with our customers and ecosystem. We are also undertaking a multi-year process to evolve our products into lifecycle solutions within and between our industry clouds, powered by shared platform services, and with Autodesk’s Data Model at its core. Together, these will enable Autodesk, our customers, and partners, to build more valuable, data-driven, and connected products and services.

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Empowering innovators with design-and-make technology to achieve the new possible also enables them to build and manufacture efficiently and sustainably. We continue to execute well in challenging times and look forward to the years ahead with excitement and optimism.

Fiscal Year 2024 Financial Highlights

•Total revenue was $5.50 billion, an increase of 10 percent as reported, and 13 percent on a constant currency basis. Recurring revenue represents 98 percent of total.
•GAAP operating income was $1.13 billion, compared to $989 million last year. GAAP operating margin was 21 percent, up 1 percentage point.
•Total non-GAAP income from operations was $1.96 billion, compared to $1.79 billion last year. Non-GAAP operating margin was 36 percent, flat compared to the prior period.(1)
•Cash flow from operating activities decreased to $1.31 billion, compared to $2.07 billion in fiscal 2023. Free cash flow decreased to $1.28 billion, compared to $2.03 billion in fiscal 2023(1). Our free cash flow experienced a trough during fiscal year 2024 due to our transition from up-front to annual billings for multi-year contracts.
•GAAP diluted net income per share was $4.19, compared to $3.78 last year.
•Non-GAAP diluted net income per share was $7.60, compared to $6.63 last year.(1)
•1-Y Total Shareholder Return is 18% from fiscal year 2023. 5-Y Total Shareholder Return is 72% from fiscal year 2019.
_____________________________
(1) A reconciliation of GAAP to non-GAAP results is provided in Appendix A.

Fiscal Year 2024 Executive Compensation Highlights

Pay Decisions based on Performance Results The Compensation and Human Resources Committee (the “Committee”) believes that total compensation for our named executive officers should closely align with performance. In fiscal year 2024, we used the following performance metrics to determine the performance-based pay outcomes for the NEOs:

Incentive Program	Performance Metrics
Executive Incentive Plan (EIP)	Total Revenue Non-GAAP Income from Operations
Long-Term Incentives — Performance Share Units (PSU)	Total Revenue Free Cash Flow Relative TSR (as defined below) (over 1, 2, and 3 years)

In March 2024, the Committee made the following determinations relating to the compensation of our NEOs based on Company’s performance against the pre-determined goals. The Committee did not make any discretionary adjustments to the incentive payouts.

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Fiscal Year 2024 Executive Incentive Plan Results
Based on our fiscal year 2024 financial results, the Committee determined that, based on attainment of the performance metrics for Autodesk’s 2024 Executive Incentive Plan (“EIP”) would be funded at 96.9% for our CEO and other NEOs at the end of fiscal year 2024.

Performance Share Unit Results
For each award, the Committee measured performance based on Autodesk’s achievement of 97.5% of the total revenue and free cash flow targets established for fiscal year 2024 and relative total stockholder return (“TSR”) over one-, two-, and three-year performance periods, respectively. The Committee certified the attainment levels for performance measures for tranches of PSUs awarded in April 2023, April 2022, and April 2021.

Emphasis on Variable “At Risk” Performance-Based Executive Compensation

Our executive compensation program emphasizes variable compensation with both annual and long-term performance components. In fiscal year 2024, 95% of our CEO’s and 91% of other NEOs’ total compensation was variable in nature and “at risk”. 88% of our CEO’s and 83% of other NEOs’ total compensation consisted of long-term equity. Our incentive programs reward strong annual financial and operational performance, as well as relative TSR over one-, two-, and three-year performance periods. The charts below illustrate the fiscal year 2024 pay mix between base salary and targeted short- and long-term equity compensation for our CEO and all other NEOs.

Additionally, to drive the achievement of our key strategic Environmental, Social, and Governance (“ESG”) priorities around environmental sustainability and philanthropy as well as diversity, inclusion and belonging, our executive compensation program allows for the CEO to recommend to the Committee adjustments to awards for the other NEOs based on ESG performance. Given that long-term incentive awards are the largest component of NEO compensation, ESG adjustments will generally focus on equity grants. The Committee will take into account the CEO’s recommendations when determining the final awards for the other NEOs, and will also consider the overall company progress and outcomes on ESG when it determines long-term incentive awards for the CEO.

Only when we significantly exceed our ESG goals or fail to achieve these metrics are long-term incentive awards adjusted upward or downward. For fiscal year 2024, the CEO and Committee concluded that the leadership team’s performance aligned with expectations for progress on ESG initiatives and therefore adjustments to NEO’s long-term incentive awards were not warranted.

Say-on-Pay Results and Stockholder Outreach

Autodesk and the Committee value the input of our stockholders. The Committee carefully considers stockholder feedback as part of its ongoing review of our executive compensation programs, design, and metrics, and this feedback has informed changes the Committee has made in recent years to align our programs with our business transformation. At the 2023 Annual Meeting, 89.5% of the votes cast on our say-on-pay proposal were favorable, reflecting strong stockholder support for our executive compensation programs. In fiscal year 2024, members of our management team and, in certain instances, independent members of our Board continued our regular outreach and contacted stockholders representing approximately 50% of our outstanding shares. Our management team,
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and in some cases our independent Chair, met with representatives from active and passive funds to discuss strategy, our executive and employee compensation programs, capital allocation, progress on our sustainability strategy, workforce diversity, board composition and skill sets, sustainability, and a broad range of other ESG issues. This outreach enabled us to gather feedback from a significant cross-section of Autodesk’s stockholder base. Based on these discussions, the Committee found that our stockholders continued to support our executive compensation programs and the alignment between executive pay and Autodesk’s performance. The Committee values stockholder feedback and will continue to consider it, along with input from our independent compensation consultant, when assessing and enhancing our executive compensation programs and making compensation decisions for our executive officers.

Compensation Guiding Principles

The Committee believes that Autodesk’s executive compensation program should be designed to attract, motivate, and retain talented executives and should provide a rigorous framework that is tied to stockholder returns, company performance, long-term strategic corporate goals, and individual performance. The general compensation objectives are to:
•Recruit and retain the highest caliber of executives through competitive rewards;
•Motivate executive officers to achieve business and financial goals;
•Balance rewards for short- and long-term performance; and
•Align rewards with stockholder value creation.
Within this framework, the total compensation for each executive officer varies based on multiple dimensions:
•Whether Autodesk achieves its short-term and long-term financial and non-financial objectives;
•Autodesk’s TSR relative to companies in the North American Technology Software Index;
•Autodesk’s progress towards its ESG objectives;
•The specific roles and responsibilities of the officer;
•Each officer’s skills, capabilities, contributions, and performance;
•Internal pay alignment considerations; and
•Retention considerations.

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Leading Compensation Governance Practices

Autodesk’s executive compensation objectives are supported by policies and strong governance practices that align executives’ interests with the interests of our stockholders. Some of the program’s most notable features are highlighted in the table and summarized below.

	What We Do		What We Do Not Do
✓	Engage in robust stockholder outreach	x	Allow hedging, pledging, or trading in Autodesk derivative securities
✓	Tie a significant percentage of NEO total pay to achievement of critical financial objectives and stockholder value creation	x	Reprice stock options
✓	Employ maximum payouts on performance-based cash and equity incentive compensation	x	Offer executive benefits that differ from those offered to our other salaried employees or excessive perquisites
✓	Require significant stock ownership holdings	x	Use fixed-term employment agreements
✓	Include a clawback policy in incentive programs
✓	Provide double-trigger change in control arrangements with no excise tax gross-up
✓	Ensure effective risk management
✓	Rely on an independent compensation committee and engage an independent compensation consultant

The Compensation-Setting Process

The Committee reviews and approves all components of each executive officer’s compensation.

CEO Pay Decisions

Throughout the year, the Committee and other independent members of the Board, including the Chair, review the performance of, and provide feedback to, our CEO at regularly scheduled meetings and through informal discussions. Annually, the Committee meets and discusses with other independent members of the Board the performance of our CEO in light of corporate goals and objectives. The Committee, without the CEO in attendance, took this assessment into account, along with competitive compensation data, in determining our CEO’s compensation. Performance targets are intended to be aggressive yet achievable with diligent effort during the fiscal year. As part of its deliberations on CEO compensation, the Committee consulted with its independent consultant and the other independent directors prior to approving our CEO’s compensation.

Executive Officer Pay Decisions

Our CEO makes recommendations to the Committee regarding the base salary, annual cash incentive awards (EIP), and equity awards for each executive officer other than himself. These recommendations are based on our CEO’s assessment of each executive officer’s performance during the year, competitive compensation data, internal pay alignment, and retention considerations. Our CEO reports on the performance of the executive officers and their business functions during the year in light of corporate goals and objectives. He bases his evaluation on his knowledge of each executive officer’s performance and input from other individuals, including feedback provided by the executive officers, their colleagues, and their direct reports. Members of our People and Places organization assist our CEO in assessing each executive officer’s performance and providing market compensation data for each role. In executing the responsibilities set forth in its charter, the Committee relies on a number of resources to provide input to the decision-making process.

Independent Consultant

The Committee retained Exequity LLP as its compensation adviser for fiscal year 2024. Exequity provided advice and recommendations on a number of issues, including total compensation philosophy; program design, including program goals, components, and metrics; peer data; compensation trends in the technology sector and general
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market for senior executives; separation plans; the compensation of our CEO and our other executive officers; and disclosure of our executive pay programs. The Committee has considered the independence of Exequity in light of Nasdaq’s listing standards for compensation committee independence and the rules of the SEC, and requested and received written confirmation from Exequity addressing the independence of the firm and its senior advisers working with the Committee. The Committee discussed these considerations and concluded that the work performed by Exequity did not raise any conflict of interest.

Management

The Committee also consults with management and Autodesk’s People and Places organization regarding executive and non-executive employee compensation plans, including administration of Autodesk’s equity incentive plans.

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Competitive Compensation Positioning and Peer Group

To ensure our executive compensation practices are competitive and consistent with the Committee’s guiding principles, Exequity and management provide the Committee with compensation data for each executive role. This data is drawn from a group of companies in relevant industries that compete with Autodesk for executive talent. The Committee uses this data, as well as information about broader technology industry compensation practices, when evaluating the compensation of our executive officers.

The compensation peer group is selected based upon multiple criteria, including industry positioning, competition for executive talent, revenue, market capitalization, financial results, and geographic footprint. The Committee reviews the compensation peer group each year to ensure that the comparisons remain meaningful and relevant. Based on the Committee’s review in September 2022, no changes were made to the peer group. The fiscal year 2024 compensation peer group consisted of the following companies:

Company	Revenue for the Most Recent Completed Fiscal Year (in billions)	Market Capitalization as of 1/31/2024 (in billions)
Adobe Inc.	19.4	281.1
Akamai Technologies, Inc.	3.8	18.6
ANSYS, Inc.	2.3	28.5
Block, Inc.	21.9	40.0
Cadence Design Systems, Inc.	4.1	78.4
Citrix Systems, Inc.	3.2	N/A (1)
DocuSign, Inc.	2.8	12.5
Electronic Arts Inc.	7.4	36.9
Fortinet, Inc.	5.3	49.1
Gen Digital Inc.	3.3	15.0
Intuit Inc.	14.4	176.8
NetApp, Inc.	6.4	18.0
Palo Alto Networks, Inc.	6.9	109.2
PTC Inc.	2.1	21.6
Salesforce, Inc.	34.9	272.9
ServiceNow, Inc.	9.0	156.7
Splunk Inc. (2)	4.2	25.9
Synopsys, Inc.	5.8	81.4
Workday, Inc.	7.3	76.8
Autodesk, Inc.	5.5	54.3
Autodesk Percentile Ranking	47th	56th
_____________
(1) Citrix Systems was acquired in September 2022.
(2) Splunk Inc. was acquired by Cisco in March 2024.

In September 2023, the Committee reviewed the compensation peer group that would be used for fiscal year 2025 compensation decision making. The Committee determined that for fiscal year 2025, all of the fiscal year 2024 peer group companies would still be appropriate to use except for Citrix Systems, which was removed from the peer group due to its acquisition in late 2022.

When determining the base salary, incentive targets, equity grants, and target total direct compensation opportunity for each of our NEOs, the Committee references the median data from our compensation peer group for each component and in the aggregate. Actual compensation awards may be above or below the median levels, depending on Autodesk’s financial and operational performance and each executive officer’s experience, skills, and performance. The Committee believes that referencing the total compensation packages of the companies in the compensation peer group keeps Autodesk’s compensation competitive and within market norms. This also provides flexibility for variances in compensation where appropriate, based on each executive officer’s leadership, contributions, and particular skills or expertise as well as retention considerations.
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Principal Elements of the Executive Compensation Program

The principal elements of Autodesk’s fiscal year 2024 executive compensation program for the CEO and other NEOs are described below.

Component	Purpose	Description	Performance Measures
Base Salary	Forms basis for overall competitive compensation package	Reflects competitive market conditions, individual performance, and internal alignment	The Committee considers individual performance when setting and reviewing base salary levels and merit increases

Executive Incentive Plan (“EIP”), at Targeted Levels	Motivate achievement of annual strategic priorities relating to top- and bottom-line growth
Target percentage based on competitive market practices and internal alignment
Actual bonus ranges from 0% to 200% of target and is determined by performance versus goals established at the beginning of the performance period
Total revenue Non-GAAP income from operations

Long-Term Incentives —Performance Stock Units (“PSU”), at Grant-Date Fair Values	Align compensation with key drivers of the business and relative total stockholder return Encourage focus on near-term and long-term strategic objectives
Size of award based on competitive market practices, corporate and individual performance, and internal alignment
Actual number of shares vested ranges from 0% to 200% of target and is determined by performance versus goals established at the beginning of the performance period
Total revenue Free cash flow Autodesk’s relative TSR over one-, two-, and three-year performance periods Performance in relation to our ESG objectives Autodesk stock price

Long-Term Incentives — Restricted Stock Units (“RSU”)	Encourage focus on long-term stockholder value creation Retention
Size of award based on competitive market practices, corporate and individual performance, internal alignment, and retention considerations
Recipients earn shares if they remain employed through the three-year vesting period
Autodesk stock price

When setting the fiscal 2024 goals for the annual cash incentive opportunity and PSUs, the Committee considered the overlap of total revenue as a performance metric in both programs to be appropriate. Total revenue is a key metric indicator of Autodesk’s success, and the Committee believes it is important to incentivize performance in both the short-term and long-term timeframes by using this as a metric in both our annual and long-term plans, with multiple measurement periods. The use of non-GAAP income from operations in our annual cash incentive and free cash flow as well as relative TSR over one-, two-, and three-year performance periods against market indices as a modifier for the PSUs further differentiates the short- and long-term incentives and aligns those awards with the achievement of Autodesk’s strategic goals and the long-term interests of our stockholders.

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Base Salary

Base salary is used to provide our executive officers with a competitive amount of fixed annual cash compensation. The Committee views base salary as a reliable source of income for the executive officers and an important recruiting and retention tool. The Committee sets base salaries at a competitive level that recognizes the scope, responsibility, and skills required of each position, as well as market conditions and internal pay alignment.

As part of the annual review of base salaries, the Committee reviews a competitive benchmarking analyses for each executive role, and an assessment of each executive officer’s experience, skills, responsibilities, and performance level. For fiscal year 2024, after taking account of the above considerations, the Committee determined to hold Dr. Anagnost’s base salary flat, and otherwise made salary adjustments for our NEOs as shown in the table below. The Committee set Ms. Pearce’s base salary at the lower end of the competitive range last year because she was newly promoted to the Chief People Officer’s role. Given her accomplishments over the past year, the Committee adjusted her base salary to a position which more appropriately reflects her skills, experience and performance, and that better aligns with peer practices.

Named Executive Officer	Fiscal Year 2023 Base Salary	Fiscal Year 2024 Base Salary	% Change Compared to Prior Fiscal Year
Andrew Anagnost	$1,040,000	$1,040,000	—%
Deborah L. Clifford	$625,000	$650,000	4%
Steven M. Blum	$700,000	$700,000	—%
Ruth Ann Keene	$530,000	$540,000	2%
Rebecca Pearce (1)	$381,300	$482,684	27%
_____________
(1) Ms. Pearce’s base salary is paid in British Pounds. The amounts represent the approximate dollar value of her base salary converted to U.S. dollars using the British Pound to dollar exchange rates of 1.23 and 1.25, which represent an average for fiscal years 2023 and 2024, respectively.

Annual Short-Term Incentive Compensation

At the beginning of each fiscal year, the Committee establishes target award opportunities, payout metrics, and performance targets for the Autodesk, Inc., Executive Incentive Plan (“EIP”). This annual cash incentive is intended to motivate and reward participants for achieving company-wide annual financial and non-financial objectives as well as individual objectives.

Target Award Opportunities and Fiscal Year 2024 Executive Incentive Plan

The Committee sets the target annual cash incentive award opportunity for each eligible executive officer based on competitive assessments, the executive’s particular role, and internal alignment considerations. These target opportunities are expressed as a percentage of the NEO’s annual base salary. Based on its review of these factors, the Committee maintained the CEO’s target annual incentive opportunity at 150% of his annual base salary for fiscal year 2024. The Committee increased other NEOs’ target opportunities from 75% to 80% of their annual base salaries for fiscal year 2024. An NEO may receive an earned award that is greater or less than the target award opportunity, depending upon Autodesk’s and the NEO’s performance.

In fiscal year 2024, bonus awards for each of our NEOs were funded under the EIP program. At the beginning of the fiscal year, the Committee established funding performance thresholds, which, if achieved, would establish the maximum fiscal year 2024 EIP funding at 200% of target. For fiscal year 2024, the Committee selected total revenue, non-GAAP income from operations, and absolute TSR as the funding metrics. Autodesk’s fiscal year 2024 performance exceeded the funding threshold, resulting in the maximum bonus award funding for each executive. The Committee then exercised its negative discretion to reduce the actual bonus award for each of the participants based on pre-established performance measures, as described below.

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Company Performance Measures and Performance

At the beginning of fiscal year 2024, the Committee approved fiscal year 2024 EIP performance measures to align our CEO’s and other NEOs’ bonus opportunities with our strategic priorities and key drivers of success. In its exercise of negative discretion, the Committee considered the performance attained versus the pre-established performance targets to determine payouts. For our CEO and other NEOs, the Committee assessed the performance of Autodesk against targets set at the beginning of the fiscal year based on the criteria below; the final award could range from 0% to 200% of the target award. This calculation yielded a bonus payout of 96.9% of target, as shown below:

Performance Metric (1)	Weighting	Actual (millions)	Target (millions)	Performance Attainment %	Funding	Weighted EIP Funding %
Total Revenue	60%	$5,497	$5,532	99.4%	96.8%	58.1%
Non-GAAP Income from Operations	40%	$1,962	$1,991	98.5%	97.0%	38.8%
Total	100%					96.9%
 _________________
(1)Consistent with our EIP administrative guidelines, the fiscal year 2024 total revenue and non-GAAP income from operations results were not adjusted for acquired entities.

Based on the level of achievement of the EIP program performance objectives, In March 2024 the Committee approved short-term incentive awards for the NEOs as shown below:

Named Executive Officer	Short-Term Incentive Target as a Percentage of Base Salary	Short-Term Incentive Target (1)	Short-Term Incentive Payout	Short-Term Incentive Payout as a Percentage of Target
Andrew Anagnost	150%	$1,560,000	$1,511,640	96.9%
Deborah L. Clifford	80%	$516,767	$500,747	96.9%
Steven M. Blum	80%	$560,000	$542,640	96.9%
Ruth Ann Keene	80%	$430,707	$417,355	96.9%
Rebecca Pearce	80%	$372,798	$361,241	96.9%
_________________
(1) Short-term incentive target amounts are based on actual salary earnings during FY24, which may differ from approved FY24 salaries due to the effective date of salary increases.

Fiscal Year 2025 Short-Term Incentive Compensation

In fiscal year 2025, the bonus awards for each of our NEOs will continue to be determined under the Autodesk, Inc. Executive Incentive Plan. Near the beginning of the fiscal year, the Committee approved the continuation of total revenue, non-GAAP income from operations, and absolute TSR as the threshold funding metrics. If the funding metrics are achieved, in its exercise of discretion, the Committee will consider Autodesk’s performance attainment versus pre-established targets to determine payouts against total revenue and non-GAAP income from operations, which have been retained as the performance metrics for the ultimate determination of bonus payments, with the following weighting:

Performance Metric	Weighting
Total Revenue	60%
Non-GAAP Income from Operations	40%

The Committee believes that the metrics selected for the fiscal year 2025 EIP will align our incentives with key drivers of success. The final awards for our NEOs could range from 0% to 200% of target, depending on the performance achieved. In selecting total revenue and non-GAAP income from operations, the Committee also considered stockholder feedback in support of simplicity, metrics that reflect our evolved business model, and focus
36 | AUTODESK, INC.

on profitability, as well as the practices of our peer companies. The Committee continuously assesses our compensation program structure and metrics to respond to business needs, industry practices, and the talent market.

Long-Term Incentive Compensation

Autodesk uses long-term incentive compensation in the form of equity awards to align executive pay opportunities with stockholder value creation and to motivate and reward executive officers for effectively executing longer-term strategic and operational objectives.

Fiscal Year 2024 Annual Long-Term Equity Awards

During fiscal year 2024, the Committee approved annual equity awards in the form of PSUs and restricted stock units (“RSUs”) for our NEOs. The Committee elected to continue to use a mix of 60% PSUs and 40% RSUs for each of our NEOs, including our CEO, to complement the performance aspects of PSUs with the long-term retention element of RSUs.

In arriving at the value of PSUs and RSUs to award each executive officer in fiscal year 2024, the Committee considered Autodesk’s performance in fiscal year 2023, competitive market data for the executive’s position, historical grants, unvested equity, individual performance of the executive, ESG performance and internal pay alignment.

For fiscal year 2024, we added more structure to our approach to linking ESG to NEO long-term incentive awards. As part of this effort, we defined quantitative and qualitative measures that leaders were assessed against to inform the CEO’s recommendations to the Committee for the other NEOs and the Committee’s determination of the final awards for all NEOs. These metrics focus on diversity and belonging (D&B) and environmental sustainability, including:
•Employee belonging and engagement outcomes
•Turnover rates and representation of women and people of color
•Achievement of decarbonization, greenhouse gas neutralization, and renewable energy goals
•Executive involvement in and support of employee groups, external organizations, and other efforts that promote diversity, belonging, and environmental sustainability

Only when we significantly exceed our ESG goals or fail to achieve these metrics are long-term incentive awards adjusted upward or downward. For fiscal year 2024, the CEO and Committee concluded that the leadership team’s performance aligned with expectations for progress on ESG initiatives and therefore adjustments to NEO’s long-term incentive awards were not warranted.

As a result of this analysis, the following equity awards were approved in fiscal year 2024:

Named Executive Officer	Target Value of PSU and RSU Award	Target PSU Award (#) (1)	RSU Award (#) (1)
Andrew Anagnost	$20,400,000	61,129	40,753
Deborah L. Clifford	$6,000,000	17,979	11,986
Steven M. Blum	$7,500,000	22,474	14,982
Ruth Ann Keene	$3,800,000	11,386	7,591
Rebecca Pearce	$3,800,000	11,386	7,591
 _________________
(1)Number of shares determined by the weighting of PSUs and RSUs and the average closing stock price over the last 20 trading days prior to the date of grant.

2024 Proxy Statement | 37

PSU Awards

Our current PSU design was adopted following extensive stockholder outreach and incorporates a number of features our stockholders have identified as being most important, including multiple performance metrics, TSR relative to peers, and multi-year relative TSR measurement periods.

The PSU awards provide for a minimum, target, and maximum number of shares to be earned based upon predetermined performance criteria.
•For fiscal year 2024 awards, PSU vesting will be based on achievement of performance goals adopted by the Committee (“Performance Results”) and Autodesk’s TSR compared against companies in the S&P North American Technology Software Index with a market capitalization over $2 billion (“Relative TSR”) over one-, two-, and three-year performance periods.
•In fiscal year 2024, we measured Performance Results based on total revenue and free cash flow. To create a more predictable cash flow and align with industry standards for subscription business, Autodesk transitioned from up-front to annual billing for multi-year contracts in fiscal year 2024 with an understanding that this transition would create a significant headwind for free cash flow that fiscal year which would abate in fiscal year 2025. As a result, the free cash flow target was set at a level which was lower than fiscal year 2023.
•The use of multiple goals motivates management to drive Autodesk’s growth as well as focus on fundamental metrics used by investors to assess our performance. Combining a one-year financial performance period with one-, two-, and three-year Relative TSR performance periods provides a balance of short- and long-term focus, ensures sufficient line of sight and aligns stockholder interests.

Performance Results for the relevant performance period could result in PSU attainment of 0% to 150% of target. Once the Performance Results percentage is established, it is multiplied by a percentage ranging from 67% to 133%, depending on Autodesk’s Relative TSR for the period. The combined impact of these performance criteria is that PSUs could be earned from 0% to 200% of target. The chart below illustrates the attainment mechanics for the PSUs approved in fiscal year 2024.

Fiscal Year 2024 (First PSU Tranche)	Fiscal Year 2025 (Second PSU Tranche)	Fiscal Year 2026 (Third PSU Tranche)

Fiscal Year 2024 Target Shares Multiplied by: Fiscal Year 2024 Financial Performance (0%-150% of Target) Multiplied by: Fiscal Year 2023-2024 Relative TSR (+/- 33%)	Fiscal Year 2025 Target Shares Multiplied by: Fiscal Year 2025 Financial Performance (0%-150% of Target) Multiplied by: Fiscal Year 2023-2025 Relative TSR (+/- 33%)	Fiscal Year 2026 Target Shares Multiplied by: Fiscal Year 2026 Financial Performance (0%-150% of Target) Multiplied by: Fiscal Year 2023-2026 Relative TSR (+/- 33%)

An executive who has received PSU grants in three successive years will have a portion of the total PSU shares vesting in the third year based on each of 3-year, 2-year and 1-year Relative TSR (see “Vesting of PSUs” below for an illustration of this cumulative effect of multiple PSU grants).

Vesting of PSUs in 2024

In March 2024, the Committee reviewed and certified the attainment levels for performance measures for the third tranche of PSUs awarded in April 2021, the second tranche of PSUs awarded in April 2022, and the first tranche of PSUs awarded in April 2023. For each award, the Committee certified the following performance:

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Performance Metric (1)	Weighting	Actual (in millions)	Target (in millions)	Performance Attainment %	Funding	Weighted Funding
Total Revenue	60%	$5,497	$5,532	99.4%	96.8%	58.1%
Free Cash Flow	40%	$1,282	$1,300	98.6%	98.6%	39.4%
Total	100%					97.5%
 _________________
(1)Consistent with administrative guidelines for PSUs, the fiscal year 2024 total revenue and free cash flow results were not adjusted for acquired entities.

Autodesk’s Relative TSR was based on:

Performance Period	Autodesk TSR (1)	Percentile Rank (2)	Payout Multiplier
Fiscal Year 2022 - Fiscal Year 2024	-14%	41st Percentile	88%
Fiscal Year 2023 - Fiscal Year 2024	5%	48th Percentile	98%
Fiscal Year 2024	18%	32nd Percentile	77%
 _________________
(1)Based on the 31-day average closing stock price (+/- 15 days) at the beginning of each period and the end of fiscal year 2024.
(2)Relative TSR was measured against companies in the S&P North American Technology Software Index with a market capitalization over $2 billion.

The combination of financial attainment and Relative TSR results yielded the following PSU vesting in fiscal year 2024:

April 2021 3rd Tranche of Fiscal Year 2022 Award	:	Fiscal Year 2024 Financial Goal Funding 97.5%	X	Fiscal Year 2022 - Fiscal Year 2024 Relative TSR 88%	=	Percent of PSU Target Award 86%

April 2022 2nd Tranche of Fiscal Year 2023 Award	:		X	Fiscal Year 2023 - Fiscal Year 2024 Relative TSR 98%	=	Percent of PSU Target Award 96%

April 2023 1st Tranche of Fiscal Year 2024 Award	:		X	Fiscal Year 2024 Relative TSR 77%	=	Percent of PSU Target Award 75%

Based on this performance, the PSU awards were earned as follows:

	April 2021 Award 3rd Tranche		April 2022 Award 2nd Tranche		April 2023 Award 1st Tranche
Named Executive Officer	Target Number of PSUs	Actual Number of PSUs Earned	Target Number of PSUs	Actual Number of PSUs Earned	Target Number of PSUs	Actual Number of PSUs Earned
Andrew Anagnost	11,757	10,111	17,047	16,365	20,377	15,282
Deborah L. Clifford	3,057	2,629	4,762	4,571	5,993	4,494
Steven M. Blum	2,912	2,504	5,809	5,576	7,492	5,619
Ruth Ann Keene	N/A	N/A	3,333	3,199	3,796	2,847
Rebecca Pearce	364	313	2,935	2,817	3,796	2,847

2024 Proxy Statement | 39

RSU Awards

RSUs are a typical long-term incentive offered among our peers and in general industry, and these awards help us recruit and retain executives in a competitive environment and provide further incentive to focus on longer-term stockholder value creation. In April 2023, our NEOs received time-based RSU awards which vest in three equal annual installments, beginning in March 2024.

Fiscal Year 2025 Equity Awards

For fiscal year 2025, the Committee elected to grant our NEOs 60% of their annual equity in PSUs and 40% in RSUs to align their compensation with Company performance. The fiscal year 2025 PSU awards are structured in the same manner as the fiscal year 2024 PSU awards. The Company’s financial performance will continue to be measured based on the following metrics:

Performance Metric	NEO Weighting
Total Revenue	60%
Free Cash Flow	40%

The Committee selected total revenue and free cash flow as the fiscal year 2025 PSU performance metrics to align our executives' incentives with these key drivers of stockholder value. The Committee determined the overlap of total revenue in the short-term incentive and the PSUs to be appropriate in light of the importance of this goal, the use of different second metrics in the two incentives, and the use of relative TSR modifiers for the PSUs. In fiscal year 2025, the Committee also considered progress and outcomes on diversity and belong (D&B) and environmental sustainability when determining long-term incentive awards for NEOs.

The financial performance results will continue to be adjusted based on Autodesk’s Relative TSR over one-, two-, and three-year performance periods with a relative TSR modifier range of 67% to 133%. The payout of the PSUs will continue to range from 0% to 200% of target.

Executive Benefits

Welfare and Other Employee Benefits

Benefits provided to our executive officers are generally the same as those provided to all other eligible Autodesk employees. In the United States, these benefits include medical, dental, and vision insurance, 401(k) retirement plan with company matching contributions, an employee stock purchase plan, health and dependent care flexible spending accounts, short-term disability salary continuation, long-term disability insurance, accidental death and dismemberment insurance, basic life insurance coverage, and various paid time off and leave programs.

Ms. Pearce is based in the UK and is eligible to participate in the local employee benefit plans made available to UK-based employees, including an employer pension scheme.

Perquisites and Other Personal Benefits

Autodesk does not, as a general practice, provide material benefits or special considerations to our executive officers that are not provided to other employees. However, from time to time, when deemed appropriate by the Committee, certain executive officers receive perquisites and other personal benefits that are competitively prudent or otherwise in Autodesk’s best interest.

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Employment Agreement and Post-Employment Compensation

Employment Agreement with CEO

The terms and conditions of Dr. Anagnost’s employment are set forth in his amended employment agreement, which defines the respective rights of Autodesk and Dr. Anagnost. This agreement provides general protection for Dr. Anagnost in the event of termination without cause or resignation for good reason and has been a valuable tool to incentivize Dr. Anagnost to become our CEO and to retain his services. We believe the protections afforded to our CEO in the event of a change in control promote continuity by helping our CEO maintain focus and dedication to enhance stockholder value. Details of the agreement with Dr. Anagnost can be found beginning on page 56.

Severance Plan

During fiscal year 2019, the Committee adopted the Autodesk, Inc. Severance Plan to establish standard executive severance terms that are competitive with our talent competitors and minimize the need to negotiate individualized executive severance terms in the future. Each of our NEOs (other than our CEO), as well as certain other senior executives, is a participant in the plan. If a participant’s employment is terminated without cause, or if a participant terminates his or her employment for good reason, then, in addition to payment of accrued base salary and vacation and any previously awarded but unpaid bonus, the participant is eligible to receive the following benefits:
•a lump-sum payment equal to the sum of (a) 1.5 times the participant’s base pay in effect on the date of termination and (b) 1.5 times the participant’s target annual cash bonus incentive amount under our annual cash bonus incentive plan applicable to the participant in effect the date of termination (for Rebecca Pearce such lump-sum payment would be inclusive of any severance or payment received during or in relation to her notice period);
•accelerated vesting of the participant’s time-based RSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the termination;
•continued vesting of the participant’s PSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the termination, based on the extent to which the underlying performance criteria, with respect to such awards, are satisfied for such performance period;
•a lump-sum payment in an amount equal to 12 times the monthly premium that the participant would be required to pay to continue his or her group health coverage if the participant had made a timely election under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) (for Rebecca Pearce such payment is not applicable); and
•Company-provided outplacement services in accordance with Autodesk’s then-applicable outplacement service program or arrangements for 18 months immediately following the date of termination.
In March 2021, we amended the Severance Plan to provide similar benefits as those set forth above to participants who voluntarily terminate employment for qualified retirement. However, in the case of qualified retirement, participants will receive a dollar amount that is equivalent to 18 times monthly COBRA premium and they will not be eligible for outplacement services. All payments and other benefits under the Autodesk, Inc. Severance Plan are subject to applicable withholding obligations, the participant’s release of all claims, compliance with certain confidentiality covenants and, in circumstances other than a qualified retirement, non-disparagement and non-solicitation covenants.

Estimates of the potential payments and benefits payable in the event of a termination of employment under the Severance Plan are set forth in “Change-in-Control Arrangements, Severance Plan, Retirement Arrangements, and Employment Agreement” below. We intend to enter into a confirmatory employment letter with Ms. Pearce which will confirm the terms and conditions of her executive severance terms, as well change in control terms discussed in the next section.

Change in Control Program

To ensure the continued service of key executive officers in the event of a potential change in control of Autodesk, the Board has adopted the Autodesk, Inc. Executive Change in Control Program. Each of our NEOs, among other
2024 Proxy Statement | 41

employees, is a participant in the program. The payments and benefits available under this program are designed to encourage the continued services of the NEOs in the event of a potential change in control of Autodesk and to allow for a smooth leadership transition thereafter. Further, these arrangements are intended to provide incentives to the NEOs to execute strategic initiatives that are aligned with stockholder value creation, even if these initiatives may result in the elimination of an NEO’s position.

The Executive Change in Control Program provides continuity in the event of a change in control transaction, which is designed to enhance stockholder value further. Payment and benefits under the Executive Change in Control Program are provided only in the event of a qualifying termination of employment following a change in control (“double trigger”). Autodesk does not offer tax reimbursement or “gross-up” payments under the Executive Change in Control Program.

The material terms and conditions of the Executive Change in Control Program, as well as an estimate of the potential payments and benefits payable in the event of a termination of employment in connection with a change in control of Autodesk, are set forth in “Change-in-Control Arrangements, Severance Plan, Retirement Arrangements, and Employment Agreement” below.

Retirement Provisions in RSU and PSU Agreements

To ensure the continued long-term service of key executive officers through an orderly retirement, the Board has adopted retirement provisions in RSU and PSU agreements entered into with executive officers starting in March 2019. Each of our NEOs, among other employees, is eligible to participate in the program. The retirement benefit available under this program is limited to partial continued vesting of outstanding RSUs and PSUs following a qualified retirement and is designed to encourage the continued long-term services of the NEOs and to allow for a smooth leadership transition upon their retirement. Under the retirement provisions in RSU and PSU agreements, continued vesting is provided only in the event of a qualifying retirement.

The material terms and conditions of the retirement provisions, as well as an estimate of the potential benefit payable in the event of a qualifying retirement, are set forth in “Change-in-Control Arrangements, Severance Plan, Retirement Arrangements, and Employment Agreement” below.

Mandatory Stock Ownership Guidelines

The Board believes that stock ownership by our executive officers is important to promote a long-term perspective and align the interests of our executive officers with those of our stockholders. We have adopted mandatory stock ownership guidelines for our executive officers, which require each executive officer to hold shares of Autodesk’s common stock equivalent in value to a multiple of his or her base salary. This is intended to create clear guidelines that tie a portion of the executive officer’s net worth to the performance of Autodesk’s stock price. The current stock ownership guidelines are as follows:

	CEO	Other Senior Executives
Multiple of Base Salary	6.0 times	3.0 times

Executive officers have four years from their hire or promotion to a position subject to a higher ownership threshold to satisfy the required level of stock ownership. For purposes of satisfying the required stock ownership level, shares of common stock subject to outstanding RSU awards are counted as shares owned, but outstanding PSUs are not counted until the shares underlying these awards have been fully earned based on performance. The Board reviews progress against these guidelines and requirements annually and updates them as appropriate. As of the most recent review of attainment, each of our NEOs satisfied the ownership guidelines.

Clawback Policy

On December 1, 2023, our Board adopted a clawback policy that complies with the updated Nasdaq listing standards that implement the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the recovery of excess incentive-based compensation from current and former executive offers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement. The clawback policy applies to our executive officers (as defined under the applicable SEC rules). This policy applies to
42 | AUTODESK, INC.

all incentive-based compensation (as such term is defined under the new SEC rules), which includes performance-based awards granted under our equity incentive plan and the cash bonus payments under the annual cash incentive plan in which our executive officers participate.

In addition to the adoption of the new clawback policy, our Board previously adopted a clawback policy, which is still in effect, which allows for an executive officer’s cash incentive-based compensation to be recovered at the discretion of the Board if that officer has engaged in fraudulent or other intentional misconduct and the misconduct caused a material restatement of our financial statements.

Derivatives Trading and Anti-Hedging and Pledging Policy

Our insider trading policy prohibits executive officers, members of the Board, and all other employees from trading derivative securities related to Autodesk’s stock or engaging in short sales or other short-position transactions in shares of our stock. This policy does not restrict ownership of company-granted awards, such as options to purchase shares of our common stock or PSU or RSU awards, which have been granted by the Committee. The policy also prohibits all employees, including our executive officers, and members of the Board, from hedging Autodesk stock, holding it in a margin account, or otherwise pledging Autodesk securities.

Equity Award Grant Policy

The Committee approves all equity awards granted to the executive officers. Approval of the equity awards for the executive officers generally occurs at the Committee’s regularly scheduled quarterly meeting for the first quarter of each year, although on occasion the Committee has approved new-hire, retention, or promotion grants outside of that cycle.

Effective Risk Management

Each year, the Committee evaluates Autodesk’s compensation-related risk profile. The Committee has concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Autodesk.

Regulatory Considerations and Practices

Autodesk continuously reviews and evaluates the impact of tax laws, accounting practices and related interpretations on the executive compensation program. For example, the Committee considers Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), which results in recognition of compensation expense for share-based payment awards, and Section 409A of the Code, which affects deferred compensation arrangements, as it evaluates, structures, and implements changes to the program.

Deductibility Limitation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers to $1 million per year. The Committee has and will continue to consider Section 162(m) in establishing compensation of our executives but also considers other factors and business needs. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control also can affect deductibility of compensation. For these and other reasons, the Committee has determined that it will not necessarily seek to limit executive compensation to the amount that is deductible under Section 162(m) of the Code.

2024 Proxy Statement | 43

Taxation of Deferred Compensation

Section 409A of the Code imposes significant additional taxes in the event an executive officer, director, or service provider receives “deferred compensation” that does not satisfy the restrictive conditions of the provision. Section 409A applies to a wide range of compensation arrangements, including traditional non-qualified deferred compensation plans, certain equity awards, and separation arrangements. To assist employees with avoiding additional taxes under Section 409A, Autodesk has structured equity awards in a manner intended to be exempt from or comply with the applicable Section 409A conditions.

Taxation of “Golden Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if, in connection with a change in control, they receive payments or benefits that exceed certain prescribed limits. In addition, the relevant company or a successor may forfeit a deduction on the amounts subject to this additional tax. Autodesk did not provide any executive officer with a “gross-up” or other reimbursement payment for any tax liability the executive might owe as a result of the application of Sections 280G or 4999 during fiscal year 2024. In addition, Autodesk has not agreed and is not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement or to otherwise address the application of Sections 280G or 4999 in connection with payments or benefits arising from a change in control.

Accounting for Stock-Based Compensation

Autodesk follows Accounting Standards Codification (“ASC”) Topic 718 for stock-based compensation awards. ASC Topic 718 requires Autodesk to measure the compensation expense for all share-based payment awards made to employees (including executive officers) and members of the Board, including options to purchase shares of common stock, based on the grant date “fair value” of these awards. Fair value is calculated for accounting purposes and reported in the compensation tables below, even though the executive officers and directors may never realize any value from their awards. ASC Topic 718 also requires Autodesk to recognize the compensation cost of these share-based payment awards in the income statements over the period that an employee or director is required to render service in exchange for the stock option or other award.

Compensation Committee Report

The Compensation and Human Resources Committee of the Board of Directors, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its responsibilities regarding compensation matters and, pursuant to its charter, is responsible for determining the compensation of Autodesk’s executive officers. The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation and Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

Mary T. McDowell, Chair
Reid French
Rami Rahim

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Summary Compensation Table

The Summary Compensation Table below presents information concerning the total compensation of our named executive officers for fiscal years 2024, 2023 and 2022.

Named Executive Officer and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Andrew Anagnost	2024	1,046,066	—	17,938,989	1,511,640	153,256	20,649,951
President and Chief Executive	2023	1,040,416	—	16,494,632	—	65,704	17,600,752
Officer (5)	2022	1,000,452	—	21,095,069	—	—	22,095,521
Deborah L. Clifford	2024	649,461	—	5,144,374	500,747	77,996	6,372,578
Executive Vice President and	2023	626,318	91,233	3,781,422	—	69,449	4,568,422
Chief Financial Officer (6)	2022	540,247		9,943,056	420,300		10,903,603
Steven M. Blum	2024	704,005	—	6,223,689	542,640	156,411	7,626,745
Executive Vice President and	2023	704,586	—	7,363,064	—	92,992	8,160,642
Chief Operating Officer (7)	2022	610,909	—	6,140,367	—	—	6,751,276
Ruth Ann Keene	2024	541,473	—	2,951,566	417,355	55,354	3,965,748
Executive Vice President	2023	536,982		2,324,237	—	59,977	2,921,196
Corporate Affairs, Chief Legal Officer and Corporate Secretary (8)
Rebecca Pearce	2024	465,521	—	2,936,488	361,241	81,024	3,844,274
Executive Vice President and	2023	371,859		2,040,421	—	151,614	2,563,894
Chief People Officer (9)
_____________
(1)Represents payments made to our named executive officers for amounts that relate to: signing bonuses and payments made in recognition of years of service as part of an Autodesk company-wide program.
(2)Amounts consist of the aggregate grant date value for PSU and RSU awards computed in accordance with FASB ASC Topic 718, based on target levels of achievement (the probable outcome at grant) in the case of PSUs and does not reflect actual amounts earned. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on [Date]. The maximum value of PSU awards generally is capped at 200% of target for fiscal year 2022 through fiscal year 2024. The maximum values for PSU awards granted in fiscal year 2024 are as follows: Dr. Anagnost: $19,728,378; Ms. Clifford: $5,538,935; Mr. Blum: $6,510,311; Ms. Keene: $2,894,970, and Ms. Pearce: $2,864,814. Actual PSU awards earned in fiscal year 2024 by the named executive officers are shown in “Long-Term Incentive Compensation" in the Compensation Discussion and Analysis. Amounts also include grant date for value for PSUs issued pursuant to the bonus to equity exchange program discussed in “Annual Short-Term Incentive Compensation” in the Compensation Discussion and Analysis.
(3)Represents amounts earned for services performed during the relevant fiscal year pursuant to our short-term cash incentive plan (“EIP”) for all executive officers shown. The amounts shown reflect the total cash amounts awarded under the EIP, which are payable in the first quarter of the following fiscal year.
(4)Represents all other compensation for the relevant fiscal year not reported in the previous columns, authorized familial travel in connection with business trips, Autodesk’s matching contributions to pre-tax savings plans, Autodesk’s donation matching, insurance premiums, personal gifts and related tax gross ups. Generally, unless the items included in this category exceed the greater of $25,000 or 10% of the total amount of perquisites received by a given named executive officer, individual perquisites are not separately identified and quantified.
(5)Dr. Anagnost's other compensation for fiscal 2024 includes $71,805 authorized executive and spouse travel in connection with a business trip and tax gross-ups of $70,825 for certain perquisites.
(6)Ms. Clifford’s other compensation for fiscal 2024 includes $33,681 authorized executive and spouse travel in connection with a business trip and tax gross-ups of $33,326 for certain perquisites.
(7)Mr. Blum’s other compensation for fiscal 2024 includes $84,350 authorized executive and spouse travel in connection with business trips and tax gross-ups of $55,485 for certain perquisites.
(8)Ms. Keene’s other compensation for fiscal 2024 includes $22,279 authorized executive and spouse travel in connection with a business trip and tax gross-ups of $22,113 for certain perquisites. Ms. Keene was not a named executive officer during fiscal 2022.
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(9)Ms. Pearce’s salary and other compensation are paid or provided in British Pounds. The amounts represent the approximate dollar value of her base salary converted to U.S. dollars using the British Pound to dollar exchange rates of 1.23 and 1.25, which represent an average for fiscal years 2023 and 2024, respectively. Ms. Pearce’s other compensation for fiscal 2024 includes $46,552 for employer contributions to UK pension plan. Ms. Pearce’s other compensation for fiscal 2024 also includes a car allowance and health insurance premiums. Ms. Pearce was not a named executive officer during fiscal 2022.

Grants of Plan-Based Awards in Fiscal Year 2024

Grants of plan-based awards reflect grants made to our named executive officers under our non-equity incentive plans and equity compensation plans during fiscal year 2024. The following tables include potential threshold, target, and maximum amounts payable under our EIP for performance during fiscal year 2024, and do not constitute compensation on top of the amounts included in the Summary Compensation Table. However, these amounts do not reflect amounts actually earned for fiscal year 2024. The following table also includes amounts relating to PSUs and RSUs issued under our 2012 Stock Plan and 2022 Equity Incentive Plan. See “Annual Short-Term Incentive Compensation" and “Long-Term Incentive Compensation" in the Compensation Discussion and Analysis for actual amounts earned in fiscal year 2024 by the named executive officers and further discussion of plan-based and other awards.

The following tables present information concerning grants of plan-based awards to each of the named executive officers during fiscal year 2024:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock (#)(4)	Grant Date Fair Value of Stock Awards ($) (5)
Named Executive Officer	Award Type	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew	EIP	—	—	1,560,000	2,080,000	—	—	—	—	—
Anagnost	RSU	4/10/2023	—	—	—	—	—	—	40,753	8,074,799
	PSU	4/10/2023	—	—	—	—	11,757	23,514	—	2,275,567
	PSU	4/10/2023	—	—	—	—	17,047	34,094	—	3,663,400
	PSU	4/10/2023	—	—	—	—	20,377	40,754	—	3,925,222
Deborah L.	EIP	—	—	516,767	1,291,918	—	—	—	—	—
Clifford	RSU	4/10/2023	—	—	—	—	—	—	11,986	2,374,906
	PSU	4/10/2023	—	—	—	—	3,057	6,114	—	591,682
	PSU	4/10/2023	—	—	—	—	4,762	9,524	—	1,023,354
	PSU	4/10/2023	—	—	—		5,993	11,986		1,154,432
Steve M.	EIP	—	—	560,000	1,400,000	—	—	—	—	—
Blum	RSU	4/10/2023	—	—	—	—	—	—	14,982	2,968,533
	PSU	4/10/2023	—	—	—	—	2,912	5,824	—	563,618
	PSU	4/10/2023	—	—	—	—	5,809	11,618	—	1,248,354
	PSU	4/10/2023	—	—	—	—	7,492	14,984	—	1,443,184
Ruth Ann	EIP	—	—	430,707	1,076,768	—	—	—	—	—
Keene	RSU	4/10/2023	—	—	—	—	—	—	7,591	1,504,081
	PSU	4/10/2023	—	—	—	—	3,333	6,666	—	716,262
	PSU	4/10/2023	—	—	—		3,796	7,592		731,223
Rebecca	EIP	—	—	372,798	931,996	—	—	—	—	—
Pearce (6)	RSU	4/10/2023	—	—	—	—	—	—	7,591	1,504,081
	PSU	4/10/2023	—	—	—	—	364	728	—	70,452
	PSU	4/10/2023	—	—	—	—	2,935	5,870	—	630,732
	PSU	4/10/2023	—	—	—	—	3,796	7,592		731,223
_____________
(1)Reflects the date on which the Committee approved the grant of an equity award or, if later in the case of a PSU award, the date on which the Committee established the performance metric underlying such award or a component thereof.
(2)Reflects target and maximum dollar amounts payable under the EIP for performance during fiscal year 2024, as described in “Compensation Discussion and Analysis—Principal Elements of the Executive Compensation Program.” “Threshold” refers to the minimum amount payable for a certain level of performance; “Target” refers to the amount payable if specified performance targets are reached; and “Maximum” refers to the maximum payout possible.
(3)Except as described below, represents shares of our common stock subject to each of the PSU awards granted to the
46 | AUTODESK, INC.

named executive officers in fiscal year 2024 under both the 2012 Stock Plan and 2022 Equity Incentive Plan. These columns show the awards that were possible at the threshold, target, and maximum levels of performance. Shares were to be earned based upon a total revenue and free cash flow goal for fiscal year 2024 adopted by the Committee (the “Annual Financial Results”), as well as TSR compared against the companies in the S&P Computer Software Select Index or the S&P North American Technology Software Index with a market capitalization over $2 billion (“Relative TSR”). In each case, Annual Financial Results for the relevant performance period could result in PSU attainment, subject to the Relative TSR modifier, of 0%-150% of target. Once the Annual Financial Results percentage is established, it is multiplied by a percentage ranging from 67%-133%, depending on Autodesk's Relative TSR performance for the period. Ultimately, PSUs could be earned from 0%-200% of target. Actual PSU awards earned in fiscal year 2024 by the named executive officers under this program are shown in “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis.
(4)RSUs granted on April 10, 2023 vest in three equal annual installments beginning on March 26, 2024.
(5)Reflects the grant date fair value of each equity award. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on [Date]. These amounts do not correspond to the actual value that will be realized by the named executive officers upon the vesting of RSUs or the sale of the common stock underlying such awards.
(6)Ms. Pearce’s base salary is paid in British Pounds. The amounts in the last row represent the approximate dollar value of her target and maximum dollar amounts payable under the EIP for performance during fiscal year 2024 using her base salary converted to U.S. dollars using the British Pound to dollar exchange rate of 1.25, which represent an average for fiscal year 2024.

2024 Proxy Statement | 47

Outstanding Equity Awards at Fiscal Year 2024 Year End

The following table presents information concerning outstanding unvested RSU and PSU awards for each named executive officer as of January 31, 2024. This table includes RSUs and PSUs granted under the 2012 and 2022 Stock Plans. Unless otherwise indicated, all RSU awards vest in three equal annual installments beginning on the first anniversary of the date of grant.

		Stock Awards
Named Executive Officer	Grant Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) (1)
Andrew Anagnost	4/10/2021	10,111	(2)	2,566,273
	4/10/2021	7,838		1,989,363
	4/10/2022	33,411	(3)	8,480,046
	4/10/2022	22,728		5,768,594
	4/10/2023	56,034	(4)	14,221,990
	4/10/2023	40,753		10,343,519
Deborah L. Clifford	4/10/2021	2,629	(2)	667,266
	4/10/2021	2,038		517,265
	4/10/2022	9,332	(3)	2,368,555
	4/10/2022	6,348		1,611,186
	4/10/2023	16,480	(4)	4,182,789
	4/10/2023	11,986		3,042,167
Steven M. Blum	4/10/2021	2,504	(2)	635,540
	4/10/2021	1,941		492,645
	4/10/2022	11,385	(3)	2,889,627
	2/1/2022	5,225		1,326,157
	4/10/2022	7,745		1,965,758
	4/10/2023	20,601	(4)	5,228,740
	4/10/2023	14,982		3,802,581
Ruth Ann Keene	1/27/2022	22,942	(5)	5,245,918
	4/10/2022	6,532	(3)	1,657,887
	4/10/2022	4,444		1,127,932
	4/10/2023	10,437	(4)	2,649,015
	4/10/2023	7,591		1,926,672
Rebecca Pearce	4/10/2021	313	(2)	79,443
	4/10/2021	364		92,387
	1/4/2022	1,622		411,680
	4/10/2022	5,752	(3)	1,459,915
	4/10/2022	3,913		993,159
	4/10/2023	10,437	(4)	2,649,015
	4/10/2023	7,591		1,926,672
_____________
(1)Market value of RSUs and PSUs that have not vested is computed by multiplying (i) $253.81, the closing price on the Nasdaq of Autodesk common stock on January 31, 2024, the last trading day of fiscal year 2024, by (ii) the number of shares of stock underlying the applicable award.
(2)Awards relate to the third-year tranche of PSU awards granted on April 10, 2021, under the 2012 Plan. These PSUs were subject to achievement of a total revenue and free cash flow goal for fiscal year 2024 adopted by the Committee, as well as Relative TSR. This tranche was earned as of January 31, 2024, and subject to vest on March 26, 2024.
(3)Awards related to the second- and third-year tranches of PSU awards granted on April 10, 2022, under the 2012 Plan. The second-year tranche of these PSUs was subject to achievement of a total revenue and free cash flow goal for fiscal year 2024 adopted by the Committee, as well as Relative TSR. The second-year tranche was earned as of January 31, 2024, and subject to vest on March 26, 2024.
(4)Awards related to the first-, second-, and third-year tranches of PSU awards granted on April 10, 2023, under the 2022 Plan. The first-year tranche of these PSUs were subject to achievement of a total revenue and free cash flow goal for fiscal year 2024 adopted by the Committee, as well as Relative TSR. The first-year tranche was earned as of January 31, 2024, and subject to vest on March 26, 2024.
(5)RSUs granted to Ms. Keene on January 27, 2022 vest per the terms of her employment agreement.
48 | AUTODESK, INC.

Option Exercises and Stock Vested in Fiscal Year 2024

There were no stock options exercised by any of the named executive officers during fiscal year 2024. The following table presents information concerning the vesting of stock awards held by each of the named executive officers during fiscal year 2024.

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Andrew Anagnost	80,790	16,181,189
Deborah L. Clifford	19,899	4,009,357
Steven M. Blum	28,021	5,651,069
Ruth Ann Keene	30,625	5,955,314
Rebecca Pearce	11,396	2,337,452
______________
(1)Reflects the number of shares acquired on vesting of RSUs or PSUs multiplied by the closing market price of our common stock as reported on the Nasdaq on the vesting date.

Nonqualified Deferred Compensation for Fiscal Year 2024

Under our Nonqualified Deferred Compensation Plan, certain U.S.-based officers (including named executive officers) may defer compensation earned such as salary or awards under the EIP. Deferral elections are made by eligible executive officers each year during an open enrollment period for amounts to be earned in the following year. Autodesk does not make any contribution for executive officers under the Nonqualified Deferred Compensation Plan. Prior to April 2013, we maintained the Autodesk, Inc. Equity Incentive Deferral Plan, which permitted certain executive officers to defer up to 50% of their EIP award.
The following table presents information regarding non-qualified deferred compensation activity for each listed officer during fiscal year 2024:

Named Executive Officer	Executive Contributions (Distributions) in Fiscal Year ($)	Aggregate Earnings/ (Losses) in Fiscal Year ($) (1)	Aggregate Balance at Fiscal Year End ($)
Andrew Anagnost	249,600	478,974	5,909,513
Deborah L. Clifford	65,375	46,324	385,573
Steven M. Blum	—	211,773	2,448,467
Ruth Ann Keene	—	—	—
Rebecca Pearce	—	—	—
_____________
(1)None of the earnings or losses in this column are reflected in the Summary Compensation Table because they are not considered preferential or above market.

Pay versus Performance

Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid (“CAP”) as determined under the rules to our named executive officers and certain measures of company performance for the fiscal years listed below. The material that follows is provided in compliance with these rules; however, additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our "Compensation Discussion and Analysis". The Committee did not consider the pay versus performance disclosure below in marking its pay decisions for any of the fiscal years shown.

The following table provides information regarding compensation actually paid to our principal executive officer, or PEO, and other NEOs (“non-PEO NEOs”) for each year from fiscal year 2021 to fiscal year 2024, compared to our
2024 Proxy Statement | 49

total shareholder return (“TSR”) from January 31, 2020 through the end of each such fiscal year, and our net income and total revenue for each such year.

					Value of initial fixed $100 investment based on
Fiscal Year	Summary compen-sation table total for PEO ($) (1) (2)	Compensation actually paid to PEO ($) (1) (3)	Average summary compensation table total for non-PEO NEOs ($) (4)	Average compensation actually paid to non-PEO NEOs ($) (5)	Total shareholder return ($) (6)	Peer group total shareholder return ($) (7)	Net income ($ Millions) (8)	Total Revenue ($ Millions) (9)
2024	20,649,951	23,632,808	5,452,336	6,185,238	128.94	173.04	906	5,497
2023	17,600,752	15,542,087	4,323,694	2,883,990	109.30	115.56	823	5,005
2022	22,095,521	15,981,576	7,276,639	6,198,352	126.89	145.21	497	4,386
2021	15,756,363	22,691,528	5,241,569	7,688,009	140.93	139.40	1,208	3,790
_____________
(1) Our PEO was Andrew Anagnost for each of the fiscal years 2024, 2023, 2022, and 2021.
(2) The dollar amounts reflect the total compensation reported for Dr. Anagnost for each listed fiscal year in the “Total” column of the Summary Compensation Table.
(3) The dollar amounts reflect the compensation actually paid to Dr. Anagnost for each listed fiscal year as calculated in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Anagnost during the applicable year and don’t mean that he will even earn or be paid those amounts, but reflect adjustments made to the total compensation as reported in the Summary Compensation Table in accordance with the requirements of Item 402(v) of Regulation S-K as shown in the table below:

	2024 ($)	2023 ($)	2022 ($)	2021 ($)
Summary Compensation Table Total	20,649,951	17,600,752	22,095,521	15,756,363
Subtract Grant Date Fair Value of Stock Awards Granted in Fiscal Year	17,938,989	16,494,632	21,095,069	13,559,493
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	20,942,343	18,075,662	17,057,737	22,582,547
Adjust for Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	1,181,376	(947,027)	(903,469)	2,169,455
Add Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—
Adjust for Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(1,201,873)	(2,692,668)	(1,173,144)	(4,257,344)
Subtract Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—
Add Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—	—
Compensation Actually Paid	23,632,808	15,542,087	15,981,576	22,691,528

(4) The dollar amounts reflect the average of the total compensation reported for our non-PEO NEOs in the “Total” column of the Summary Compensation Table for each applicable fiscal year. The names of the non-PEO NEOs in each year are listed in the table below.

50 | AUTODESK, INC.

2024	2023	2022
Deborah L. Clifford	Deborah L. Clifford	Deborah L. Clifford
Steven M. Blum	Steven M. Blum	Steven M. Blum
Ruth Ann Keene	Ruth Ann Keene	Pascal W. Di Fronzo
Rebecca Pearce	Rebecca Pearce	—
—	Pascal W. Di Fronzo	—

(5) The dollar amounts reflect the average of compensation actually paid to our non-PEO NEOs, as calculated in accordance with Item 402(v) of Regulation S-K, for each listed fiscal year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to non-PEO NEOs during the applicable year and don’t mean that they will even earn or be paid those amounts, but reflect adjustments made to the total compensation as reported in the Summary Compensation Table in accordance with the requirements of Item 402(v) of Regulation S-K as shown in the table below:

	2024 ($)	2023 ($)	2022 ($)	2021 ($)
Summary Compensation Table Total	5,452,336	4,323,694	7,276,639	5,241,569
Subtract Grant Date Fair Value of Stock Awards Granted in Fiscal Year	4,314,029	3,306,500	6,581,321	4,510,231
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	4,850,099	3,553,148	4,585,956	7,083,063
Adjust for Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	546,724	(477,049)	(204,333)	719,882
Add Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	1,327,011	—
Adjust for Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(349,892)	(1,156,448)	(205,600)	(846,274)
Subtract Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year (10)	—	(52,855)	—	—
Add Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—	—
Compensation Actually Paid	6,185,238	2,883,990	6,198,352	7,688,009

(6) Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and all dividends were reinvested until the last day of each reported fiscal year.
(7) For purpose of this peer group disclosure, we have used the S&P North American Technology Software Index, as used in the Company's performance graph in our annual report on Form 10-K. Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and all dividends were reinvested until the last day of each reported fiscal year.
(8) The dollar amounts reported are the Company's net income reflected in the Company’s audited financial statements.
(9) In the Company's assessment, total revenue is the financial performance measure that is the most important financial performance measure (other than total shareholder return and net income) used by the Company to link compensation actually paid to performance. Please see the “Compensation Discussion and Analysis” section above for a further discussion of revenue and how it is utilized in our executive compensation program. The dollar amounts reported represent the Company’s total revenue as reflected in the Company’s audited financial statements.
(10) Reflects the value of the awards that Mr. Di Fronzo forfeited after his departure in fiscal year 2023.

2024 Proxy Statement | 51

Tabular List of Performance Measures

The four items listed below represent the most important metrics we used to link performance actually paid to our NEOs, for fiscal year 2024, to company performance. Among other things, these measures were generally used to determine the EIP payouts and the PSU payouts for NEOs in fiscal year 2024 as further described in our “Compensation Discussion and Analysis” within the sections titled “Annual Short-Term Incentive Compensation” and “Long-Term Incentive Compensation.”

•Total revenue
•Non-GAAP income from operations
•Free cash flow
•Relative TSR measured against companies in the S&P North American Technology Software Index

Relationship between CAP and Company TSR as well as Peer Group TSR

The graph below reflects the relationship between the PEO and Average Non-PEO NEO CAP and the Company’s cumulative Total Shareholder Return, or TSR, (assuming an initial fixed investment of $100) for the fiscal years ended January 31, 2021, January 31, 2022, January 31, 2023, and January 31, 2024. The graph also shows the cumulative indexed TSR of the S&P North American Technology Software Index.

CAP versus Company and Peer Group TSR
CAP ($ millions)
TSR
$25
$20
$15
$10
$5
$0
$175
$150
$125
$100
$75
$50
$25
$0
$100
$141
$139
$145
$127
$116
$109
$173
$129
Fiscal 2021
Fiscal 2022
Fiscal 2023
Fiscal 2024
CAP to PEO
Average CAP to ONEOs
Peer TSR
ADSK TSR

Relationship between CAP and Net Income

The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and the Company’s Net Income for the last four completed fiscal years.

52 | AUTODESK, INC.

CAP versus Net Income
$25
$20
$15
$10
$5
$0
$1,500
$1,200
$900
$600
$300
$0
CAP ($ millions)
Net Income ($ millions)
$1,208
$497
$823
$906
Fiscal 2021
Fiscal 2022
Fiscal 2023
Fiscal 2024
CAP to PEO
Average CAP to ONEO
Net Income ($ millions)

Relationship between CAP and Total Net Revenue

The graph below compares the PEO and Non-PEO NEOs’ CAP to the Company’s Total Net Revenue for the last four completed fiscal years.

CAP versus Total Net Revenue
$25
$20
$15
$10
$5
$0
CAP ($ millions)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Total Net Revenue ($ millions)
$3,790
$4,386
$5,005
$5,497
Fiscal 2021
Fiscal 2022
Fiscal 2023
Fiscal 2024
CAP to PEO
Average CAP to ONEO
Total Net Revenue ($ millions)

2024 Proxy Statement | 53

CEO Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The fiscal year 2024 annual total compensation of our CEO was 20,649,951. The fiscal year 2024 annual total compensation of our median compensated employee was $146,199, and the ratio of these amounts was 141.2 to 1.

To identify the median employee, we examined the compensation of our full- and part-time employees (other than our CEO) as of the last day of our fiscal year. We used target total direct compensation as our consistently applied compensation measure. Target total direct compensation for this purpose consisted of each employee’s estimated salary earnings, target non-equity incentive opportunity, and the fair market value price of his or her equity incentive awards granted in fiscal year 2024. We also converted all employee compensation, on a country-by-country basis, to U.S. dollars based on the applicable year-end exchange rate. After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology that we used for our NEOs as set forth in the Summary Compensation Table. In fiscal year 2024 the pay ratio increased year-over-year based largely upon an increase in variable stock-based compensation for our CEO.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Change-in-Control Arrangements, Severance Plan, Retirement Arrangements, and Employment Agreement

In an effort to ensure the continued service of our executive officers in the event of a change in control, each of our executive officers (other than our CEO) participates in an Executive Change in Control Program (the “Program”) that was initially approved by the Board in March 2006, and most recently amended and restated by the Committee in April 2022. Dr. Anagnost has a change-in-control provision in his employment agreement, as noted below. Additionally, in August 2018, the Committee adopted the Autodesk, Inc. Severance Plan (the “Severance Plan”) to establish standard executive severance terms and to minimize the need to negotiate individualized executive severance terms in the future. Each of our current executive officers (other than our CEO) has been designated by the Committee to participate in the Severance Plan. The Board adopted retirement provisions in RSU and PSU agreements entered into with executive officers starting in March 2019 and amended the Severance Plan in March 2021 to provide benefits for executive officers who voluntarily terminate their employment for a “qualified retirement” as defined under the Severance Plan. Each of our current executive officers is eligible to receive the retirement benefits, although only two of our executive officers currently meet the requirements to have a qualifying retirement under the provisions.

Executive Change in Control Program

Under the terms of the Program, if, within 60 days prior or 12 months following a “change in control,” an executive officer who participates in the Program is terminated without “cause,” or voluntarily terminates his or her employment for “good reason” (as those terms are defined in the Program), the executive officer will receive (among other benefits), following execution of a release and non-solicitation agreement:
•An amount equal to 1.5 times the sum of the participant’s annual base salary and target annual bonus, plus the participant’s pro-rata target bonus, provided the executive officer was eligible to receive such bonus in cash,
54 | AUTODESK, INC.

payable in a lump sum (for Rebecca Pearce such lump-sum payment would be inclusive of any severance or payment received during or in relation to her notice period);
•Acceleration of all of the participant’s outstanding incentive equity awards, including stock options, RSUs, and PSUs (which PSUs shall become vested at the “target” level set forth in the applicable notice of grant);
•Reimbursement of the total applicable premium cost for medical and dental coverage for the participant and his or her eligible spouse and dependents until the earlier of 18 months from the date of termination or when the participant becomes covered under another employer’s employee benefit plans (for Rebecca Pearce such payment is not applicable); and
•An executive officer who is terminated for any other reason will receive severance or other benefits only to the extent the executive would be entitled to receive them under our then-existing benefit plans and policies. If the benefits provided under the Program constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, then such benefits will be (1) delivered in full, or (2) delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever results in the executive officer receiving the greatest amount of benefits.
As defined in the Program, a “change in control” occurs if any person acquires 50% or more of the total voting power represented by voting securities, if Autodesk sells all or substantially all its assets, if Autodesk merges or consolidates with another corporation, or if the composition of the Board changes substantially.

Severance Plan

Termination Without Cause or for Good Reason

Under the terms of the Severance Plan, if a participant in the Severance Plan is terminated without “cause” or voluntarily terminates his or her employment for “good reason” (as those terms are defined in the Severance Plan) then, in addition to payment of accrued base salary, vacation, and any previously awarded but unpaid bonus, the participant will be eligible to receive the following benefits under the Severance Plan, subject to execution of a release and compliance with certain non-disparagement, non-solicitation and confidentiality covenants:
•A lump sum payment equal to the sum of (a) 1.5 times the participant's base pay as in effect on the date of termination, and (b) 1.5 times the participant’s target annual cash bonus incentive amount under Autodesk’s annual cash bonus incentive plan applicable to the participant as in effect on the date of termination (for Rebecca Pearce such lump-sum payment would be inclusive of any severance or payment received during or in relation to her notice period);
•Accelerated vesting of the participant’s time-based RSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the termination;
•Continued vesting of the participant’s PSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the termination, based on the extent to which the underlying performance criteria with respect to such awards are satisfied for such performance period;
•A taxable lump sum payment in an amount equal to 12 times the monthly premium that the participant would be required to pay to continue their group health coverage if the participant had made a timely election under COBRA (for Rebecca Pearce such payment is not applicable); and
•Company-provided outplacement services in accordance with Autodesk’s then-applicable outplacement service program or arrangements for 18 months immediately following the date of termination.
Retirement

In March 2021, we amended the Severance Plan to provide additional benefits to participants who voluntarily terminate employment for qualified retirement. If a participant’s termination is considered a qualified retirement, then, in addition to payment of accrued base salary, vacation, and any previously awarded but unpaid bonus, the participant will be eligible to receive the following benefits under the Severance Plan:
•A lump sum payment equal to the sum of (a) 1.5 times the participant's base pay, (b) 1.5 times the participant’s target annual cash bonus incentive amount under Autodesk’s annual cash bonus incentive plan applicable to
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the participant as in effect as of the qualified retirement, and (c) a pro-rata portion of the participant’s target annual cash bonus incentive amount as in effect as of the qualified retirement, for the fiscal year in which the qualified retirement occurs;
•Accelerated vesting of the participant’s time-based RSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the qualified retirement;
•Continued vesting of the participant’s PSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the qualified retirement, based on the extent to which the underlying performance criteria with respect to such awards are satisfied for such performance period; and
•A taxable lump sum payment in an amount equal to 18 times the monthly premium that the participant would be required to pay to continue their group health coverage if the participant had made a timely election under COBRA.
For the purposes of the Severance Plan, “qualified retirement” is defined as a voluntary termination of employment by an executive officer, which meets either of the following requirements: (i) one’s combined total age plus years of employment with Autodesk is equal to or greater than 75 or (ii) one is at least 55 years of age and completes at least 10 years of employment with Autodesk. Unless waived by the administrator of the plan or the Chief Executive Officer, in order for such voluntary termination to be deemed a qualified retirement, one must properly deliver written notice of his or her intent to resign employment with Autodesk in a qualified retirement at least three months prior to the effective date of such qualified retirement.

Internal Revenue Code Section 280G

The Severance Plan does not provide for any excise tax payment. In the event that any payment or benefit payable to a participant under the Severance Plan would result in the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, then such payments and benefits will be (1) delivered in full, or (2) delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever results in the participant receiving the greatest amount of benefits.

Employment Agreement with Andrew Anagnost

In connection with Dr. Anagnost’s appointment as CEO, in June 2017, Dr. Anagnost entered into an employment agreement with Autodesk, which was amended in April 2022, which provides for, among other things, certain payments and benefits to be provided to Dr. Anagnost in the event his employment is terminated without “cause” or he resigns for “good reason,” including in connection with a “change of control,” as each such term is defined in Dr. Anagnost's employment agreement.

In the event Dr. Anagnost's employment is terminated by Autodesk without cause or if Dr. Anagnost resigns for good reason and in each case such termination is not in connection with a change of control, Dr. Anagnost would receive (i) payment of 200% of his then current base salary for 12 months; (ii) payout of his pro-rata bonus for the fiscal year in which termination occurs, provided Autodesk bonus targets are satisfied, to be paid in one lump sum on or before March 15 of the succeeding fiscal year; (iii) fully accelerated vesting of all of his then outstanding, unvested equity awards (other than any awards that vest in whole or in part based on performance); (iv) with respect to his then outstanding unvested equity awards that vest in whole or in part based on performance, those awards will vest as if he had remained continuously employed by Autodesk through the end of the performance period in which his employment is terminated, based on the extent, if any, that the underlying performance criteria for those awards are satisfied for that performance period, as prorated to reflect the number of days in which he was employed during such period; and (v) reimbursement for premiums paid for continued health benefits for Dr. Anagnost and his eligible dependents until the earlier of 12 months following termination or the date Dr. Anagnost becomes covered under similar health plans. In addition, Dr. Anagnost is subject to non-solicitation and non-competition covenants for 12 months following a termination that gives rise to the severance benefits discussed above.

If, in connection with a change of control, Dr. Anagnost’s employment is terminated by Autodesk without cause or if Dr. Anagnost resigns for good reason, Dr. Anagnost would receive (i) a lump sum payment in an amount equal to 200% of his annual base salary and target annual bonus; (ii) payout of his pro-rata target bonus for the fiscal year in which termination occurs to be paid in one lump sum on or before March 15 of the succeeding fiscal year; (iii) fully
56 | AUTODESK, INC.

accelerated vesting of all of his then outstanding unvested equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria; and (iv) reimbursement for premiums paid for continued health benefits for Dr. Anagnost and his eligible dependents until the earlier of 18 months following termination or the date Dr. Anagnost becomes covered under similar health plans.

Retirement Provisions in RSU and PSU Agreements

The RSU and PSU agreements entered into with our executive officers in March 2019 and after contain provisions that permit partial continued vesting of outstanding RSUs and PSUs following a qualified retirement, as follows:

•Time-based RSUs that would otherwise vest within 12 months following the qualified retirement will fully accelerate and become vested as of the date of the qualified retirement, and any time-based RSUs that remain unvested after application of this provision will immediately be forfeited and cancelled for no additional consideration upon the qualified retirement; and
•PSUs that would otherwise vest within 12 months following the qualified retirement will continue to vest as if the executive officer had remained continuously employed by Autodesk through the vest date next following the qualified retirement, based on the extent, if any, that the underlying performance criteria with respect to such awards are satisfied for the applicable performance period, and the remainder of such PSUs that do not become vested pursuant to this provision, if any, shall be forfeited and canceled for no additional consideration.
For the purposes of this provision, “qualified retirement” has the same definition as in the Severance Plan. Unless waived by the administrator of the applicable stock plan, in order for such voluntary termination to be deemed a qualified retirement, one must properly deliver written notice of his or her intent to resign from employment with Autodesk in a qualified retirement at least three months prior to the effective date of such qualified retirement.

Potential Payments Upon Termination or Change in Control

The tables below list the estimated amount of compensation payable to each of the named executive officers in the event of voluntary termination, involuntary not-for-cause termination, for-cause termination, termination following a change in control, and termination in the event of disability or death of the executive. The amounts shown assume that such termination was effective as of January 31, 2024, and include all components of compensation, benefits, and perquisites payable under the Severance Plan and Executive Change in Control Program effective during the 2024 fiscal year or, in the case of Dr. Anagnost, pursuant to his employment agreement, discussed above.

Estimated amounts for share-based compensation are based on the closing price of our common stock on the Nasdaq on Monday, January 31, 2024, which was $253.81 per share. The actual amounts for all named executive officers to be paid out can only be determined at the time of such executive’s separation.

2024 Proxy Statement | 57

Andrew Anagnost

Executive Benefits and Payments	Voluntary Termination on January 31, 2024 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on January 31, 2024 ($)	For Cause Termination on January 31, 2024 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on January 31, 2024 ($)	Disability on January 31, 2024 ($)	Death on January 31, 2024 ($)
Compensation:
Severance (1)	—	3,591,640	—	5,200,000	—	—
Pro-Rata Target Bonus (2)	—	1,560,000	—	1,560,000	—	—
Equity Awards (3)	18,920,492	28,700,299	—	45,253,815	45,253,815	45,253,815
Benefits and perquisites:
Health Insurance (4)	—	36,724	—	55,086	—	—
Disability Income (5)	—	—	—	—	1,665,045	—
Accidental Death or Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Total Executive Benefits and Payments Upon Separation	18,920,492	33,888,663	—	52,068,901	48,918,860	49,253,815

Deborah L. Clifford

Executive Benefits and Payments	Voluntary Termination on January 31, 2024 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on January 31, 2024 ($)	For Cause Termination on January 31, 2024 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on January 31, 2024 ($)	Disability on January 31, 2024 ($)	Death on January 31, 2024 ($)
Compensation:
Severance (1)	—	1,755,000	—	1,755,000	—	—
Pro-Rata Target Bonus (2)	—	520,000	—	520,000	—	—
Equity Awards (3)	—	5,305,464	—	12,926,797	12,926,797	12,926,797
Benefits and perquisites:
Health Insurance (4)	—	7,483	—	5,065	—	—
Disability Income (5)	—	—	—	—	2,878,795	—
Accidental Death or Dismemberment (6)	—	—	—	—	650,000	650,000
Life Insurance (7)	—	—	—	—	—	650,000
Total Executive Benefits and Payments Upon Separation	—	7,587,947	—	15,206,862	16,455,592	14,226,797

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Steven M. Blum

Executive Benefits and Payments	Voluntary Termination on January 31, 2024 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on January 31, 2024 ($)	For Cause Termination on January 31, 2024 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on January 31, 2024 ($)	Disability on January 31, 2024 ($)	Death on January 31, 2024 ($)
Compensation:
Severance (1)	1,890,000	1,890,000	—	1,890,000	—	—
Pro-Rata Target Bonus (2)	560,000	560,000	—	560,000	—	—
Equity Awards (3)	6,883,571	6,883,571	—	16,979,128	16,979,128	16,979,128
Benefits and perquisites:
Health Insurance (4)	74,223	49,482	—	41,083	—	—
Disability Income (5)	—	—	—	—	1,624,352	—
Accidental Death or Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Total Executive Benefits and Payments Upon Separation	9,407,794	9,383,053	—	19,470,211	20,603,480	20,979,128

Ruth Ann Keene

Executive Benefits and Payments	Voluntary Termination on January 31, 2024 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on January 31, 2024 ($)	For Cause Termination on January 31, 2024 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on January 31, 2024 ($)	Disability on January 31, 2024 ($)	Death on January 31, 2024 ($)
Compensation:
Severance (1)	1,458,000	1,458,000	—	1,458,000	—	—
Pro-Rata Target Bonus (2)	432,000	432,000	—	432,000	—	—
Equity Awards (3)	8,563,976	8,563,976	—	12,613,342	12,613,342	12,613,342
Benefits and perquisites:
Health Insurance (4)	81,476	54,318	—	36,762	—	—
Disability Income (5)	—	—	—	—	2,218,608	—
Accidental Death or Dismemberment (6)	—	—	—	—	1,620,000	1,620,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Total Executive Benefits and Payments Upon Separation	10,535,452	10,508,294	—	14,540,104	16,451,950	16,233,342
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Rebecca Pearce (8)

Executive Benefits and Payments	Voluntary Termination on January 31, 2024 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on January 31, 2024 ($)	For Cause Termination on January 31, 2024 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on January 31, 2024 ($)	Disability on January 31, 2024 ($)	Death on January 31, 2024 ($)
Compensation:
Severance (1)	—	1,303,247	—	1,303,247	—	—
Pro-Rata Target Bonus (2)	—	386,147	—	386,147	—	—
Equity Awards (3)	—	3,160,351	—	7,896,029	7,896,029	7,896,029
Benefits and perquisites:
Health Insurance (4)	—	—	—	—	—	—
Disability Income (5)	—	—	—	—	5,819,071	—
Accidental Death or Dismemberment (6)	—	—	—	—	—	2,167,841
Life Insurance (7)	—	—	—	—	—	2,167,841
Total Executive Benefits and Payments Upon Separation	—	4,849,745	—	9,585,423	13,715,100	12,231,711

______________
(1)Severance: For Dr. Anagnost, the amounts shown would be paid in accordance with his employment agreement as amended on April 27, 2022 based on base salary and target bonus in effect at January 31, 2024. For the other continuing named executive officers, the amounts shown would be paid in accordance with the Severance Plan in effect at January 31, 2024 or Executive Change in Control Program as amended on April 27, 2022 based on base salary and target bonus in effect at January 31, 2024.
(2)Pro-Rata Target Bonus: Represents pro-rata target bonus amounts for the year in which the termination occurred, which is payable under Dr. Anagnost’s employment agreement and the Executive Change in Control Program, each as amended on April 27, 2022.
(3)Equity Awards: Pursuant to Autodesk's form of RSU and PSU award agreement, in the case of a Qualified Retirement, partial continued vesting of outstanding RSUs and PSUs continues, and in the case of Disability or Death, unvested time-based RSUs vest in full and unvested PSUs vest at target. For Dr. Anagnost, the amounts shown for other termination scenarios reflect the value of unvested equity awards accelerated in accordance with his employment agreement as amended on April 27, 2022. For the other continuing named executive officers, the amounts shown for other termination scenarios reflect the value of unvested equity awards accelerated in accordance with the Severance Plan in effect at January 31, 2024 or Executive Change in Control Program as amended on April 27, 2022. Reported values are based on the closing price of our common stock on January 31, 2024 ($253.81 per share) for RSUs and PSUs and target PSUs.
(4)Health Insurance: For Dr. Anagnost, in accordance with his employment agreement as amended on April 27, 2022, these amounts represent the cost of continuing coverage for Dr. Anagnost and his dependents. The amount shown in the Involuntary Not for Cause or Voluntary for Good Reason (Except Change in Control) Termination column reflects 12 months of coverage after separation. The amounts in the Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination column reflect 18 months of coverage after separation. For the other continuing named executive officers, these amounts represent the cost of continuing coverage for medical and dental benefits for each executive and his or her dependents (i) in the case of the Disability column, for 12 months in accordance with Autodesk's benefits program, (ii) in the case of the Involuntary Not for Cause or Voluntary for Good Reason (Except Change in Control) Termination column, for 12 months after separation and grossed up for taxes in accordance with the Severance Plan in effect at January 31, 2024, and (iii) in the case of the Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination column, for 18 months after separation in accordance with the Executive Change in Control Program as amended on April 27, 2022.
(5)Disability Income: Reflects the estimated present value of all future payments to each executive, except for Ms. Pearce, under his or her elected disability program, which represent 100% of base salary for the first 90 days, and then 66 2/3% of salary thereafter, with a maximum of $20,000 per month, until the age of 67. Ms. Pearce’s elected disability program represents 75% of base salary, plus average of bonus earnings over the last three fiscal years, minus state incapacity benefit, each year until the retirement age of 65. These payments would be made by the insurance provider, not by Autodesk.
(6)Accidental Death or Dismemberment: Reflects the lump-sum amount payable to each executive or his or her beneficiaries by Autodesk’s insurance provider in the event of the executive’s accidental death. There is also a prorated lump sum
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payment for dismemberment. The amount shown as payable upon dismemberment is based upon the payout for the most severe dismemberment under the plan.
(7)Life Insurance: Reflects the lump-sum amount payable to beneficiaries by Autodesk’s insurance provider in the event of the executive’s death.
(8)Ms. Pearce’s cash severance and benefits are provided in British Pounds. These amounts represent the approximate dollar value of her base salary and other compensation converted to U.S. dollars using the British Pound to dollar exchange rate of 1.25, which represents an average for fiscal year 2024.

Compensation of Directors

During fiscal year 2024, our non-employee directors were eligible to receive the annual compensation set forth below:

Member of the Board of Directors	$75,000 and RSUs ($250,000 equivalent)
Non-executive Chair of the Board	an additional	$75,000
Chair of the Audit Committee	an additional	$25,000
Chair of the Compensation and Human Resources Committee	an additional	$20,000
Chair of the Corporate Governance and Nominating Committee	an additional	$10,000

The annual compensation cycle for non-employee directors begins on the date of the annual stockholders’ meeting and ends on the date of the next annual stockholders meeting (“Directors’ Compensation Cycle”). Director compensation in the tables below represent the portion of annual compensation with respect to service during Autodesk's fiscal year 2024.

No later than December 31 of the year prior to a director’s re-election to the Board, the director can elect to receive up to 100% of his or her annual fees in the form of RSUs issued at a rate of $1.20 worth of stock for each $1.00 of cash compensation foregone (“Elected RSUs”). If cash is elected, cash compensation is accrued monthly and paid quarterly, in arrears. The Elected RSUs are issued at the beginning of the Directors’ Compensation Cycle on the date of the annual meeting of stockholders and vest on the date of the annual meeting of stockholders in the following year, provided that the recipient is a director on such date.

Non-Employee Director Annual Compensation Cycle June 16, 2023 Annual Stockholder Meeting - June 16, 2023 Annual Stockholder Meeting
Director	% Annual Fees Elected to Convert to RSUs (June 17, 2022 - June 16, 2023)	% Annual Fees Elected to Convert to RSUs (June 22, 2023 - June 21, 2024)
Stacy J. Smith	100	100
Karen Blasing	100	100
Reid French	100	100
Dr. Ayanna Howard	—	—
Blake Irving	100	100
Mary T. McDowell	100	100
Stephen Milligan	100	100
Lorrie M. Norrington	100	100
Betsy Rafael	—	—
Rami Rahim	—	—

During fiscal year 2024, Autodesk’s Director Compensation Policy under the Autodesk’s 2022 Equity Incentive Plan provided for the automatic grant of RSUs to our non-employee directors. Upon being elected or appointed to our Board, each non-employee director would be provided an initial grant of RSUs with a grant date value of $250,000 and prorated based on service on the date such director joined the Board (“Initial RSUs”), with subsequent annual grants of RSUs with a grant date value of $250,000 on the date of the annual meeting (“Subsequent Annual RSUs”).
2024 Proxy Statement | 61

The number of calendar days from the Date of Grant to Autodesk’s next annual meeting of stockholders
				Fair Market Value of a Share on the Date of Grant		Result is rounded down to the nearest whole number of shares
$250,000	x		/		=
365
Initial RSUs vest upon the annual meeting of stockholders following the date of grant. Subsequent Annual RSUs vest over a one-year period. If a non-employee director is appointed on the date of an annual meeting, such non-employee director is not eligible to an Initial RSU.

Under the 2022 Equity Incentive Plan, directors may elect to defer all or part of their Subsequent Annual RSUs and Elected RSUs. Distributions of these deferred RSUs will be made in shares of Autodesk’s common stock in annual installments or by lump sum in accordance with the distribution election made by the director.

The tables below present information concerning the compensation paid by us to each of our non-employee directors for fiscal year 2024. Dr. Anagnost, who was an Autodesk employee during fiscal year 2024, did not receive additional compensation for his service as a director.

Current Directors	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Stacy J. Smith	150,000	280,085	430,085
Karen Blasing	75,000	264,992	339,992
Reid French	75,000	264,992	339,992
Dr. Ayanna Howard	75,000	249,962	324,962
Blake Irving	75,000	264,962	339,962
Mary T. McDowell	95,000	269,067	364,067
Stephen Milligan	75,000	264,992	339,992
Lorrie M. Norrington	85,000	267,030	352,030
Betsy Rafael	100,000	249,962	349,962
Rami Rahim	58,636	233,360	291,996
______________
(1)Fees Earned or Paid in Cash reflects the dollar amounts of fees earned. As noted above, during fiscal year 2024, directors could elect to receive up to 100% of their compensation in the form of RSUs in lieu of cash. The following table represents actual cash received by the directors in fiscal year 2024 based on their elections. See footnote (b) for more information regarding the RSUs granted in lieu of cash.

Current Directors	Fees Actually Paid in Cash ($)
Stacy J. Smith	—
Karen Blasing	—
Reid French	—
Dr. Ayanna Howard	75,000
Blake Irving	—
Mary T. McDowell	—
Stephen Milligan	—
Lorrie M. Norrington	—
Betsy Rafael	100,000
Rami Rahim	75,000

(2)The Stock Awards column reflects (i) the grant date fair value of the Initial RSUs and Subsequent Annual RSUs and (ii) the pro-rata grant date fair value of 20% of the stock awards the directors earned during fiscal year 2024 in lieu of cash. The 20% represents the premium of $1.20 worth of stock for each $1.00 of cash compensation foregone. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on [Date]. These amounts do not correspond to the actual value that will be realized by the directors upon the vesting of RSUs or the sale of the common stock underlying such awards.
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The following table shows the total amounts and fair values, as well as the 20% premium, of RSUs granted on June 16, 2022, in lieu of cash foregone for the June 17, 2022, through June 16, 2023, Directors’ Compensation Cycle:

	Restricted Stock Unit
Current Directors	Total Number of Shares (#)	Number of Shares Representing the 20% Premium (#)	Grant Date Fair Value of Stock Awards ($)	Grant Date Fair Value of the 20% Premium of the Stock Awards ($)
Stacy J. Smith	1,095	183	179,919	30,069
Karen Blasing	547	92	89,878	15,117
Reid French	547	92	89,878	15,117
Dr. Ayanna Howard	—	—	—	—
Blake Irving	547	92	89,878	15,117
Mary T. McDowell	693	116	113,867	19,060
Stephen Milligan	547	92	89,878	15,117
Lorrie M. Norrington	620	104	101,872	17,088
Betsy Rafael	—	—	—	—
Rami Rahim	—	—	—	—

The following table shows the total amounts and fair values, as well as the 20% premium, of RSUs granted on June 21, 2023, in lieu of cash foregone for the June 22, 2023, through June 21, 2024, Directors’ Compensation Cycle:

	Restricted Stock Unit
Current Directors	Total Number of Shares (#)	Number of Shares Representing the 20% Premium (#)	Grant Date Fair Value of Stock Awards ($)	Grant Date Fair Value of the 20% Premium of the Stock Awards ($)
Stacy J. Smith	865	145	179,903	30,157
Karen Blasing	432	72	89,847	14,975
Reid French	432	72	89,847	14,975
Dr. Ayanna Howard	—	—	—	—
Blake Irving	432	72	89,847	14,975
Mary T. McDowell	548	92	113,973	19,134
Stephen Milligan	432	72	89,847	14,975
Lorrie M. Norrington	490	82	101,910	17,054
Betsy Rafael	—	—	—	—
Rami Rahim	—	—	—	—

2024 Proxy Statement | 63

The following tables show the total amounts and fair values of Subsequent Annual RSUs granted during fiscal year 2024.

	Restricted Stock Unit
Current Directors	Grant Date(s)	Number of Shares (#)	Grant Date Fair Value of Stock Awards ($)
Stacy J. Smith	6/21/2023	1,202	249,992
Karen Blasing	6/21/2023	1,202	249,992
Reid French	6/21/2023	1,202	249,992
Dr. Ayanna Howard	6/21/2023	1,202	249,992
Blake Irving	6/21/2023	1,202	249,992
Mary T. McDowell	6/21/2023	1,202	249,992
Stephen Milligan	6/21/2023	1,202	249,992
Lorrie M. Norrington	6/21/2023	1,202	249,992
Betsy Rafael	6/21/2023	1,202	249,992
Rami Rahim	6/21/2023	1,202	249,992

The aggregate number of each director’s RSUs outstanding at January 31, 2024, was:

Current Directors	Aggregate Number of Shares Underlying Outstanding Restricted Stock Units
Stacy J. Smith	2,067
Karen Blasing	1,634
Reid French	1,634
Dr. Ayanna Howard	1,202
Blake Irving	1,634
Mary T. McDowell	1,750
Stephen Milligan	1,634
Lorrie M. Norrington	1,692
Betsy Rafael	1,202
Rami Rahim	1,202

Director Stock Ownership Guidelines

The Board believes directors should have a meaningful financial stake in Autodesk in order to further align their interests with Autodesk’s stockholders. To that end, the Board has adopted mandatory ownership guidelines for the directors. These mandatory ownership guidelines require all directors to hold shares of Autodesk’s common stock equivalent in value to five times their annual cash retainer.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the beneficial ownership of Autodesk’s common stock as of March 31, 2024, for each person or entity who is known by Autodesk to own beneficially more than 5% of the outstanding shares of Autodesk common stock, each of Autodesk’s directors (including the nominees for directors), each of the named executive officers, including former executive officers, and all directors and executive officers as a group.

5% Stockholders, Directors and Officers (1)	Common Stock Beneficially Owned (2)	Percentage Beneficially Owned (3)
Principal Stockholders:
The Vanguard Group, Inc. (4)	19,038,582	8.8%
BlackRock, Inc. (5)	19,233,480	8.9%
Non-Employee Directors (6):
Stacy J. Smith	17,867	*
Karen Blasing	5,603	*
Reid French (7)	11,324	*
Dr. Ayanna Howard	1,039	*
Blake Irving	6,627	*
Mary T. McDowell	31,466	*
Stephen Milligan (8)	7,922	*
Lorrie M. Norrington	5,556	*
Betsy Rafael	2,035	*
Rami Rahim	959	*
Named Executive Officers:
Andrew Anagnost	143,840	*
Deborah L. Clifford	21,194	*
Steven M. Blum (9)	77,571	*
Ruth Ann Keene	63,192	*
Rebecca Pearce	8,806	*
All directors and executive officers as a group (15 individuals)	405,001	*
 _______________
* Represents less than one percent (1%) of the outstanding common stock.
(1)Unless otherwise indicated in their respective footnote, the address for each listed person is c/o Autodesk, Inc., One Market Street, Ste. 400, San Francisco, California 94105.
(2)The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares the individual or entity has the right to acquire within 60 days of March 31, 2024, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
(3)The total number of shares of common stock outstanding as of March 31, 2024, was 215,446,979.
(4)As of December 29, 2023, the reporting date of The Vanguard Group, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 13, 2024, The Vanguard Group, Inc. was deemed to have sole dispositive power with respect to 18,113,756 shares, shared voting power with respect to 285,944 shares, and shared dispositive power with respect to 924,826 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(5)As of December 31, 2023, the reporting date of BlackRock, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on January 25, 2024, BlackRock, Inc. was deemed to have sole voting power with respect to 17,449,172 shares, sole dispositive power with respect to 19,233,480 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(6)Directors’ holdings reported include vested awards deferred under our 2012 Outside Directors’ Stock Plan.
(7)Includes 20 shares held indirectly by trust.
(8)Includes 7,922 shares held indirectly by trust.
(9)Includes 76,942 shares held indirectly by trust.

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Equity Compensation Plan Information

The following table summarizes the number of outstanding options and awards granted to employees and directors, as well as the number of securities remaining available for future issuance under these plans as of January 31, 2024:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise or vesting of outstanding options and awards (in millions)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions) (2)
Equity compensation plans approved by security holders (1)	5	$21.39	18
Total	5	$21.39	18
______________
(1)Includes the 2022 Equity Incentive Plan that was approved by Autodesk’s stockholders and became effective on June 16, 2022, and the 2012 Employee Stock Plan, as amended, set forth in Note 4, "Equity Compensation" in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on [Date].
(2)Included in this amount are 4 million securities available for future issuance under Autodesk’s Employee Stock Purchase Plan.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors, and stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required to be filed, we believe that all reports were filed on a timely basis.

66 | AUTODESK, INC.

Preliminary Proxy Statement – Subject to Completion
Report of the Audit Committee of the Board of Directors

The Audit Committee is a committee of the Board consisting solely of independent directors as required by the listing standards of the Nasdaq and rules of the SEC. The Audit Committee operates under a written charter approved by the Board, which is available on Autodesk's website at www.autodesk.com under “Investor Relations - ESG - Corporate Governance.” The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

As described more fully in its charter, the Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; and oversight of the management of risks associated with Autodesk’s financial reporting, accounting and auditing matters. The Audit Committee is directly responsible for the selection, appointment, compensation, engagement, retention, termination, and services of our independent registered public accounting firm, Ernst & Young LLP (“EY”), including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing EY’s audit work; reviewing and pre-approving any audit and permissible non-audit services and fees that may be performed by EY; reviewing with management and EY the adequacy of our system of internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; monitoring the rotation of EY partners on our audit engagement team as required by regulation; reviewing Autodesk’s treasury policies and tax positions; overseeing the performance of our internal audit function; and overseeing our management of cybersecurity risks relating to financial, accounting, and internal controls. The Audit Committee establishes and oversees Autodesk’s compliance with the procedures for handling complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and EY. The Audit Committee held 8 meetings during fiscal year 2024. Management is responsible for the quarterly and annual financial statements and the reporting process, including the systems of internal controls. EY is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. Within this context, the Audit Committee reviewed and discussed the audited financial statements for fiscal year 2024 with management and EY.

The Audit Committee has received the written disclosures and letter from EY required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding EY’s communications with the Audit Committee concerning independence, has discussed with EY the independence of that firm, and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm. In addition, the Audit Committee has discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB. The Audit Committee also discussed with management and with EY the evaluation of Autodesk’s internal controls and the effectiveness of Autodesk’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee discussed with Autodesk’s internal and independent auditors the overall scope and plans for their respective audits. In addition, the Audit Committee met with the internal and the independent auditors, with and without management present, on a regular basis in fiscal year 2024 and discussed the results of their examinations and the overall quality of Autodesk’s financial reporting.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board (and the Board has approved) that Autodesk’s audited financial statements be included in Autodesk’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024, for filing with the SEC.

2024 Proxy Statement | 67

Proposal One: Election of Directors

Autodesk's Bylaws permit our Board to establish by resolution the authorized number of directors; currently, eleven directors are authorized. Accordingly, upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated eleven individuals to be elected at the Annual Meeting. All of the nominees are presently directors of Autodesk and have consented to being named in this Proxy Statement and serving as directors if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eleven nominees named below. Your proxy cannot be voted for more than eleven director candidates.

A majority of the votes cast is required for the election of each director.
____________________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED BELOW.
____________________________________________________________________________________________

Name	Age	Director Since	Principal Occupation
Andrew Anagnost	59	2017	President and Chief Executive Officer, Autodesk, Inc.
Stacy J. Smith	61	2011	Executive Chairman, Kioxia Corporation
Karen Blasing	67	2018	Former Chief Financial Officer, Guidewire Software, Inc.
Reid French	52	2017	Former Chief Executive Officer, Applied Systems, Inc.
Dr. Ayanna Howard	52	2019	Dean of the College of Engineering at The Ohio State University; CTO, Co-founder, Zyrobotics
Blake Irving	64	2019	Former Chief Executive Officer, GoDaddy Inc.
Mary T. McDowell	59	2010	Former Chief Executive Officer, Mitel Networks Corporation
Stephen Milligan	60	2018	Former Chief Executive Officer, Western Digital Corporation
Lorrie M. Norrington	64	2011	Adviser and Operating Partner, Lead Edge Capital Management, LLC
Betsy Rafael	62	2013	Former Chief Transformation Officer, GoDaddy Inc.
Rami Rahim	53	2022	Chief Executive Officer of Juniper Networks, Inc.
68 | AUTODESK, INC.

Proposal Two: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP (“EY”) as the independent registered public accounting firm to audit the consolidated financial statements of Autodesk for the fiscal year ending January 31, 2025, and recommends that the stockholders vote to ratify that appointment. In the event of a negative vote on this proposal, the Audit Committee will reconsider its selection. Even if the selection of EY is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of Autodesk and its stockholders.

EY has been retained as our independent registered public accounting firm continuously since the fiscal year ended January 31, 1983. We expect a representative of EY to be present at the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to ratify the appointment of EY as Autodesk’s independent registered public accounting firm.
____________________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
____________________________________________________________________________________________

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Autodesk by EY and its affiliates for the fiscal years ended January 31, 2024 and 2023.

	Fiscal Year 2024	Fiscal Year 2023
	(in millions)
Audit Fees (1)	$9.0	$6.8
Audit-Related Fees (2)	—	0.2
Tax Fees (3)	0.3	0.2
All Other Fees (4)	—	0.1
Total	$9.3	$7.3
 _________________
(1)Audit Fees consisted of fees billed for professional services rendered for the integrated audit of Autodesk’s annual financial statements and management’s report on internal controls included in Autodesk's Annual Reports on Form 10-K, for the review of the financial statements included in Autodesk’s Quarterly Reports on Form 10-Q, and for other services, including statutory audits and services rendered in connection with SEC filings.
(2)Audit-Related Fees consisted of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees arising from accounting-related consulting services.
(3)Tax Fees consisted of fees billed for tax compliance, consultation, and planning services.
(4)Other fees consisted of fees for permissible training programs and subscription fees for an online accounting research tool.

Pre-Approval of Audit and Non-Audit Services

Generally, all audit and non-audit services provided by EY and its affiliates to Autodesk must be pre-approved by the Audit Committee. The Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services, and other services) expected to be provided by EY and its affiliates during the year. The Audit Committee is also responsible for the audit fee negotiations associated with Autodesk’s retention of EY. Periodically, the Audit Committee receives an update of all
2024 Proxy Statement | 69

pre-approved audit and non-audit services conducted, and information regarding any new audit and non-audit services to be provided by EY and its affiliates. The Audit Committee reviews the update and approves the proposed services if they are deemed acceptable.

To ensure prompt handling of unexpected matters, the Chair of the Audit Committee has authority to amend or modify the list of approved audit and non-audit services and fees so long as such additional or amended services do not affect EY's independence under applicable SEC rules. The Chair reports any such action taken at subsequent Audit Committee meetings.

Rotation

The Audit Committee periodically reviews and evaluates the performance of EY’s lead audit partner, oversees the required rotation of the lead audit partner responsible for our audit, and reviews and considers the selection of the lead audit partner.

At this time, the Audit Committee and the Board believe that the continued retention of EY to serve as our independent registered public accounting firm is in the best interests of Autodesk and its stockholders.

70 | AUTODESK, INC.

Proposal Three: Non-Binding Vote to Approve Compensation for Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act enable our stockholders to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion in this Proxy Statement (a “Say-on-Pay” vote). Stockholders are encouraged to read that information in its entirety to obtain a complete understanding of our executive compensation program philosophy, design, and linkage to stockholder interests. Since 2011, we have held our Say-on-Pay vote every year. Under our policy of providing for annual votes, we expect that our next Say-on-Pay vote will occur at our 2024 Annual Stockholder Meeting.

Autodesk has designed its compensation programs to reward executives for producing strong results that are aligned with the interests of our stockholders. We emphasize variable long-term and “at-risk” compensation dependent upon prospective financial, strategic, and stock price performance and a retrospective assessment of Autodesk’s success to determine pay opportunities.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to approve, on an advisory basis, the compensation of our named executive officers.
____________________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ADVISORY PROPOSAL APPROVING NAMED EXECUTIVE OFFICER COMPENSATION.
____________________________________________________________________________________________

Stockholder Engagement on Executive Compensation

Autodesk and the Committee value the input of our stockholders. The Committee carefully considers stockholder feedback as part of its ongoing review of our executive compensation programs, design, and metrics, and this feedback has informed changes the Committee has made in recent years to align our programs with our business transformation. At the 2023 Annual Meeting, 89.5% of the votes cast on our say-on-pay proposal were favorable, reflecting strong stockholder support for our executive compensation programs. In fiscal year 2024, members of our management team and, in certain instances, independent members of our Board continued our regular outreach and contacted stockholders representing approximately 50% of our outstanding shares. Our management team, and in some cases our independent Chair, met with representatives from active and passive funds to discuss strategy, our executive and employee compensation programs, capital allocation, progress on our sustainability strategy, workforce diversity, board composition and skill sets, sustainability, and a broad range of other ESG issues. This outreach enabled us to gather feedback from a significant cross-section of Autodesk’s stockholder base. Based on these discussions, the Committee found that our stockholders continued to support our executive compensation programs and the alignment between executive pay and Autodesk’s performance. The Committee values stockholder feedback and will continue to consider it, along with input from our independent compensation consultant, when assessing and enhancing our executive compensation programs and making compensation decisions for our executive officers.

Compensation Guiding Principles

The Committee believes that Autodesk’s executive compensation program should be designed to attract, motivate, and retain talented executives and should provide a rigorous framework that is tied to stockholder returns, company performance, long-term strategic corporate goals, and individual performance. The general compensation objectives are to:
•Recruit and retain the highest caliber of executives through competitive rewards;
•Motivate executive officers to achieve business and financial goals;
•Balance rewards for short- and long-term performance; and
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•Align rewards with stockholder value creation.
Within this framework, the total compensation for each executive officer varies based on multiple dimensions:
•Whether Autodesk achieves its short-term and long-term financial and non-financial objectives;
•Autodesk’s TSR relative to companies in the North American Technology Software Index;
•Autodesk’s progress towards its ESG objectives;
•The specific roles and responsibilities of the officer;
•Each officer’s skills, capabilities, contributions, and performance;
•Internal pay alignment considerations; and
•Retention considerations.

Our executive compensation program emphasizes variable compensation with both annual and long-term performance components. In fiscal year 2024, 95% of our CEO’s and 91% of other NEOs’ total compensation was variable in nature and “at risk”. 88% of our CEO’s and 83% of other NEOs’ total compensation consisted of long-term equity. Our incentive programs reward strong annual financial and operational performance, as well as relative TSR over one-, two-, and three-year performance periods. The charts below illustrate the fiscal year 2024 pay mix between base salary and targeted short- and long-term equity compensation for our CEO and all other NEOs.

72 | AUTODESK, INC.

Leading Compensation Governance Practices

Autodesk’s executive compensation objectives are supported by policies and strong governance practices that align executives’ interests with the interests of our stockholders. Some of the program’s most notable features are highlighted in the table below and summarized in the Compensation Discussion and Analysis.

	What We Do		What We Do Not Do
✓	Engage in robust stockholder outreach	x	Allow hedging, pledging, or trading in Autodesk derivative securities
✓	Tie a significant percentage of NEO total pay to achievement of critical financial objectives and stockholder value creation	x	Reprice stock options
✓	Employ maximum payouts on performance-based cash and equity incentive compensation	x	Offer executive benefits that differ from those offered to our other salaried employees or excessive perquisites
✓	Require significant stock ownership holdings	x	Use fixed-term employment agreements
✓	Include a clawback policy in incentive programs
✓	Provide double-trigger change in control arrangements with no excise tax gross-up
✓	Ensure effective risk management
✓	Rely on an independent compensation committee and engage an independent compensation consultant

Proposal Four: Amend and Restate Our Certificate of Incorporation to Permit Stockholders to Call Special Meetings and to Eliminate Inoperative Provisions

Our Board has unanimously approved, and recommends that our stockholders approve, the amendment and restatement of our Amended and Restated Certificate of Incorporation (as amended and restated, the “New Certificate”) to enable stockholders to call special meetings as specified in our further amended and restated Bylaws (the “New Bylaws”), which would allow stockholders who own 25% or more of the voting power of our capital stock and who comply with the other applicable requirements and procedures set forth in our New Bylaws from time to time to call a special meeting of the stockholders, and to eliminate certain inoperative provisions in our Amended and Restated Certificate of Incorporation (the “Company Special Meeting Proposal”). Currently, only (i) a majority of our Board, (ii) the Chairman of our Board or (iii) our Chief Executive Officer or president (in the absence of a Chief Executive Officer) may call a special meeting of Autodesk’s stockholders.

In addition, our Amended and Restated Certificate of Incorporation currently references the Company’s “Series A Participating Preferred Stock,” which is no longer operative since the expiration, on December 14, 2005, of the rights declared in connection with our previous Preferred Shares Rights Agreement. The proposed amendments in the New Certificate would eliminate the inoperative references to this class of capital stock.

The description in this Proposal Four should be read in conjunction with the full text of the New Certificate, which was filed by the Company as Appendix B to this Proxy Statement and is marked to show the proposed modifications, and the full text of Section 2.3 of the New Bylaws, which was filed by the Company as Appendix C to this Proxy Statement and is marked to show the proposed modifications.

If Proposal Four is approved by our stockholders, we will promptly file the New Certificate with the Secretary of State of the State of Delaware. The Board has also adopted the New Bylaws, effective upon the filing of the New Certificate, to implement the special meeting right, which includes, among other things, the procedural and informational requirements described below.

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Reasons for the Company Special Meeting Proposal

Our Board regularly reviews its corporate governance practices in the context of market trends and stockholder perspectives, and recognizes that providing stockholders the ability to request special meetings is viewed by some stockholders as an important corporate governance practice. Our Board has therefore determined that it is advisable at this time to amend the Company’s Certificate of Incorporation to enable shareholders to request special meetings. Our Board believes that a 25% voting power ownership threshold, with appropriate procedural requirements and limitations, sets an appropriate level that ensures a stockholder right in the event of a critical, time-sensitive issue, while still adequately protecting the interests of the Company and the Stakeholders.

In setting this threshold, the Board has considered that special meetings should only be called to discuss critical, time-sensitive issues that cannot be delayed until Autodesk’s next annual meeting. Further, the Board recognizes that special meetings impose significant costs, both administrative and operational. Our Board and executive management team must devote significant time and attention to preparing for a special meeting, taking their attention away from their primary focus of overseeing and operating our business in the best interest of our stockholders, customers, employees, partners and the communities in which we operate (collectively, the “Stakeholders”). Because of these reasons, our Board believes that a small percentage of stockholders should not be able to call a special meeting for their own narrow interests. Our Board also notes that, as of January 2024, out of the companies in the S&P 500 that give stockholders the ability to call a special meeting, approximately half of such companies have a threshold equal to or greater than 25%.

Overview of Related Changes to the New Bylaws

If the Company Special Meeting Proposal is approved by our stockholders, the amendments in the New Bylaws to implement the special meeting right will become effective, which include, among other things, provisions setting forth the procedural and informational requirements described below. Our Board believes that these requirements are important to protect the interests of the Company and the Stakeholders by deterring abuse of the right to call a special meeting. Among other things, these procedural and informational requirements ensure that the Company avoids duplicative and unnecessary special meetings addressing matters recently considered by stockholders or that stockholders will soon consider at an upcoming stockholder meeting. In addition, they provide certain protections with respect to stockholders that may benefit financially from a decline in the market price of the Company’s stock and provide the Company with adequate information regarding the identity of the requesting stockholders and the matters proposed to be addressed at the special meeting. These requirements include:

•Any special meeting request must set forth information regarding the business proposed to be conducted at the special meeting and information regarding the requesting stockholder(s) that is similar to the information currently required by our current Bylaws in order for a stockholder to nominate directors or propose business at our annual meetings.
•The requesting stockholders must demonstrate that they own 25% or more of the voting power of Autodesk’s capital stock. Ownership of Autodesk’s capital stock will be determined based on a “net long” ownership definition (generally requiring full voting and investment rights and full economic interest with respect to the shares).
•The Chairman of the Board or the Chief Executive Officer will not be required to call a special meeting of stockholders if:
◦The procedures in our New Bylaws are not complied with;
◦The business requested to be conducted at the special meeting is not a proper subject for     stockholder action under applicable law;
◦Notice for the requested special meeting is received (i) later than 60 days after the earliest date that a written request to call a special meeting relating to a substantially similar item of business and (ii) before the one-year anniversary of such earliest date;

74 | AUTODESK, INC.

◦A substantially similar item of business will be covered at a stockholder meeting called by our Board to be held within 90 days after the receipt of notice for the requested special meeting;
◦A substantially similar item of business was presented at the most recent annual meeting or at any special meeting held within one year prior to the receipt of notice for the requested special meeting; or
◦In certain cases, the requesting stockholders revoke their request or their stock ownership falls below the 25% voting power threshold.
•The business conducted at any special meeting requested by stockholders will be limited to the purposes stated in the request for the special meeting, but the Board may include additional matters for consideration.

Required Vote and Impact of Vote

The affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting are required to amend and restate our Amended and Restated Certificate of Incorporation to permit stockholders to call special meetings as specified in our amended and restated Bylaws, which would allow stockholders holding 25% or more of the voting power of our capital stock to call special meetings, and to eliminate inoperative provisions.

If our stockholders approve the Company Special Meeting Proposal, we will promptly file with the Secretary of State of the State of Delaware the New Certificate attached to this Proxy Statement as Appendix B, and the amendments to the New Bylaws to implement the special meeting right attached to this Proxy Statement as Appendix C will become effective. If our stockholders do not approve the Company Special Meeting Proposal, stockholders may not have the ability to require Autodesk to call a special meeting. In addition, certain inoperative provisions would still remain in our Amended and Restated Certificate of Incorporation.

As described below in Proposal Five, we were notified that a stockholder intends to present a proposal for consideration at the Annual Meeting that also addresses stockholders’ ability to call special meetings. Although the Company Special Meeting Proposal and the stockholder proposal concern the same subject matter, the terms and effects of each proposal differ, including the fact that the stockholder proposal is not binding (it requests that our Board consider the matter but does not amend either the Amended and Restated Certificate of Incorporation or our Bylaws).

____________________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION AND APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PERMIT STOCKHOLDERS TO CALL SPECIAL MEETINGS AS SPECIFIED IN OUR AMENDED AND RESTATED BYLAWS, WHICH WOULD ALLOW STOCKHOLDERS HOLDING 25% OR MORE OF THE VOTING POWER OF OUR CAPITAL STOCK TO CALL SPECIAL MEETINGS, AND TO ELIMINATE INOPERATIVE PROVISIONS.
____________________________________________________________________________________________

Proposal Five: Stockholder Proposal to Allow Stockholders to Call Special Meetings

We have been advised that Myra K. Young, who has indicated that she is a beneficial owner of at least $2,000 in market value of our common stock, intends to submit the following proposal at the Annual Meeting.

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ITEM 5: Right of Shareholders to Call Special Meetings

RESOLVED: Shareholders of Autodesk Inc. (“Company”) request our Board of Directors take the steps necessary to amend the appropriate company governing documents to give holders with an aggregate of 15% net long of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our Board’s current power to call a special meeting.

SUPPORTING STATEMENT: Our Company allows the Board to call a special meeting, whereas Delaware law also permits companies to allow shareholders to call such meetings. Calling for a special shareholder meeting is hardly ever used by shareholders. However, management will be incentivized to genuinely engage with shareholders instead of stonewalling on issues if shareholders have a realistic Plan B option of calling a special shareholder meeting.

Often, companies claim that shareholders have multiple means to communicate with management and the board. Still, in most cases, these means are as effective as mailing a postcard. A reasonable shareholder right to call a special shareholder meeting is essential for effective shareholder engagement with management.

Over 72% of S&P 500 companies allow shareholders to call a special meeting. Between 2021 and 2023, at least 50% of shares at the following companies were voted in favor of shareholder proposals requesting that companies allow shareholders the right to call special meetings: Mosaic, Zoetis, Bloomin’ Brands, Synopsys, TEGNA, Cerner, Crown Holdings, Cetene, Agilent Technologies, Beckton Dickinson, Dollar Genera, Thermo Fisher Scientific, and Kellanova.

Large funds such as Vanguard, TIAA-CREF, BlackRock, and SSgA Funds Management, Inc. (State Street) support shareholders' right to call special meetings. For example, BlackRock includes the following in its proxy voting guidelines: “[S]hareholders should have the right to call a special meeting...”

With the widespread use of online shareholder meetings, it is much easier for management to conduct a special shareholder meeting, and our bylaws thus need to be updated accordingly.

We urge the Board to join the mainstream of major U.S. companies. Establish a right for shareholders owning 15% of our outstanding common stock to call a special meeting.

Increase Long-Term Shareholder Value
Vote FOR the Right of Shareholders to Call Special Meetings – Proposal 5

The Company’s Statement in Opposition to Proposal Five

Our Board recommends a vote “AGAINST” this in light of the Company Special Meeting Proposal (Proposal Four) which, if passed, will amend and restate our Amended and Restated Certificate of Incorporation to permit stockholders to call special meetings as specified in our New Bylaws, which would enable stockholders owning 25% or more of the voting power of our capital stock to call a special meeting of the stockholders.

76 | AUTODESK, INC.

The Stockholder Proposal Is Unnecessary.

Our Board believes that the stockholder proposal is unnecessary in light of Proposal Four, our proposal to enable stockholders owning 25% or more of the voting power of our capital stock to call a special meeting of the stockholders.

Our Board recognizes that providing stockholders the ability to request special meetings is viewed by some stockholders as an important corporate governance practice. Our Board also believes that special meetings should only be called to discuss critical, time-sensitive issues that cannot be delayed until Autodesk’s next annual meeting. In addition, convening a special meeting of stockholders imposes significant costs, both administrative and operational. Our Board and management must devote significant time and attention to preparing for a special meeting, taking their attention away from their primary focus of operating our business.

For these reasons, our Board believes that the 25% threshold in Proposal Four sets an appropriate level that ensures a stockholder right in the event of a critical, time-sensitive issue, while still adequately balancing the best interests of the stockholders.

Special Meeting Rights Could be Abused by Special-Interest Stockholder Groups.

Our Board believes that a small minority of new stockholders should not be entitled to use the mechanism of a special meeting to advance their own special interests. Proposal Four, with a 25% threshold, strikes an appropriate balance between ensuring that stockholders have the right to request a special meeting on critical matters, while at the same time protecting against the misuse of the special meeting right by a group of very few stockholders. A failure to receive 25% support to convene a special meeting is a strong indicator that the issue brought forth is unduly narrow and not deemed a critical issue by Autodesk’s stockholders generally. The 25% threshold is therefore more appropriate than the 15% threshold in this stockholder proposal. We also note that, as of January 2024, out of the companies in the S&P 500 that give stockholders the ability to call a special meeting, approximately half of such companies have a threshold equal to or greater than 25%.

Autodesk’s strong corporate governance practices ensure that our Board remains accountable and responsive to stockholders.

Our Board recognizes that it is accountable to Autodesk’s stockholders. Our Board believes that our governance practices, which are more fully outlined in “Governance and our Board of Directors” and “Key Highlights of our Board Corporate Governance Practices,” demonstrate and promote accountability and advance long-term value creation. Autodesk’s key substantive stockholder rights and strong corporate governance practices include:

•Active Stockholder Engagement Program: During fiscal year 2024, members of our management team and, in certain instances, independent members of our Board continued our regular outreach and contacted stockholders representing approximately 50% of Autodesk shares, and provided stockholder feedback to the Board.
•Majority-Independent Board: Having an independent Board is a key component of our governance strategy. Each of our directors, other than Dr. Anagnost, our Chief Executive Officer, is an “independent director” within the meaning of applicable Nasdaq listing standards.
•Fully Independent Committees: We believe having independent committees with independent chairs is an important aspect of the leadership structure of our Board. Our Board has three standing committees consisting entirely of independent directors.
•Separate Chair and CEO: We currently separate the roles of Chairman and CEO. Our Chair has a clearly defined set of responsibilities, significant authority, and provides independent Board leadership.
•Board Refreshment: We are committed to board refreshment. We aim to strike a balance between retaining directors with deep knowledge of Autodesk and adding directors with a fresh perspective. We regularly assess the balance of skills on our Board to ensure we have a diverse mix of perspectives to support our strategy. The average tenure for our director nominees is 7.8 years.
2024 Proxy Statement | 77

•Annual Elections of Directors and Majority Voting: All of our directors are elected annually by our stockholders. We have a majority voting standard for the election of directors in uncontested elections.
•Proxy Access Right on Market Terms: Our Bylaws provide for proxy access nominations of director candidates by eligible stockholders on market terms.
•Stockholder Action by Written Consent: Our Bylaws provide our stockholders to act by written consent. To date, our stockholders have not utilized this ability.

Required Vote

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to approve, on an advisory basis, the vote upon the stockholder proposal, if properly presented, to enable stockholders holding 15% or more of our common stock to call special meetings.
____________________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL TO ENABLE STOCKHOLDERS WHO HOLD 15% OR MORE OF OUR COMMON STOCK TO CALL SPECIAL MEETINGS.
____________________________________________________________________________________________

78 | AUTODESK, INC.

Information About the 2024 Annual Meeting of Stockholders

Location, Stock Ownership, Quorum, and Voting

Q: Where is the Annual Meeting?
___________________________________________________________________________________________

A: The Annual Meeting will be held in a virtual format only at www.virtualshareholdermeeting.com/ADSK2024. Autodesk stockholders will have the opportunity to listen to the meeting live, submit questions and vote online.

Q: Who is entitled to vote at the Annual Meeting?
____________________________________________________________________________________________

A: Holders of record of Autodesk’s common stock, par value $0.01 per share, at the close of business on April 24, 2024 (the “Record Date”) are entitled to receive notice of and to vote their shares at the Annual Meeting. Beneficial owners at the close of business on the Record Date have the right to direct their broker, trustee, or nominee on how to vote their shares, as described below. Stockholders are entitled to cast one vote for each share of common stock they hold as of the Record Date.

As of the Record Date, there were 215,476,226 shares of common stock outstanding and entitled to vote at the Annual Meeting. No shares of Autodesk’s preferred stock were outstanding.

Our list of stockholders as of the Record Date will be available for inspection for the ten days prior to the Annual Meeting. If you want to inspect the stockholder list, email our Investor Relations department at investor.relations@autodesk.com to make arrangements.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
____________________________________________________________________________________________

A: Stockholders of record. If your shares are registered directly in your name with Autodesk’s transfer agent, Computershare Investor Services LLC, you are considered the “stockholder of record” with respect to those shares. If you are a stockholder of record, Autodesk sent these proxy materials directly to you.

Beneficial owners. Most Autodesk stockholders hold their shares through a broker or other agent rather than directly in their own names. If your shares are held in a brokerage account or by a broker or other agent, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in street name, these proxy materials have been forwarded to you by your broker or other agent. That entity is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or other agent on how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting without the control number on your Notice of Internet Availability, proxy card, or voting instruction form, or in the email sending you the Proxy Statement. You may contact your broker or other institution where you hold your account if you have questions about obtaining your control number.

Q: How many shares must be present or represented by proxy to conduct business at the Annual Meeting?
____________________________________________________________________________________________

A: The presence of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Stockholders are counted as present if they attend the Annual Meeting in person (virtually) or have properly submitted a proxy. Abstentions and “broker non-votes” are counted as present and entitled to vote and are therefore included for purposes of determining whether a quorum is present at the Annual Meeting.

2024 Proxy Statement | 79

Q: What are “broker non-votes”?
____________________________________________________________________________________________

A: Generally, if shares are held in street name, the beneficial owner is entitled to give voting instructions to the broker or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker or other agent can vote the shares with respect to matters that are considered “routine,” but not with respect to “non-routine” matters, resulting in a “broker non-vote.” Accordingly, if you own shares through a broker or other agent, please be sure to give voting instructions so your vote will be counted on all proposals that come before the Annual Meeting.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025 (Proposal Two) is considered routine under applicable rules, so there should not be any broker non-votes in connection with Proposal Two. The election of the eleven directors listed in the accompanying Proxy Statement (Proposal One), the advisory vote on executive compensation (Proposal Three), the proposal to amend and restate our Amended and Restated Certificate of Incorporation to permit stockholders to call special meetings as specified in our Amended and Restated Bylaws, which would allow stockholders holding 25% or more of the voting power of our capital stock to call special meetings, and to eliminate inoperative provisions (Proposal Four) and the vote on the stockholder proposal to allow stockholders to call special meetings (Proposal Five) are considered non-routine matters, so there may be broker non-votes on Proposals One, Three, Four and Five.

Q: How can I vote my shares during the Annual Meeting?
____________________________________________________________________________________________

A: Whether you hold shares in your name or in street name, you should follow the instructions at www.virtualshareholdermeeting.com/ADSK2024 to vote during the Annual Meeting.

Even if you plan to virtually attend the Annual Meeting, we recommend that you also submit your proxy card or follow the voting instructions described below to vote in advance of the meeting so that your vote will be counted if you later decide not to attend.

Q: How can I vote my shares without attending the Annual Meeting?
____________________________________________________________________________________________

A: If you are a stockholder of record, you may instruct the proxy holders how to vote your shares in one of three ways:
•by using the internet voting site listed on the proxy card and Notice,
•by calling the toll-free telephone number listed on the proxy card and Notice, or
•by requesting a proxy card from Autodesk by telephone at (415) 507-6373 or by email at investor.relations@autodesk.com, and completing, signing, dating, and returning the proxy card in the postage pre-paid envelope provided.
Proxy cards submitted by mail must be received by the time the Annual Meeting begins in order for the related shares to be voted. If you return a signed proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.
Specific instructions for using the telephone and internet voting systems are on the proxy card and Notice. The telephone and internet voting systems for stockholders of record will be available until 11:59 p.m. Eastern Time on June 17, 2024.

If you are a beneficial owner, you will receive instructions from your broker or other agent that you must follow in order to have your shares voted. These instructions will indicate if internet and telephone voting are available and, if so, how to access and use those methods.

80 | AUTODESK, INC.

Q: What is the voting requirement to approve these proposals?
____________________________________________________________________________________________

A: Proposal One. A majority of the votes duly cast is required for the election of each director. If the number of shares voted “for” a director nominee exceeds the number of votes cast “against,” the nominee will be elected as a director of Autodesk to serve until the next annual meeting or until his or her successor has been duly elected and qualified.

You may vote “for,” “against,” or “abstain” on each of the eleven nominees for election as director. Abstentions and broker non-votes will not affect the outcome of the election.

Proposal Two. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to ratify the appointment of Ernst & Young LLP as Autodesk’s independent registered public accounting firm.

You may vote “for,” “against,” or “abstain” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and are not included in the tabulation of the voting results on this proposal.

Proposal Three. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to approve, on an advisory basis, the compensation of our named executive officers.

You may vote “for,” “against,” or “abstain” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and are not included in the tabulation of the voting results on this proposal.

Proposal Four. The affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting are required to amend and restate our Amended and Restated Certificate of Incorporation to permit stockholders to call special meetings as specified in our amended and restated Bylaws, which would allow stockholders holding 25% or more of the voting power of our capital stock to call special meetings, and to eliminate inoperative provisions.

You may vote “for,” “against,” or “abstain” on this proposal. Abstentions and broker non-votes have the same effect as a vote against this proposal.

Proposal Five. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to approve, on an advisory basis, the vote upon the stockholder proposal, if properly presented, to enable stockholders holding 15% or more of our common stock to call special meetings.

You may vote “for,” “against,” or “abstain” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and are not included in the tabulation of the voting results on this proposal.

Q: What happens if I do not cast a vote?
____________________________________________________________________________________________

A: Stockholders of record. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial owners. If you hold your shares in street name and you do not cast your vote, your broker, trustee, or nominee can use its discretion to vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal Two). However, you must cast your vote if you want it to count in any of: the election of directors (Proposal One), the non-binding approval of compensation for our named executive officers (Proposal Three), the proposal to amend and restate our Amended and Restated Certificate of Incorporation to permit stockholders to call special meetings as specified in our Amended and Restated Bylaws, which would allow stockholders holding 25% or more of the voting power of our capital stock to call special meetings, and to eliminate inoperative provisions (Proposal Four) and the vote on the stockholder proposal to allow
2024 Proxy Statement | 81

stockholders to call special meetings (Proposal Five). Your broker may not vote your uninstructed shares with respect to Proposals One, Three, Four and Five.

Q: How does the Board recommend that I vote?
____________________________________________________________________________________________

A: The Board unanimously recommends that you vote your shares FOR the election of each of the eleven nominees listed in Proposal One, FOR the ratification of the appointment of Ernst & Young LLP as Autodesk's independent registered public accounting firm for the fiscal year ending January 31, 2025, FOR the approval, on an advisory basis, of the compensation of our named executive officers, FOR the proposal to amend and restate our Amended and Restated Certificate of Incorporation to permit stockholders to call special meetings as specified in our Amended and Restated Bylaws, which would allow stockholders holding 25% or more of the voting power of our capital stock to call special meetings, and to eliminate inoperative provisions and AGAINST the stockholder proposal to allow stockholders to call special meetings.

Q: If I sign a proxy, how will it be voted?
____________________________________________________________________________________________

A: All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting and not revoked before the polls are closed will be voted in accordance with the instructions on those proxy cards. If there are no instructions on an otherwise properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board.

Q: What happens if additional matters are presented at the Annual Meeting?
____________________________________________________________________________________________

A: If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (for the purpose of soliciting additional proxies or otherwise), the persons named as proxies will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q: Can I change or revoke my vote?
____________________________________________________________________________________________

A: If you are a stockholder of record, there are three ways you can change your vote.
•Before your shares are voted at the Annual Meeting, you can file with Autodesk’s Chief Legal Officer a written notice of revocation or a duly executed proxy card, in either case dated later than the proxy card you wish to change.
•You can attend the Annual Meeting and vote online with your control number. Simply attending the Annual Meeting without actually voting will not revoke a proxy.
•If you voted online or by telephone, you may change that vote by voting again, either by making a timely and valid internet or telephone vote or by voting online during the Annual Meeting.
Any written notice of revocation or subsequent proxy card should be delivered to Autodesk’s Chief Legal Officer or sent to Autodesk, Inc., One Market Street, Ste. 400, San Francisco, California 94105, Attention: Chief Legal Officer, and must be received by the Chief Legal Officer before the vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you can submit new voting instructions to your broker or other agent or you can attend the Annual Meeting and vote online with your control number.

Q: Who will bear the costs of soliciting votes for the Annual Meeting?
____________________________________________________________________________________________

A: Autodesk will bear all expenses of soliciting proxies, including the cost of preparing and mailing these proxy materials. Autodesk may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to

82 | AUTODESK, INC.

such beneficial owners. Directors, officers, and other employees of Autodesk also may solicit proxies in person or by other means of communication. These individuals may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation, but will not receive any additional compensation. Autodesk has engaged the services of D.F. King & Co., Inc., a professional proxy solicitation firm, to help us solicit proxies from stockholders, including certain brokers, trustees, nominees, and other institutional owners, for a fee of approximately $10,500 plus costs and expenses.

Q: Where can I find the voting results of the Annual Meeting?
____________________________________________________________________________________________

A: We intend to announce preliminary voting results at the Annual Meeting and expect to provide final results in a Current Report on Form 8-K within four business days of the Annual Meeting.

2024 Annual Meeting

Q: Why am I receiving these proxy materials?
____________________________________________________________________________________________

A: The Board is providing these proxy materials to you in connection with the solicitation of proxies for use at our 2024 Annual Meeting of Stockholders, to be held on Tuesday, June 18, 2024, at 3:00 p.m. Pacific Time, and at any adjournment, postponement, or other delay thereof for the purpose of considering and acting upon the matters set forth in this Proxy Statement. We are providing these materials to all of our stockholders through a Notice of Internet Availability of Proxy Materials (the “Notice”) unless a stockholder has specifically requested a full set paper copy of this Proxy Statement and our fiscal year 2024 Annual Report.

Q: What proposals will be voted on at the Annual Meeting?
____________________________________________________________________________________________

A: At the Annual Meeting, stockholders will be asked to vote:

1.To elect the eleven directors named in this Proxy Statement to serve for the coming year and until their successors are duly elected and qualified;
2.To ratify the appointment of Ernst & Young LLP as Autodesk's independent registered public accounting firm for the fiscal year ending January 31, 2025;
3.To hold a non-binding vote to approve the compensation of our named executive officers; and
4.To amend and restate our Amended and Restated Certificate of Incorporation to permit stockholders to call special meetings as specified in our Amended and Restated Bylaws, which would allow stockholders holding 25% or more of the voting power of our capital stock to call special meetings, and to eliminate inoperative provisions; and
5.To consider and vote upon a stockholder proposal, if properly presented at the Annual Meeting, to enable stockholders holding 15% or more of our common stock to call special meetings.

Q: Can I attend the Annual Meeting?
____________________________________________________________________________________________

A: Stockholders as of the Record Date will need to use their control number on their Notice of Internet Availability or proxy card to log into www.virtualshareholdermeeting.com/ADSK2024 to attend online and participate in the Annual Meeting. We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in. You will be able to ask questions and vote online by following the instructions at that website.

Q: Why did I receive a Notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set paper copy of this Proxy Statement and fiscal year 2024 Annual Report?
____________________________________________________________________________________________

A: We are once again relying on an SEC rule that allows companies to furnish their proxy materials over the internet rather than in paper form. This rule allows us to send all of our stockholders a Notice that explains how to access the proxy materials over the internet or how to request a paper copy of proxy materials. If you would prefer to
2024 Proxy Statement | 83

receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice. Proxy materials for our 2025 and future annual meetings of stockholders will be delivered to you by a Notice rather than in paper form unless you specifically request to receive printed proxy materials. We encourage stockholders to take advantage of electronic delivery to help reduce the cost and environmental impact of the annual meeting.

Q: Why did I receive a full set paper copy of this Proxy Statement in the mail and not a Notice Regarding the Internet Availability of Proxy Materials?
____________________________________________________________________________________________

A: Stockholders who previously requested full paper copies of the proxy materials are receiving paper copies again this year. If you would like to reduce the costs we incur in printing and mailing proxy materials, you can consent to receive all future proxy statements, proxy cards, and annual reports electronically via email or the internet. To sign up for electronic delivery, please follow the instructions provided on your proxy card or voting instruction form. Stockholders who hold shares through a bank, brokerage firm, or other agent may sign up for electronic delivery by contacting that broker or agent. We encourage stockholders to take advantage of electronic delivery to help reduce the cost and environmental impact of the annual meeting.

Q: How may I obtain a copy of Autodesk’s corporate governance documents?
____________________________________________________________________________________________

A: You can obtain a copy of the full text of the corporate governance documents discussed herein free of charge from www.autodesk.com under “Investor Relations - ESG - Corporate Governance.” We will also provide any of the foregoing information to a stockholder without charge upon written request.

Additional Information About the Proxy Materials

Q: What should I do if I receive more than one set of proxy materials?
____________________________________________________________________________________________

A: You may receive more than one Proxy Statement, proxy card, voting instruction card, or Notice. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each account. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date, and return each proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q: How may I obtain a separate Notice or a separate set of proxy materials and fiscal year 2024 Annual Report?
____________________________________________________________________________________________

A: If you share an address with another stockholder, it is possible you will not each receive a separate Notice or a separate copy of the proxy materials and fiscal year 2024 Annual Report. If you wish, you may request individual documents by sending an email to investor.relations@autodesk.com. Stockholders who share an address and receive multiple Notices or multiple copies of our proxy materials and fiscal year 2024 Annual Report can request to receive a single copy in the same manner.

84 | AUTODESK, INC.

Q: What is the mailing address for Autodesk’s principal executive offices?
____________________________________________________________________________________________

A: Autodesk’s principal executive offices are located at One Market Street, Ste. 400, San Francisco, California 94105. Any written requests for additional information, additional copies of the proxy materials and fiscal year 2024 Annual Report, notices of stockholder proposals, recommendations for candidates to the Board, communications to the Board, or any other communications should be sent to this address.

Our internet address is www.autodesk.com. The information posted on our website is not incorporated into this Proxy Statement.

Stockholder Proposals and Director Nominations for 2025 Annual Meeting

Q: How may I submit a proposal, director nomination, or present matters at next year’s stockholders meeting?
____________________________________________________________________________________________

A: You should comply with applicable Bylaws and SEC requirements, which are identified in the table below.

Submission	Rules and Requirements	Deadline
Stockholder proposals for inclusion in next year’s annual meeting proxy materials	SEC Rule 14a-8	No later than close of business (5:00 p.m. Pacific Time) on [Date]
Proxy Access Director Nominees	Section 2.5(d) of Bylaws	Between [Date] and close of business on [Date], assuming we do not change the date of our 2025 meeting date to be more than 25 days before or after the first anniversary of our 2024 Annual Meeting
Notice Provision for Other Items of Business or non-Proxy Access Director Nominees	Section 2.5(a) and (b) of Bylaws
Between February 18, 2025, and 5:00 pm Pacific time on March 20, 2025, assuming we do not change the date of our 2025 meeting to be more than 25 days before or after the first anniversary date of our 2024 Annual Meeting

Stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our Bylaws must comply with the additional requirements of Rule 14a-19(b). We encourage stockholders who wish to submit a proposal or nomination to seek independent counsel. Autodesk will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q: How do I submit a stockholder proposal and / or director nomination?
____________________________________________________________________________________________

A: All notices of proposals by stockholders should be emailed to board-administrator@autodesk.com or mailed to Autodesk, Inc., One Market Street, Ste. 400, San Francisco, California 94105, Attention: Chief Legal Officer.

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Other Matters

The Board does not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, shares of common stock represented by proxy will be voted in accordance with the discretion of the proxy holders.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Autodesk urges you to vote at your earliest convenience.

THE BOARD OF DIRECTORS
San Francisco, California
[Date]

A-86 | AUTODESK, INC.

Appendix A: Reconciliation of GAAP financial measures to non-GAAP financial measures

This Proxy Statement contains information regarding non-GAAP financial measures: non-GAAP income from operations and free cash flow. Non-GAAP income from operations is calculated as our income from operations adjusted to exclude stock-based compensation expense, amortization of developed technologies, amortization of purchased intangibles, acquisition-related costs, and lease-related asset impairments and other charges. Free cash flow represents cash flow provided by operating activities minus capital expenditures.

We believe that these non-GAAP financial measures are appropriate to enhance an overall understanding of our fiscal year 2024 performance in relation to the principal elements of Autodesk’s annual executive compensation program considered by the Compensation and Human Resources Committee, as described in the Compensation Discussion and Analysis section of this Proxy Statement.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States.

The following tables reflect Autodesk's GAAP results reconciled to non-GAAP results included in this Proxy Statement:
2024 Proxy Statement | A-1

	Fiscal Year Ended January 31,
	2024	2023
(in millions)	(Unaudited)
GAAP operating margin	21%	20%
Stock-based compensation expense	13%	13%
Amortization of developed technologies	1%	1%
Amortization of purchased intangibles	1%	1%
Acquisition-related costs	1%	—%
Lease-related asset impairments and other charges	—%	1%
Non-GAAP operating margin (1)	36%	36%

GAAP Income from operations	$1,128	$989
Stock-based compensation expense	703	660
Amortization of developed technologies	43	53
Amortization of purchased intangibles	41	40
Acquisition-related costs	33	10
Lease-related asset impairments and other charges	14	33
Non-GAAP income from operations	$1,962	$1,785

GAAP diluted net income per share	$4.19	$3.78
Stock-based compensation expense	3.26	3.03
Amortization of developed technologies	0.20	0.24
Amortization of purchased intangibles	0.19	0.18
Acquisition-related costs	0.15	0.05
Lease-related asset impairments and other charges	0.06	0.15
Loss on strategic investments and dispositions, net	0.15	—
Establishment (release) of valuation allowance on deferred tax assets	0.07	(0.18)
Discrete GAAP tax items	(0.15)	0.13
Income tax effect of non-GAAP adjustments	(0.52)	(0.75)
Non-GAAP diluted net income per share	$7.60	$6.63

Net cash provided by operating activities	$1,313	$2,071
Capital expenditures	(31)	(40)
Free cash flow	$1,282	$2,031
_______________
(1)Totals may not sum due to rounding.

A-2 | AUTODESK, INC.

Appendix B: Proposed Amended and Restated Certificate of Incorporation

~~Exhibit 3.1~~
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF

AUTODESK, INC.

~~(Pursuant to Sections 242 and 245 of the~~
~~General Corporation Law of the State of Delaware)~~

~~Carol A. Bartz and Marcia K. Sterling each hereby certifies:~~

~~FIRST: They are the Chief Executive Officer and Secretary, respectively, of~~ Autodesk, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”);,

~~SECOND: The original Certificate of Incorporation of this corporation, originally filed on May 10, 1994, together with all subsequent amendments thereto, is hereby amended and restated in its entirety to read as follows:~~

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Autodesk, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on May 10, 1994.

SECOND: That this Amended and Restated Certificate of Incorporation of this corporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

THIRD: That the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

ARTICLE I

The name of this corporation is Autodesk, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

Section 1. Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated respectively Common Stock and Preferred Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is Seven Hundred Fifty Million (750,000,000) shares of Common Stock, $0.01 par value (the “Common Stock”), and Two Million (2,000,000) shares of Preferred Stock, $0.01 par value (the “Preferred Stock”). ~~Of the Preferred Stock, 750,000 shares are hereby designated as Series A Participating Preferred Stock, par value $0.01 per share (the “Series A Participating Preferred Stock”).~~

Section 2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions, the dividend rights,
2024 Proxy Statement | B-1

dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

~~Section 3. Series A Participating Preferred Stock. The relative rights, preferences, privileges and restrictions of the Series A Participating Preferred Stock are as follows:~~

~~(a) Dividends and Distributions.~~

~~(i) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after December 14, 1995 (the “Rights Dividend Declaration Date”) (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.~~

~~ii. The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (i) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).~~

~~iii. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.~~

~~(b) Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:~~

B-2 | AUTODESK, INC.

~~(i) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.~~

~~(ii) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.~~

~~(iii) Except as required by law, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.~~

~~(c) Certain Restrictions.~~

~~(i) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Participating Preferred Stock as required by Section 3(a) hereof.~~

~~(ii) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 3(a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:~~

~~(A) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;~~

~~(B) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;~~

~~(C) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock;~~

~~(D) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.~~

~~(iii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (i) of this Section 3(c), purchase or otherwise acquire such shares at such time and in such manner.~~

~~(d) Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.~~
2024 Proxy Statement | B-3

~~(e) Liquidation, Dissolution or Winding Up.~~

~~(i) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received $1,000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (A) the Series A Liquidation Preference by (B) 1,000 (as appropriately adjusted as set forth in subparagraph (iii) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (B), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.~~

~~(ii) In the event, however, that there are not sufficient assets available to permit payment in full to the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.~~

~~(iii) In the event the Corporation shall at any time after the Rights Dividend Declaration Date (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.~~

~~(f) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.~~

~~(g) No Redemption. The shares of Series A Participating Preferred Stock shall not be redeemable.~~

~~(h) Ranking. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.~~

~~(i) Amendment. This Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.~~

B-4 | AUTODESK, INC.

~~(j) Fractional Shares. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.~~
ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI
The election of directors need not be by written ballot unless a stockholder demands election by written ballot at a meeting of stockholders and before voting begins or unless the Bylaws of the Corporation shall so provide.

ARTICLE VII
The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

ARTICLE VIII
In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

To the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X
At the election of directors of the Corporation, each holder of stock of any class or series shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE XI
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. Subject to the terms of any series of Preferred Stock, special meetings of the stockholders may be called only by (i) the Board of Directors of acting pursuant to a resolution adopted by a majority of the whole Board of Directors; (ii) the chairman of the Board of Directors; (iii) the chief executive officer of the Corporation or the president of the Corporation (in the absence of the chief executive officer); or (iv) the chairman of the Board of Directors or the chief executive officer of the Corporation at the written request of one or more stockholders of record who have delivered such request in accordance with and subject to the procedures and conditions and any other provisions set forth in the Bylaws of the Corporation (as amended from time to time). Special meetings of stockholders may not be called by any other person or persons. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

~~Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.~~ The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

2024 Proxy Statement | B-5

~~THIRD: This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with Sections 242 and 245 of the General Corporation Law.~~

~~FOURTH: This Amended and Restated Certificate of Incorporation has been duly approved, in accordance with Section 242 of the General Corporation Law, by vote of the holders of a majority of the outstanding stock entitled to vote thereon.~~

[remainder of page left blank]

B-6 | AUTODESK, INC.

IN WITNESS WHEREOF, ~~the undersigned have executed~~ this Amended and Restated Certificate of Incorporation ~~on this 19~~th has been duly executed by a duly authorized officer of this corporation on this [_] day of ~~Sept.~~[ ], ~~2005~~2024.

~~/s/ Carol A. Bartz Carol A. Bartz~~
~~Carol A. Bartz~~
~~Chief Executive Officer~~

~~/s/ Marcia K. Sterling~~
~~Marcia K. Sterling~~
~~Secretary~~

/s/
[NAME]
[Title]

2024 Proxy Statement | B-7

Appendix C: Proposed Amended and Restated Bylaws Section 2.3

2.3     ~~1.3SPECIAL~~SPECIAL MEETING.

(a)    ~~(a)~~A special meeting of the stockholders may be called at any time only by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board, the chairman of the board, the chief executive officer or the president (in the absence of a chief executive officer), or the chairman of the board or the chief executive officer at the written request of one or more stockholders of record who have (or who are acting on behalf of beneficial owners who have) an aggregate net long position (as determined below) representing not less than 25 percent of the voting power of the outstanding shares of capital stock of the corporation as of the Ownership Record Date (as defined below)(such aggregate net long position, the “Required Percentage”), but a special meeting may not be called by any other person or persons. For purposes of this Section 2.3 and for determining the Required Percentage, net long position shall be determined in accordance with Rule 14e-4 under the Exchange Act (defined below) with respect to each stockholder requesting a special meeting and each beneficial owner who is directing a stockholder to act on such owner’s behalf (each stockholder and beneficial owner, a “party”), provided that (A) for purposes of such definition, in determining such party’s “short position,” the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the Ownership Record Date (as defined below), and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the corporation’s common stock on the principal U.S. exchange upon which the corporation’s common stock is listed on such record date (or, if such date is not a trading day, the next succeeding trading day) and (B) the net long position of such party (and the voting power attributable thereto) shall be reduced by the number of shares of the corporation’s capital stock (and the voting power represented thereby) as to which the board of directors determines that such party does not, or will not, have the right to vote or direct the voting of at the special meeting or as to which the board of directors determines that such party has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. The board of directors, acting pursuant to a resolution adopted by a majority of the Whole Board, may cancel, recess, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(b)    ~~(b)~~The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of a majority of the Whole Board, the chairman of the board, the chief executive officer or the president (in the absence of a chief executive officer). Nothing contained in this Section ~~2.3(b)~~2.3(b) shall be construed as limiting, fixing, or affecting the time when a special meeting of stockholders called by action of the board may be held.

(c)    Written Requests to Call a Special Meeting.

(i)    General. Each written request of stockholders to call a special meeting shall be delivered to the secretary of the corporation and shall include the following: (1) the signature of the stockholder of record submitting such request and the date that such request was signed; (2) the text of each business proposal desired to be submitted for stockholder approval at the special meeting (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these bylaws); and (3) as to the beneficial owner, if any, directing such record stockholder to sign the written request to call a special meeting and as to such record stockholder (unless such record stockholder is acting solely as a nominee for a beneficial owner) (each such beneficial owner and each record stockholder who is not acting solely as a nominee, a “Requesting Party”): (A) the name and address of each Requesting Party; (B) all of the information required to be disclosed pursuant to clause (ii) of Section 2.5(a) (which information shall be updated and supplemented by each Requesting Party not later than ten (10) days after the record date for determining the record stockholders entitled to notice of the special meeting (such record date, the “Meeting Record Date”) to disclose the foregoing information as of the Meeting Record Date and as of the date that is ten (10) days prior to the special meeting or any adjournment or postponement thereof, which shall be received by the secretary of the corporation not later than the fifth (5th) day before the special meeting); (C) with respect to each business proposal to be submitted for stockholder approval at the special meeting, a representation as to whether any Requesting Party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the corporation required under applicable law to carry such proposal (such statement, a “Solicitation Statement”); and (D) any additional information necessary to verify the net long position of such Requesting Party (including such information for the one-year period prior to the Ownership Record Date). Each time that a Requesting Party’s net long position
2024 Proxy Statement | C-1

decreases following the delivery of the foregoing information to the secretary of the corporation, such Requesting Party shall notify the corporation of his, her or its decreased net long position, together with all information necessary to verify such position, within ten (10) days of such decrease or as of the fifth (5th) day before the special meeting, whichever is earlier.

(ii)    Beneficial Owners. A beneficial owner who wishes to deliver a written request to call a special meeting must cause the nominee or other person who serves as the stockholder of record of such beneficial owner’s stock to sign the written request to call a special meeting. If a stockholder of record is the nominee for more than one beneficial owner of stock, then the stockholder of record may deliver a written request to call a special meeting solely with respect to the capital stock of the corporation owned by the beneficial owner who is directing the record stockholder to sign such written request to call a special meeting.

(iii)    Ownership Record Date. Any stockholder of record (whether acting for him, her or itself, or at the direction of a beneficial owner) shall, by written notice to the secretary of the corporation, demand that the board of directors fix a record date to determine the stockholders who are entitled to deliver a written request to call a special meeting (such record date, the “Ownership Record Date”). A written demand to fix an Ownership Record Date shall include all of the information that must be included in a written request to call a special meeting as of the date of the demand for the record date, as set forth in this Section 2.3(c). The board of directors may fix the Ownership Record Date within ten (10) days of the secretary of the corporation’s receipt of a valid demand to fix the Ownership Record Date. The Ownership Record Date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the Ownership Record Date is adopted by the board of directors. If an Ownership Record Date is not fixed by the board of directors, then the Ownership Record Date shall be the date that the first written request to call a special meeting is received by the secretary of the corporation with respect to the proposed business to be submitted for stockholder approval at a special meeting.

(iv)    Invalid Requests. The secretary of the corporation shall not accept, and shall consider ineffective, a written request to call a special meeting: (A) that does not comply with the preceding provisions of this Section 2.3; (B) that relates to an item of business that is not a proper subject for stockholder action under applicable law; (C) that is received by the secretary of the corporation (1) later than the sixtieth (60th) day after the earliest date that a written request to call a special meeting was received by the secretary of the corporation relating to an identical or substantially similar item (such item, a “Similar Item”) and (2) before the one-year anniversary of such earliest date; (D) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the secretary of the corporation receives such written request to call a special meeting; or (E) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the secretary of the corporation of such written request to call a special meeting.

(v)    Revocations.

(A) A record stockholder may revoke a request to call a special meeting at any time before the special meeting by sending written notice of such revocation to the secretary of the corporation

(B) All written requests for a special meeting shall be deemed revoked: (1) upon the first date that, after giving effect to revocation(s) and notices of net long position decreases (pursuant to Section 2.3(c)(v)(A) and the final sentence of Section 2.3(c)(i), respectively), the aggregate net long position of all of the Disclosing Parties who are listed on the unrevoked written requests to call a special meeting with respect to a Similar Item decreases such that the voting power of the corporation’s capital stock attributable (pursuant to this Section 2.3) to such Requesting Parties is less than the Required Percentage; (2) if any Requesting Party who has provided a Solicitation Statement with respect to any business proposal to be submitted for stockholder approval at such special meeting does not act in accordance with the representations set forth therein; or (3) if any Requesting Party does not timely provide the updated or supplemental information required by Section 2.3(c)(i).

(C) If a deemed revocation of all written requests to call a special meeting has occurred after the special meeting has been called by the chairman of the board or the chief executive officer, then the board of directors shall have the discretion to determine whether or not to proceed with the special meeting.

C-2 | AUTODESK, INC

PRELIMINARY COPY

AUTODESK, INC.
ONE MARKET, STE. 400
SAN FRANCISCO, CA 94105

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ADSK2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V42673-P11185 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

AUTODESK, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Andrew Anagnost	☐	☐	☐
1b. Karen Blasing	☐	☐	☐
1c. Reid French	☐	☐	☐
1d. Dr. Ayanna Howard	☐	☐	☐
1e. Blake Irving	☐	☐	☐
1f. Mary T. McDowell	☐	☐	☐
1g. Stephen Milligan	☐	☐	☐
1h. Lorrie M. Norrington	☐	☐	☐
1i. Betsy Rafael	☐	☐	☐
1j. Rami Rahim	☐	☐	☐
1k. Stacy J. Smith	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

The Board of Directors recommends you vote AGAINST proposal 5.

NOTE: The proxy holders will vote, in their discretion, on any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY COPY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V42674-P11185

2024 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AUTODESK, INC.

The undersigned stockholder of AUTODESK, INC. ("Autodesk"), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated [Date], 2024, and hereby appoints Andrew Anagnost and Ruth Ann Keene, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2024 Annual Meeting of Stockholders of Autodesk to be held virtually on June 18, 2024, at 3:00 p.m. Pacific Time, at www.virtualshareholdermeeting.com/ADSK2024, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form.

This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted (1) FOR the election of the nominees named in the Proxy Statement to Autodesk's Board of Directors, (2) FOR the ratification of the appointment of Ernst & Young LLP as Autodesk's independent registered public accounting firm for the fiscal year ending January 31, 2025, (3) FOR the approval, on an advisory (non-binding) basis, of the compensation of Autodesk's named executive officers, (4) FOR the proposal to amend and restate our Amended and Restated Certificate of Incorporation to permit stockholders to call special meetings as specified in our Amended and Restated Bylaws, which would allow stockholders holding 25% or more of the voting power of our capital stock to call special meetings, and to eliminate inoperative provisions, and (5) AGAINST the stockholder proposal to allow stockholders to call special meetings.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side